                                                                    EXHIBIT 10.1




                           LIMITED LIABILITY COMPANY

                                   AGREEMENT

                                       OF

                                  IRIDIUM LLC

                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                  IRIDIUM LLC


         LIMITED LIABILITY COMPANY AGREEMENT of IRIDIUM LLC ("LLC") dated as of July 29, 1996 among the undersigned.

         WHEREAS, the Members are forming a limited liability company pursuant to the terms and provisions of this Agreement and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq. as amended from time to time (the "Delaware Act");

         WHEREAS, On June 14, 1993, Iridium, Inc. was formed as a corporation under the laws of the State of Delaware and commenced operations on July 29, 1993;

         WHEREAS, the stockholders of Iridium, Inc. have determined that it is advantageous and desirable, for tax and other reasons, to conduct the business of Iridium in a limited liability company;

         WHEREAS, on July 29, 1996, Iridium, Inc. was merged with and into LLC (the "LLC Merger") pursuant to 8 Del.C. Section 264 with LLC as the surviving entity; and

         WHEREAS, certain terms shall have the meanings assigned in ARTICLE XII hereof;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                               GENERAL PROVISIONS

         Section 1.01     Formation and Name

         The name of LLC is Iridium LLC. The business of LLC may be conducted under any other name deemed necessary or desirable by the Class 1 Members in order to comply with local law.

         The parties hereto agree to form LLC and enter into this Agreement, and do hereby form LLC and enter into this Agreement, pursuant to the provisions of the Delaware Act and for the purposes hereinafter described and agree that the rights and liabilities of the Members shall be as provided in the Delaware Act except as provided herein.

         Section 1.02     Place of Business and Office:
                          Registered Agent

         LLC shall maintain a registered office in the State of Delaware at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The principal executive office of LLC shall be 1401 H Street, N.W., Washington, D.C. 20006 or such other place as the Board of Directors may determine. The name and address of LLC's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         Section 1.03     Purpose of LLC

         LLC is organized for the purpose of acquiring, owning and managing the low-earth orbit satellite space system to be delivered under the Space System Contract, and any successor or replacement space system, and the management of the access to any use of such space system by the Members and/or their Affiliates through their Gateways and/or their Service Providers and by others and the engagement in activities necessary, appropriate or incidental to the foregoing.

         Section 1.04     Fiscal Year

         The fiscal year of LLC (the "Fiscal Year") shall be fixed by resolution of the Class 1 Members.

         Section 1.05     Directors:  Number, Appointment,
                          Removal, Qualifications, Etc.

         (a) Board of Directors. There shall initially be a Board of Directors comprised of 23 Directors, which number may be changed, subject to the rights of the Class 2 Members, as determined from time to time by the Class 1 Members. Each Class 1 Member owning at least 70,000 Class 1 Interests shall be a Director (accordingly, each such Class 1 Member shall appoint a representative who will represent it on the Board of Directors and who shall be the Director in respect of such Class 1 Member for purposes of this Agreement) and in addition shall be entitled to designate one Director for each additional 70,000 Class 1 Interests owned by such Class 1 Member. In addition, two or more Class 1 Members may aggregate their Class 1 Interests and appoint a Director for each 70,000 Class 1 Interests owned by such Class 1 Members in the aggregate. The persons listed in Annex A hereto as Directors are hereby designated by the Class 1 Member(s) set forth next to such Director's name as the initial Board of Directors of LLC. In addition, the chairman of the Board of Directors and the vice chairman and chief executive officer elected pursuant to Section 2.03 shall be a Director and a member of the Board of Directors.
The business address of each Director is set forth opposite his name on Annex A hereto. Directors appointed pursuant to this Agreement shall be managers for purposes of the Delaware Act. During the Iridium Bermuda Special Rights Period, and notwithstanding the second and third sentences of this Section 1.05(a), Iridium Bermuda shall be entitled to designate two Directors. No Director designated by Iridium Bermuda shall be an employee or Affiliate of Motorola or any other Member owning more than five percent of the outstanding Class 1 Membership Interests.

         (b) Alternate Directors. The Member(s) who are or who have appointed a Director under Section 1.05(a) may appoint an alternate Director to act for and fulfill the obligations of such Director in the event that such Director is unable to attend any meeting of the Board of Directors or any committee thereof. Any such alternates are listed on Annex A hereto or if appointed after the date hereof shall be specified in writing by such Member to the secretary of LLC. Any appointment of an alternate Director may be changed by the Member(s) by providing written notice of such change to the secretary of LLC.

         (c) Removal and Resignation. A Director may be removed with or without cause by the Member who appointed such Director by providing written notice of such removal to the secretary of LLC and to each Member. A Director may not otherwise be removed. If, as a result of the removal, resignation or death of any member of the Board of Directors, a vacancy occurs in the Board of Directors, such vacancy shall be filled by the Member(s) who appointed such Director by written notice to the secretary of LLC and to each Member of the name of the new Director who shall fill such vacancy (such notice may be included with notice of removal as provided by the preceding sentence).

         (d) Assumption and Acceptance of Powers and Duties. Any Director designated pursuant to this Section 1.05, and any alternate acting for such Director, shall assume the powers, duties and obligations of a Director as provided under this Agreement and of a director under the Delaware Act and shall be subject to the terms hereof. Any person designated as a Director and any alternate shall be deemed to have agreed to accept such Director's rights and authority hereunder and to perform and discharge such Director's duties and obligations hereunder by performing any act in the capacity of Director hereunder (including but not limited to participating in any meeting of the Board of Directors or executing any written consent of the Board of Directors), and such rights, authority, duties and obligations hereunder shall continue until such Director's successor is designated or until such Director's earlier resignation or removal in accordance with this Agreement.

         Section 1.06     Members

         (a) Initial Members. The initial Members of LLC, their business addresses and their respective Interests shall be as set forth in Annex B hereto. The initial Members shall become Members upon the filing of the certificate of formation of LLC and the execution of this Agreement by such Members.

         (b) Rights and Obligations. A Member shall have the rights, powers, duties and obligations provided herein for a Member.

         (c) Investment Company Restrictions. Each Member organized in the United States covenants and agrees that it will not make a public offering of its own securities if as a result of such offering, LLC will become an entity controlled by an investment company registered under the Investment Company Act of 1940.

         (d) Annual Meetings. An annual meeting of the Class 1 Members shall be held each year within 120 days after the close of the immediately preceding fiscal year of LLC for the purpose of conducting such proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of LLC; provided, that if the president does not act, the Board of Directors shall determine the date, time and place of such meeting. At such annual meetings, each Member shall provide notice to the secretary of LLC and the other Member of the names of the Director(s) such Member is entitled to appoint and each person so named shall serve as Director until a substitute shall be appointed at the next annual meeting or pursuant to
Section 1.05(c).

         (e) Special Meetings. Special meetings of Members may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Board of Directors, the chairman of the Board of Directors, the vice chairman and chief executive officer, the president or the holders of not less than a majority of the Class 1 Interests outstanding.

         (f) Place of Meetings. The Directors may designate any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of LLC.

         (g) Notice. Whenever Members are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each Member entitled to vote at such meeting and to each Director not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Directors, the chairman of the Board of Directors, the vice chairman and chief executive officer, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Member at his, her or its address as the same appears on the records of LLC. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         (h) Members List. The officer having charge of the records referred to in Section 2.07 shall make, at least 10 days before every meeting of the Members, a complete list of the Members entitled to vote at such meeting arranged in alphabetical order, showing the address of each Member and the Interest of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

         (i) Quorum. The holders of a majority of the Interests entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members. If a quorum is not present, the holders of a majority of the Interests present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if LLC shall then have outstanding Interests of more than one class or series) voting as a class, the holders of a majority of the Interests of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to commence a meeting of Members, it is not broken by the subsequent withdrawal of any Members or their proxies.

         (j) Adjourned Meetings. If at any meeting of Members there shall be, with respect to a particular matter, less than a quorum present, the Members present in person or by proxy and entitled to vote thereat on such matter may without further notice, following the completion of such action, if any, with respect to other matters as the Members present in person or by proxy and constituting a quorum to vote thereat on such matters desire to take, adjourn the meeting from time to time until a quorum with respect to such matter shall be present. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting LLC may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

         (k) Vote Required. When a quorum is present, the affirmative vote of the majority of Interests present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of Interests of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the question is one upon which by express provisions of an applicable law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

         (l) Proxies. Each Member entitled to vote at a meeting of Members or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the membership Interest itself or an interest in LLC
generally.   Any proxy is suspended when the person executing the proxy is present at a meeting of Members and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the Members, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no Interests may be represented or voted under a proxy that have been found to be invalid or irregular.

         (m) Action by Written Consent. Unless otherwise provided in the Delaware Act, any action required to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Members who signed the consent or consents, shall be signed by the holders of not less than the minimum Interests that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted and shall be delivered to LLC by delivery to its registered office in the State of Delaware, or LLC's principal place of business, or an officer or agent of LLC having custody of the book or books in which proceedings of meetings of the Members are recorded. Delivery made to LLC's registered office shall be by hand or by certified or registered mail, return receipt requested; provided, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take any action referred to therein unless, within 60 days of the earliest dated consent delivered to LLC as required by this section, written consents signed by the holders of Interests sufficient to take such action are so recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing. Any action taken pursuant to such written consent or consents of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

         (n) Record Dates. For purposes of determining the Members entitled to notice of or to vote at a meeting of Members or to give approvals without a meeting as provided in Section 2.03(l), the Board of Directors may set a record date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Directors to give such approvals.

         (o) Communications Equipment. The Members may participate in and act at any meeting of such Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting pursuant to this section shall constitute presence in person at the meeting.

         Section 1.07     Liability of Members and Directors

         No Member or Director shall have any liability under this Agreement or under the Delaware Act except as provided in Section 1.08 or elsewhere herein or as required by the Delaware Act. Except as required by the Delaware Act, the debts, obligations and liabilities of LLC, whether arising in contract, tort or otherwise (including without limitation those arising as member, owner or shareholder of another company, partnership or entity), shall be solely the debts, obligations and liabilities of LLC, and no Member or Director shall be obligated personally for any such debt, obligation or liability of LLC solely by reason of being a Member or acting as a Director of LLC. No Member or Director shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member or Director.

         Section 1.08     Certain Duties and Liabilities of
                          Members and Directors

         (a) Duties of Members and Directors. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to LLC and to the Members by the Directors and officers of LLC, and any such duties that may be owed by any Member or by any Affiliates of any Member, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its directors and officers and any such duties that may be owed to such corporation by any similarly situated stockholder or affiliate thereof, respectively; provided, that a Director shall not be liable as a Director if such Director would not have had liability if LLC were a corporation subject to the Delaware General Corporation Law as the same exists or may hereafter be amended and had in its certificate of incoroporation the same provision as Article X of the Certificate of Incorporation of Iridium, Inc., a Director shall not be liable to LLC or its Members for monetary damages for a breach of fiduciary duty as a Director and any repeal or modification of this Section 1.08(a) shall not adversely affect any right or protection of a Director of LLC existing at the time of such repeal or modification.

         (b) Limitations on Liability of Members, Directors and Officers. To the extent that any Member, Director or officer has duties (including fiduciary duties) and liabilities relating thereto to LLC or to a Member, (1) any such Member, Director or officer acting under this Agreement shall not be liable to LLC or to any such other Member for the Member's or Director's good faith reliance on the provisions of this Agreement, the records of LLC and such information, opinions, reports or statements presented to LLC by any of LLC's officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of LLC, and (2) the Member's, Director's or officer's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of the Members, Directors or officers otherwise existing at law or in equity.

         Section 1.09     Reliance by Third Parties

         Persons dealing with LLC are entitled to rely conclusively upon the power and authority of the Directors and officers as herein set forth. Persons dealing with LLC are entitled to rely conclusively upon a certificate of any secretary or assistant secretary as to the incumbency of any Director, officer or other personnel of LLC.

         Section 1.10     Organizational Expenses

         LLC shall be solely responsible for the expenses of organizing LLC.

         Section 1.11     Seal of LLC

         The Board of Directors may adopt a seal, alter such seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

         Section 1.12     Ratification and Authorization
                          of Certain Actions

         The actions of the officers of LLC, including the preparation of the Merger Agreement, with respect to the formation of LLC and the LLC Merger are hereby ratified and approved and such officers are further authorized to execute and deliver the Merger Agreement simultaneously herewith and upon such execution and delivery to file a corresponding Certificate of Merger in the office of the Secretary of State of the State of Delaware.

                                   ARTICLE II

                        MANAGEMENT AND OPERATIONS OF LLC

         Section 2.01     Power and Authority of Members

         The Members shall manage LLC only through their designated Directors on the Board of Directors and the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind LLC in connection with any matter.

         Section 2.02     Power and Authority of Directors

         The business and affairs of LLC shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in this Agreement. The Board of Directors shall have the power on behalf and in the name of LLC to carry out any and all of the objects and purposes of LLC contemplated by Section 1.03 and to perform all acts which they may deem necessary or advisable in connection therewith.

         The Members agree that all determinations, decisions and actions made or taken by the Board of Directors (or their designee(s)) shall be conclusive and absolutely binding upon LLC, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives.

         Section 2.03     Directors:  Meetings, Committees, and Delegation

         (a) Annual and Special Meetings. An annual meeting of the Board of Directors shall be held without other notice than this provision immediately after, and at the same place as, the annual meeting of Members (or execution by all Class 1 Members of a unanimous written consent in lieu thereof). At the annual meeting of the Board of Directors, the Directors shall, by resolution duly adopted by a majority of the Directors present and voting, elect a chairman of the Board of Directors and shall elect a vice chairman and chief executive officer who, in accordance with Section 2.05(g), shall also serve as chief executive officer of LLC. During the Iridium Bermuda Special Rights Period, the Board of Directors shall, by resolution duly adopted by a majority of the Directors present and voting, elect one of the Directors designated by Iridium Bermuda as a vice chairman of the Board of Directors, such vice chairman to be responsible for such matters as shall be designated by the Board of Directors from time to time. Regular meetings, other than the annual meeting, of the Board of Directors shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of any Director on at least 48 hours notice to each Director, either personally, by telephone, by mail or by telegraph. One-half of the total number of Directors shall constitute a quorum for the transaction of business. The vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a previous resolution of the Board of Directors requires a majority greater than one-half (a "supermajority") to take such action, in which case the vote of such supermajority shall be the act of the Board of Directors; such supermajority requirement shall remain in effect unless amended by a vote of the supermajority of Directors; provided, however, that at any meeting held during any period in which Directors have been elected by holders of Series C Class 2 Interests, in their capacity as such, the vote required to approve any merger, liquidation, sale, lease, conveyance or transfer of LLC or all or substantially all of its assets or to approve or recommend to the Members any changes in the capital structure or in the rights of any interests or security of LLC or to approve the incurrence of any debt of LLC which debt would exceed $10,000,000 or any amendments to this Agreement which would have a material effect on any of the Members, shall require the affirmative vote of 66 2/3% of all of the directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         (b) Representation of Certain Members. LLC shall give each of Raytheon Company ("Raytheon") and Lockheed Martin Corporation ("Lockheed Martin") (in each case so long as it has complied in all material respects with the terms of this Agreement and has not Transferred any of its Class 1 Interests other than in a Transfer referred to in clause (i) of the definition of Exempt Transfer in the 1993 Stock Purchase Agreement) written notice of each meeting of the Board of Directors at the same time and in the same manner as notice is given to the Directors, and LLC shall permit a representative of each of Raytheon and Lockheed Martin to attend as a non-participating observer all meetings of the Board of Directors; provided, that in the case of telephonic meetings conducted in accordance with this Agreement and applicable law, each of Raytheon and Lockheed Martin need receive only actual notice thereof at least 48 hours prior to any such meeting, and each of their representatives shall be given the opportunity to listen to such telephonic meetings. Raytheon and Lockheed Martin shall designate in writing to LLC their respective representatives under this Section 2.03(b) (which representatives upon written notice to LLC can be changed by the appointing party from time to time). Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to Directors in connection with such meetings at the same time such materials and information are given to the Directors. If LLC proposes to take any action by written consent in lieu of a meeting of the Board of Directors, LLC shall give written notice thereof to each of the representatives of Raytheon and Lockheed Martin prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

         (c) Committees. The Board of Directors may, by resolution passed by a majority of all the Directors, designate one or more committees, in addition to those provided for in this Agreement, each committee to consist of one or more of the Directors, which to the extent provided in such resolution or this Agreement shall have and may exercise the powers of the Board of Directors in the management and affairs of LLC except as otherwise limited by law; provided, that no such committee of the Board of Directors shall have the power or authority to amend this Agreement (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of Interests adopted by the Board of Directors, fix the designations and any of the preferences or rights of such Interests relating to distributions, redemption, dissolution, any distribution of assets of LLC or the conversion into, or the exchange of such Interests for, Interests of any other class or classes or any other series of the same or any other class or classes of Interests of LLC or fix the aggregate number of Interests comprising any series of Interests or authorize the increase or decrease of the aggregate number of Interests comprising any series of Interests), adopting any agreement of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of LLC's property and assets, recommending to the Members a dissolution of LLC or revocation of a dissolution; and, unless a resolution of the Board of Directors or this Agreement expressly so provides, no such committee shall have the power or authority to declare a dividend or other distribution or to authorize the issuance of Interests. The Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified Director at any meeting of such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. During the Iridium Bermuda Special Rights Period, one Director designated by Iridium Bermuda shall be a member of each committee of the Board of Directors.

         (d) Committee Rules. Each committee of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a committee member and that committee member's alternate, if alternates are designated by the Board of Directors as provided in Section 2.03(c), of such committee is or are absent or disqualified, the committee member or members present at any meeting and not disqualified from voting, whether or not such committee member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified committee member.

         (e) Audit Committee. There shall be an audit committee of the Board of Directors and the audit committee shall consist of not fewer than two
(2) Directors as shall from time to time be appointed by resolution of the Board of Directors. No Director who is an Affiliate of LLC or an officer or an employee of LLC or any subsidiary of LLC shall be eligible to serve on the audit committee. The audit committee shall review and, as it shall deem appropriate, recommend to the Board of Directors internal accounting and financial controls for LLC and accounting principles and auditing practices and proce dures to be employed in the preparation and review of financial statements of LLC. The audit committee shall make recommendations to the Board of Directors concerning the engagement of independent public accountants to audit the annual financial statements of LLC and the scope of the audit to be undertaken by such accountants.

         (f) Compensation Committee. There shall be a compensation committee of the Board of Directors and the compensation committee shall consist of not fewer than three Directors as from time to time shall be appointed by resolution of the Board of Directors. No Director who is an Affiliate of LLC or an officer or an employee of LLC or any subsidiary of LLC shall be eligible to serve on the compensation committee. The compensation committee shall review and, as it deems approriate, recommend to the president and the Directors policies, practices and procedures relating tot he compensation of managerial employees and the establishment and administration of employee benefit plans. The compensation committee shall have and exercise all authority under any employee stock option plans of LLC as the committee therein (unless the Board of Directors by resolution appoints any other committee to exercise such authority), and shall advise and consult with the officers of LLC as may be requested regarding managerial personnel policies.

         (g) Related Party Contract Committee. There shall be a related party contract committee of the Board of Directors (the "Contract Committee") and the Contract Committee shall consist of all Directors other than any Director who is a director, officer, employee of, or person designated as a Director by, Motorola, Inc. ("Motorola"), Lockheed Martin or Raytheon; provided, however, that (i) any such Director so designated by Motorola shall be added to the Contract Committee at such time as Motorola ceases to be a party to the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract or such contracts are terminated (other than as a result of a breach by Motorola), (ii) any such Director so designated by Lockheed Martin shall be added to the Contract Committee at such time as Lockheed Martin and its Affiliates cease to be subcontractors to Motorola in connection with the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract and (iii) any such Director so designated by Raytheon shall be added to the Contract Committee at such time as Raytheon and its Affiliates cease to be subcontractors to Motorola in connection with the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract. The Contract Committee shall have the authority on behalf of LLC to review and monitor the Space System Contract, the O&M Contract, and the Terrestrial Network Development Contract and, as it deems appropriate, cause LLC to enforce its rights thereunder and propose amendments, waivers and/or modifications thereto (it being understood that the Space System Contract, the O&M Contract, and the Terrestrial Network Development Contract can be amended only in accordance with the terms thereof or by mutual consent of the parties thereto). A resolution adopted by the Contract Committee, if within the above-described authority of the Contract Committee, shall be deemed to be a resolution adopted by the Board of Directors as if approved by a majority of the Directors then in office.

         (h) Banking and Financing Committee. There shall be a banking and financing committee of the Board of Directors and the banking and financing committee shall consist of not fewer than eight (8) Directors as shall from time to time be appointed by resolution of the Board of Directors. A quorum of the banking and financing committee shall require the presence at any meeting of such committee of at least five (5) members thereof. The banking and financing committee shall (i) deal with important decisions concerning future financings of LLC in the interim period between meetings of the Board of Directors, (ii) consult with and advise management on future financing strategy and direction, (iii) review debt and equity financing proposals submitted by LLC's financial advisors and make recommendations to the Board of Directors with respect thereto, (iv) supervise generally the financial affairs of LLC,
(v) supervise the investment of idle funds of LLC, and (vi) exercise such other powers delegated by the Board of Directors regarding the implementation of financing plans approved by the Board of Directors. Subject to the authority of the Board of Directors, the banking and financing committee is authorized to exercise all the powers and authority of the Board of Directors in all matters related to the future financing of LLC.

         (i) Communications Equipment. The Directors or any committee thereof may participate in and act at any meeting of such Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

         (j) Waiver of Notice and Presumption of Assent. Any Director or any member of a committee of the Board of Directors who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of LLC immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

         (k) Initial Committee Members. The initial members of the audit committee, the compensation committee, the related party contracts committee and the banking and financing committee shall be the same Directors who served on such committees of the Board of Directors of Iridium, Inc. as of the date of the LLC Merger.

         (l) Action by Written Consent. Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the Directors or members of the committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         (m) Tax Consequences to the Members. At the request of any Director, the Board of Directors shall consider, as part of any determination, decision or action, the tax consequences to the Members that result from any proposed action by LLC.

         (n) Resolutions. The resolutions of the Board of Directors of Iridium, Inc. are hereby adopted by LLC with only such changes as are necessary to reflect LLC as the successor to Iridium, Inc.

         Section 2.04     Compensation of the Directors

         No Director shall be entitled to any compensation for services as Director.

         Section 2.05     Officers

         (a) Establishment, Nomination and Election. The officers of LLC shall be nominated by the chairman of the Board of Directors and elected by the Directors and shall consist of a chief executive officer, a president, one or more vice-presidents, a chief operating officer, a chief financial officer, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the chairman of the Board of Directors.
Any number of offices may be held by the same person. In their discretion, the Directors may choose not to fill any office for any period as they may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible. The initial officers of LLC are set forth in Annex A.

         (b) Election and Term of Office. The officers of LLC shall be so nominated and elected annually by the Board of Directors at their first meeting held after each annual meeting of Members or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         (c) Removal. Any officer or agent elected by the Directors may be removed by the Directors whenever in their judgment the best interests of LLC would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         (d) Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term by the Directors then in office.

         (e) Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of LLC.

         (f) Chairman of the Board. The chairman of the Board of Directors shall be selected according to the terms set forth in Section 2.03(a). He shall preside at all meetings of the Board of Directors and Members. The chairman of the Board of Directors shall also counsel the vice chairman and cheif executive officer, when appropriate, and shall perform such other duties as may be prescribed byn the Board of Directors or provided in this Agreement.

         (g) Vice Chairman and Chief Executive Officer. The vice chairman and chief executive officer shall serve as both the chief executive officer and a director and shall be selected as provided in Section 2.03(a). He shall in general supervise and control all the business affairs of LLC, subject to the powers of the Board of Directors. In the absence of the chairman of the Board of Directors, he shall preside at meetings of the Board of Directors and Members and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in this Agreement.

         (h) President. The president shall, subject to the powers of the vice chairman and chief executive officer and the Directors, have general charge of the business, affairs and property of LLC, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of LLC, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of LLC. The president shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in this Agreement.

         (i) Chief Operating Officer. The chief operating officer of LLC, subject to the powers of the vice chairman and chief executive officer and the Directors, shall have general and active management of the business of LLC; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the Board of Directors or the Board of Directors or as may be provided in this Agreement.

         (j) Chief Financial Officer. The chief financial officer of LLC shall, under the direction of the vice chairman and chief executive officer and the President, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the Board of Directors or the Board of Directors or as may be provided in this Agreement.

         (k) Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the chairman of the Board of Directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the vice chairman and chief executive officer, the president or this Agreement may, from time to time, prescribe.

         (l) Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors (other than the portion of any such meeting during which the Compensation Committee shall be reporting to the Board of Directors), all meetings of the committees thereof except the Compensation Committee and all meetings of the Members and record all the proceedings of the meetings except meetings of the Compensation Committee in a book or books to be kept for that purpose. The record of proceedings of meetings of the Compensation Committee and of any portion of any meeting of the Board of Directors during which the Compensation Committee shall be reporting to the Board of Directors (and related discussion by the Directors) included by the secretary in such book or books of LLC shall be prepared by the chairman of the Compensation Committee as provided in this Section 2.05(k). The chairman of the Compensation Committee shall be responsible for recording all the proceedings of that Committee and of any report by that committee to the Directors (and related discussion by the Directors) and shall provide to the secretary complete and accurate minutes of the proceedings of the Compensation Committee and of such report to the Board of Directors and related discussion which minutes shall be included by the secretary in the book or books of LLC kept for the purpose of recording such proceedings. Under the president's supervision, the secretary: shall give, or cause to be given, all notices required to be given by this Agreement or the Delaware Act; shall have such powers and perform such duties as the Directors, the chairman of the Board of Directors, the vice chairman and chief operating officer, or this Agreement may, from time to time, prescribe; and shall have custody of the seal of LLC. The secretary, or an assistant secretary, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of LLC and to attest the affixing by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the Board of Directors, the vice chairman and chief executive officer, or secretary may, from time to time, prescribe.

         (m) Treasurer and Assistant Treasurer. The treasurer shall have the custody of LLC's funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to LLC; shall deposit all monies and other valuable effects in the name and to the credit of LLC as may be ordered by the Board of Directors; shall cause the funds of LLC to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the Board of Directors, at its regular meeting or when the Board of Directors so require, an account of LLC; shall have such powers and perform such duties as the Board of Directors, the vice chairman and chief operating officer, or this Agreement may, from time to time, prescribe. If required by the Board of Directors, the treasurer shall give LLC a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to LLC, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to LLC. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the vice chairman and chief executive officer, or treasurer may, from time to time, prescribe.

         (n) Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in this Agreement, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

         (n) Absence or Disability of Officers. In the case of the absence or disability of any officer of LLC and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person whom it may select.

         Section 2.06     Interested Directors

         (a) Contracts Permitted. No contract or transaction between LLC and one or more of its Directors or officers, or between LLC and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its managers, directors or officers, are Directors or officers of LLC, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                 (i) The material facts as to such Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

                 (ii) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or

                 (iii) The contract or transaction is fair as to LLC as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the Members.

         (b) Quorum. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 2.07     Books and Records

         (a) Books and Records to be Kept. LLC shall keep; (i) correct and complete books and records of account, (ii) minutes of the proceedings of meetings of the Members, the Board of Directors and any committee thereof, and
(iii) a current list of the Directors and officers and their residence addresses; and LLC shall also keep at its principal executive office a record containing the names and addresses of all Members, the total Interests held by each Member, the number thereof that are Class 1 Interests and Class 2 Interests and the dates when they respectively became the owners of record thereof (the "Members' Interest Register"). Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. The financial statements of LLC shall be audited at the end of each fiscal year by an internationally recognized firm of independent certified public accountants based in the United States.

         (b) Inspection of Books and Records. Any Member, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose LLC's Members' Interest Register and its other books and records, and to make copies of extracts therefrom. A proper purpose shall mean any purpose reasonably related to such Person's interest as a Member. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to LLC at its registered office in the State of Delaware or at its principal place of business.

         (c) Directors' Rights to Inspect. Any Director shall have the right to examine LLC's Members' Interest Register and its other books and records for a purpose reasonably related to his position as a Director.

         (d) Members' Interest Register as Evidence. The Members' Interest Register shall be the only evidence as to who are the Members entitled to vote in person or by proxy at any meeting of Members.

         Section 2.08     Indemnification

         (a) Third Party Actions, Suits and Proceedings. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, crimi nal, administrative or investigative (other than an action by or in the right of LLC), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer, of LLC or is or was serving at the request of LLC as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter a "proceeding"), shall be indemnified and held harmless by LLC, against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of LLC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Actions by LLC. LLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of LLC to procure a judgment in its favor by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a Director or officer of LLC, or is or was serving at the request of LLC as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of LLC and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to LLC unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Procedure for Indemnification. Any indemnification of a Director or officer of LLC under Section 2.08(a) or 2.08(b) or advance of expenses under Section 2.08(f) shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by LLC, by action of its Board of Directors, that the Director or officer is entitled to indemnification pursuant to this Section 2.08 is required, and LLC fails to respond within 60 days to a written request for indemnity, LLC shall be deemed to have approved the request. If LLC denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Section 2.08 shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by LLC. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to LLC) that the claimant has not met the standards of conduct which would make it permissible under the Delaware General Corporate Law if LLC were a corporation for LLC to indemnify the claimant for the amount claimed, but the burden of such defense shall be on LLC. Neither the failure of LLC (including its Directors, independent legal counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the standard of conduct set forth for a director or officer of a corporation in the Delaware General Corporate Law, nor an actual determination by LLC (including its Directors, independent legal counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the appli cable standard of conduct.

         (d) Rights Non-exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2.08 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Members or disinterested Directors or otherwise.

         (e) Insurance. LLC may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee, fiduciary, or agent of LLC or was serving at the request of LLC as a manager, officer, employee or agent of another limited liability company, corpo ration, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not LLC would have the power to indemnify such person against such liability under this Section 2.08.

         (f)     Expenses.  Expenses incurred by any person described in
Section 2.08(a) or 2.08(b) in defending a proceeding shall be paid by LLC in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by LLC. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (g) Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 2.08 and who are or were Members, employees or agents of LLC, or who are or were serving at the request of LLC as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         (h) Contract Rights. The provisions of this Section 2.08 shall be deemed to be a contract right between LLC and each Director or officer who serves in any such capacity at any time while this Section 2.08 and the relevant provisions of the Delaware Act or other applicable law are in effect, and any repeal or modification of this Section 2.08 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. The indemnification and other rights provided for in this Section 2.08 shall inure to the benefit of the heirs, executors and administrators of any person entitled to such indemnification. Except as provided in Section 2.08(c) hereof, LLC shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Directors.

         (i) Merger or Consolidation; Other. For purposes of this Section 2.08, references to "LLC" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, and employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 2.08 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 2.08, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of LLC" shall include any service as a manager, director, officer, employee or agent of LLC which imposes duties on, or involves services by, such manager, director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of LLC" as referred to in this Section 2.08.

                 "Section 2.09    Special Rights of Iridium Bermuda.

                          (a)      Waiver of Limited Liability.  Pursuant to
                 Section 18-303(b) of the Delaware Act, Iridium Bermuda waives, commencing on the first day of the Iridium Bermuda Special Rights Period, the limitation on liability contained in
                 Section 18-303(a) of the Delaware Act and Section 1.07 of this Agreement; provided that Iridium Bermuda shall have no liability to any person, including LLC, for any debt, obligation or liability of LLC until all of the assets and capital of LLC have first been exhausted in satisfaction thereof.

                          (b) Special Approval Rights. In addition to any other voting rights which Iridium Bermuda may have hereunder, under the Delaware Act or otherwise, during the Iridium Bermuda Special Rights Period, LLC shall not take any of the following actions, or permit any of the following actions or events to occur, without the consent of one of the Directors designated by Iridium Bermuda:

                          (i) Make any material amendments or modifications to this Agreement;

                          (ii) Approve any business plan of LLC that would result in any material change in the purpose of LLC as set forth in Section 1.03 of this Agreement or otherwise change LLC's business so that it varies materially from the business purpose contemplated by Section 1.03 of this Agreement;

                          (iii) Acquire, other than in the ordinary course of business of LLC, (A) a controlling interest or a majority of the voting stock or equity of any corporation or other entity that would be a

                                  Significant Subsidiary (as such term is
                                  defined in Rule 405 under the United States
                                  Securities Act of 1933, or any successor rule thereto) or (B) any other assets if the aggregate fair market value thereof is greater than $50 million;

                          (iv)    Sell, lease (as lessor), exchange or
                                  otherwise dispose of all or substantially all of the assets of LLC (other than to a person controlled by LLC);

                          (v) Cause the dissolution and/or liquidation of LLC;

                          (vi) Take any action for the (A) commencement of a voluntary case with respect to LLC under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law with respect to LLC to the extent that the giving or withholding of such consent is within LLC's discretion, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian trustee, sequestrator (or similar official) of LLC or of any substantial part of LLC's property or (D) making by LLC of a general assignment for the benefit of creditors."

                                  ARTICLE III

              CAPITAL CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

         Section 3.01     Form of Contribution

         The contribution with respect to a Member of LLC may, as determined by the Board of Directors in its discretion, be in cash or other legal consideration. The initial capital contribution of the initial Members are the shares of Iridium, Inc. stock surrendered for Interests in LLC pursuant to the LLC Merger and no Member shall be required to make any additional contributions with respect thereto (except as required by law and except as set forth in Section 4.02).

         Section 3.02     Contributions by the Class 1 Members

         There shall be contributed to the capital of LLC, with respect to each Person who purchases a Class 1 Interest, an amount equal to the net purchase price to the Company for such Class 1 Interest (such amount being such Person's capital contribution to LLC). Class 1 Members, in their capacity as Members of LLC, shall not be required to make any additional contributions to LLC (except as required by law and except as set forth in Section 4.02).

         The Class 1 Members shall cause their Class 1 Interests in the aggregate to be entitled to at least 21% of each item of the capital, income, gain, loss, deduction, or credit distributions of LLC at all times.

         Section 3.03     Contributions with Respect to
                                  the Class 2 Members

         There shall be contributed to the capital of LLC, with respect to each Person who purchases a Class 2 Interest, an amount equal to the net purchase price to the Company for such Class 2 Interest (such amount being such Person's capital contribution to LLC). Class 2 Members, in their capacity as Members of LLC, shall not be required to make any additional contributions to LLC (except as required by law and except as set forth in Section 4.02).

         Section 3.04     Allocation of Distributions

         The distributions of LLC shall, subject to the applicable terms of this Article, Article IV of this Agreement and the rights of the Class 2 Members, be allocated entirely to the Class 1 Members pro rata in proportion to their percentage ownership of all outstanding Class 1 Interests.

         Section 3.05     Allocation of Tax Items

         (a) For U.S. federal income tax purposes, items of income and gain, to the extent available, shall be allocated first to the Class 2 Members in amounts that match the distributions made to the Class 2 Members pursuant to
Article IV of this Agreement. Items of income or gain not allocated to the Class 2 Members pursuant to the immediately preceding sentence, and all items of loss, deduction, expense or credit, shall be allocated to the Class 1 Members pro rata in proportion to their percentage ownership of all Class 1 Interests.

         (b) Asset Contributions. If there is a difference between the adjusted tax basis of any LLC asset and its fair market value as of the date of contribution of the asset, allocations of depreciation, amortization and gain or loss with respect to such asset, as computed for U.S. federal income tax purposes, shall be made among the Members for U.S. federal income tax purposes in accordance with Code Section 704(c) and the regulations thereunder. In complying with the requirements of Code Section 704(c), LLC is authorized to utilize any method permitted by the Treasury Regulations under Code Section 704(c) that is approved by a majority of the Directors.

         (c) Allocations Solely for Tax Purposes. Allocations pursuant to this Section 3.05 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's share of distributions pursuant to any provision of this Agreement.

         Section 3.06     Withholding

         LLC shall comply with withholding requirements under U.S. federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that LLC is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Member. To the fullest extent permitted by law, in the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, LLC may reduce subsequent distributions by the amount of such withholding. Each Member, by its acceptance of an Interest in LLC, shall be deemed to agree to furnish LLC with any representations and forms as shall reasonably be requested by LLC to assist it in determining the extent of, and in fulfilling, its withholding obligations.

         Section 3.07     Distributions

         (a) Declaration. Subject to the terms of this Article III and the Delaware Act, Class 2 Members shall receive periodic distributions ("dividends"), if any, in accordance with Article IV of this Agreement, as and when declared by the Board of Directors, and Class 1 Members shall receive periodic dividends, subject to Section 3.07(c) and Article IV of this Agreement and to the provisions of the Delaware Act, as and when declared by the Board of Directors, in their discretion. In addition to the provisions of Section 3.07(c), in determining whether to declare a dividend to Class 1 Members, the Board of Directors shall consider the total tax liability of Class 1 Members with respect to their Class 1 Interests, including the tax liability of Class 1 Members in countries other than the home country of each Class 1 Member.

         (b) Accounting. Each time the Board of Directors declares a dividend, it shall determine the amount of such distribution that is from retained earnings and the amount that constitutes a return of capital for accounting purposes and will make a record of such determination in the minutes of the Board meeting at which the dividend was declared.

         (c) Tax. Each Non-U.S. Class 1 Member, upon receiving notice from LLC or its allocation pursuant to Section 3.05, shall compute its U.S. federal, state and local income tax liability resulting solely from such allocation and shall notify LLC, within 30 days of receiving notice of its allocation of the amount of such U.S. federal, state and local income tax liability. The Board of Directors shall then be required, to the extent LLC has funds legally available therefore, to promptly declare and pay a dividend (pro rata as provided in Section 3.04) in an amount which, when added to any prior dividends paid with respect to the profits of the same fiscal year, is sufficient to ensure that each Non-U.S. Class 1 Member receives not less than the amount of such U.S. federal, state and local income tax liability (the "Minimum Dividend"); provided, that for purposes of determining the amount of the dividend, the Board of Directors shall take into account any withholding pursuant to Section 3.06. To the extent that LLC has insufficient funds legally available to pay the Minimum Dividend in any year, the Minimum Dividend that the Board of Directors shall be required to declare and pay in subsequent years shall be increased by the amount of such shortfall. Subject to the rights of Class 2 Interests, any amounts required to be declared and paid as Minimum Dividends shall be declared and paid prior to the declaration and payment of any other dividend or distribution whatsoever to Members.

         For purpose of this Section 3.07 (c), a "Non-U.S. Class 1 Member" is any Class 1 Member that is for U.S. federal income tax purposes: (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust.

         (d) Legal Funds. A Member shall not be entitled to receive any dividend with respect to any dividend payment date (and any such dividend shall not be considered due and payable), irrespective of whether such dividend has been declared by the Board of Directors, until such time as LLC shall have funds legally available for the payment of such dividend to such Member pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, a Member shall not have the status of a creditor of LLC, or the remedies available to a creditor of LLC.

         (e) Record Dates. For purposes of determining the Members entitled to receive payment of any dividend or other distribution, the Board of Directors may set a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than 60 days before such action. If no record date is fixed, the record date for determining Members for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 3.08     Limitations on Distributions

         Notwithstanding any provision to the contrary contained in this Agreement, LLC shall not pay a dividend to any Member on account of any of its Interests if such dividend would violate Section 18-607 of the Delaware Act or other applicable law.

         Section 3.09     Interests as Personal Property

         Each Member hereby agrees that its Interests shall for all purposes be personal property. A Member has no interest in specific LLC property.

         Section 3.10     Tax Matters Partner

         Motorola shall be the tax matters partner (the "Tax Matters Partner") of LLC and, as such, shall assume all the rights and duties of a Tax Matters Partner as set forth in the Code and in the Treasury Regulations promulgated thereunder. The Tax Matters Partner agrees to act as a liaison between LLC and the Internal Revenue Service (the "IRS") in connection with all administrative and judicial proceedings involving tax controversies regarding LLC.

         (a)     As Tax Matters Partner, Motorola agrees:

                 (i) to take all actions necessary to preserve the rights of the members with respect to audits;

                 (ii) to notify and keep all other Members informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and to furnish to each Member, a copy of each notice or other communication which the Tax Matters Partner receives from the IRS or sends to the IRS;

                 (iii) to be reasonably available to respond to inquiries concerning any and all tax controversies;

                 (iv) to employ experienced tax counsel to represent LLC in connection with any audit or investigation by the IRS, and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be an expense of LLC and shall be paid by LLC. Such counsel shall be responsible for representing LLC; it shall be the responsibility of the Members, at their expense, to employ tax counsel to represent their respective interests; and

                 (v) to employ an international firm of certified public accountants to prepare federal, state, local and other required returns for LLC. At least 30 days prior to the due date of such returns, the Tax Matters Partner (or the firm of certified public accountants that has been retained to prepare the returns) shall transmit copies of the Form 1065 (U.S. Partnership Return of Income) to the Members for their review. The Tax Matters Partner shall not sign or file the Form 1065 unless the Members have collectively consented to its filing. If, however, a Member does not object to the filing of the Form 1065 within 15 days after receiving the return, the Tax Matters Partner may sign the return and LLC may file it after making a good faith effort to incorporate in the return any comments previously received from any Member.

         (b) The Members agree that the chief financial officer, relying if he/she deems appropriate on the advice of outside counsel or of LLC's firm of independent certified public accountants, will make all material decisions relating to any tax controversy. Without limiting the scope of the foregoing, the Tax Matters Partner agrees that it shall not take any of the following actions without the written consent of the Board of Directors:

                 (i) settle any significant claims by the IRS against the LLC;

                 (ii) initiate judicial proceedings contesting adverse determinations by the IRS against the LLC; and

                 (iii) enter into an agreement to extend the statute of limitations.

         (c) The Tax Matters Partner shall not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Partner unless the Members agree on a method of sharing expenses incurred in connection with the prosection of such remedies. As long as the Tax Matters Partner is not grossly negligent and acts in good faith pursuant to instructions it receives from the Members, the Tax Matter Partner shall be fully protected in acting as such and the LLC shall indemnify and hold harmless the Tax Matters Partner from and against any and all expenses incurred by the Tax Matters Partner in connection with any activities or undertakings taken by it in its capacity as the Tax Matters Partner. Any Member that enters into a settlement or closing agreement with the IRS or any comparable U.S. governmental authorities with respect to any LLC tax item shall notify the Tax Matters Partner of such agreement and its terms within 30 days of the execution of such agreement. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute the other Members as "notice partners" within the meaning of Section 6231(a)(8) of the Code.


                                   ARTICLE IV

                         INTERESTS AND OTHER SECURITIES

         Section 4.01     Class 1 Interests and Class 2 Interests

         (a) Authorization. The Interests in LLC shall be divided into two classes, Class 1 Interests and Class 2 Interests. Class 1 Interests shall be represented by certificates, unless otherwise specified by resolution of the Board of Directors pursuant to Section 4.10, evidencing any number of whole Class 1 Interests. Class 2 Interests shall be issued in series, as described below, with each series represented by certificates, unless otherwise specified by resolution of the Board of Directors pursuant to Section 4.10, evidencing any number of whole Class 2 Interests of such series. All series of Class 2 Interests are referred to herein collectively as "Class 2 Interests" and the Class 1 Interests and Class 2 Interests are referred to herein collectively as "Interests". The total number of Interests which LLC has the authority to issue is 3,000,000 Class 1 Interests, 50,000 Series M Class 2 Interests and 300,000 additional Class 2 Interests. Subject to Article VII of this Agreement, Class 2 Interests may be issued in series from time to time by the Board of Directors, and the Board of Directors are expressly authorized by the Members to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each series of Class 2 Interests, including without limitation the following:

                 (i) the distinctive serial designation of such series which shall distinguish it from other series;

                 (ii) the number of Class 2 Interests included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issue of such series;

                 (iii) the dividend rate (or method of determining such rate) payable to the holders of the Class 2 Interests of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

                 (iv) whether dividends on the Class 2 Interests of such series shall be cumulative and, in the case of Class 2 Interests of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the Class 2 Interests of such series shall be cumulative;

                 (v) the amount or amounts which shall be payable out of the assets of LLC to the holders of the Class 2 Interests of such series upon voluntary or involuntary liquidation, dissolution or winding up of LLC (including designations of priority between and among any series of Class 2 Interests, Series M Class 2 Interests and Series A Class 2 Interests);

                 (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the Class 2 Interests of such series may be redeemed, in whole or in part, at the option of LLC or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                 (vii) the obligation, if any, of LLC to purchase or redeem Class 2 Interests of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the Class 2 Interests of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (viii) whether or not the Class 2 Interests of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of LLC or upon the happening of a specified event or events, into Interests of any other class or classes or any other series of the same or any other class or classes of Interests in LLC, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                 (ix) the voting rights, if any, of the holders of the Class 2 Interests of such series.

         (b) Certificate of Designations; Convertible Interests and Securities. When any series of Class 2 Interests has been authorized by the Board of Directors, the special rights, preferences and other terms of such series of Class 2 Interests shall be as set forth in a certificate of designations which shall be approved and adopted by a majority of the Board of Directors and annexed to this Agreement. The annexation of a certificate of designations to this Agreement shall not be considered an amendment of this Agreement. When authorized as provided in Article VII, the Board of Directors may also provide for the issuance of Class 1 Interests and Class 2 Interests upon the exercise, conversion or exchange of rights of purchasers represented by options, warrants, convertible debt securities or such other interests or instruments as they may determine.

         (c) Outstanding Convertible Securities. The Members hereby acknowledge that LLC has issued (i) a warrant to Motorola (the "Motorola Warrant"), as amended hereby in the form of Exhibit 3-B hereto, to purchase Series M Class 2 Interests, (ii) Warrants to certain Members, in the form of
Exhibit 2- B hereto, to purchase in the aggregate 68,427 Class 1 Interests (the "Third Round Warrants") and (iii) Series A Class 2 Interests, which are convertible into Class 1 Interests; and, that (A) in connection with the negotiation, execution and implementation of any Agreements Regarding Guarantee with Guarantors, LLC is authorized to issue warrants to purchase up to 150,000 Class 1 Interests to the Guarantors, and (B) in order to provide incentive to the gateway service territory owners to achieve commercial activation of their gateways by the date of completion of Milestone 47 under the Space System Contract and to achieve specified service revenues within 15 months from said date of completion of Milestone 47, LLC is authorized to issue warrants to purchase up to 122,200 Class 1 Interests to the gateway territory owners; provided, however that the banking and financing committee of the Board of Directors shall have full authority to (x) approve the terms of the foregoing warrants (including the inclusion of customary anti-dilution provisions comparable to those included in the Third Round Warrants); and (y) determine the recipients of warrants and the number of warrants to be issued to each such recipient.

         Section 4.02     Reserve Capital Call

         Each Member named on Annex D hereto hereby irrevocably and unconditionally agrees to purchase additional Class 1 Interests in an amount up to the number of Class 1 Interests specified on

Annex D for such Member, at a purchase price of $1,000 per Class 1 Interest, in such manner and at such time(s) as the Board of Directors may determine if and when the Board of Directors has determined that the purchase of such additional Class 1 Interests is necessary for the successful operation of LLC; provided, however, that, to the extent that any Agreement Regarding Guarantee so provides, the full capital call contemplated by this Section 4.02 shall be mandatory (the "Mandatory Call") upon the occurrence of any of the following specified conditions: (i) the total of the required Guarantees of indebtedness of LLC under any one or more bank loan agreements ("Loan Agreements") exceeds $750 million at any time (after taking into account other funds reasonably and timely available to LLC); (ii) the lead or agent banks under any Loan Agreement have formally advised LLC that they will require more than $750 million of Guarantees (after taking into account other funds reasonably and timely available to LLC and acceptable to the lenders) prior to the completion of the agreed demonstrations that begin limited recourse under their Loan Agreement; or (iii) if an Event of Default (as defined in the relevant Loan Agreement) exists under a Loan Agreement under which borrowings have been Guaranteed; provided, however, that the Mandatory Call (A) is not effective if, at the time of occurrence of the condition giving rise to the Mandatory Call, Motorola or another Guarantor is in default on its milestone commitments or other material obligations under its Guarantee, and (B) terminates immediately upon the lending of any funds to LLC by banks, which loans are not fully Guaranteed by one or more Guarantors. Any obligation to purchase additional Class 1 Interests under this Section 4.02 shall be on a pro rata basis, with each Member only being required to purchase a percentage of the Class 1 Interests to be purchased under this Section 4.02 equal to the number of Class 1 Interests set forth next to such Members' name in Annex D hereto divided by the total number of Class 1 Interests set forth next to all of the Members names in Annex D.
The number of and purchase price for Class 1 Interests that each Member shall be obligated to purchase pursuant to this Section 4.02 shall be appropriately adjusted for stock splits, stock dividends and other recapitalizations having a similar effect. In connection with a purchase of Class 1 Interests under this
Section 4.02, each Member acquiring Class 1 Interests shall be deemed to have made the acknowledgements and agreements set forth on Annex C hereto.

         Section 4.03     Class 1 Interests

         (a) Voting Rights. Subject to the rights of holders of Series M Class 2 Interests, Series A Class 2 Interests and of any other Class 2 Interests, and except as otherwise provided herein and in the Delaware Act, all voting rights of the Members shall be vested exclusively in the Class 1 Members. The Class 1 Interests shall entitle the Class 1 Members to vote in proportion to the number of Class 1 Interests owned by each Class 1 Member upon all matters upon which Class 1 Members have the right to vote. A Member shall have one vote in respect of each Class 1 Interest owned by such Member.

         (b) Liquidation Rights. Subject to the rights of holders of Series M Class 2 Interests, Series A Class 2 Interests and of any other Class 2 Interests, each Class 1 Member shall be entitled to receive all distributions to the holders of Class 1 Interests in any liquidation, dissolution or winding up of LLC pro rata on the basis of the number of Class 1 Interests held by each of them as a percentage of all outstanding Class 1 Interests.

         (c) Dividends. To the extent permitted under the Delaware Act and subject to the rights of holders of Series M Class 2 Interests, Series A Class 2 Interests and of any other Class 2 Interests, dividends may be paid on the Class 1 Interests as and when declared by the Board of Directors, in their discretion, subject to the requirements of Section 3.07 (c) of this Agreement. In addition to the provisions of Section 3.07 (c), in determining whether to declare a dividend on the Class 1 Interests, the Board of Directors shall consider the total tax liability of Class 1 Members in respect of their Class 1 Interests, including the tax liability of Class 1 Members in countries other than the home country of each Class 1 Member.

         Section 4.04     Series M Class 2 Interests

         (a) Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series M Class 2 Interests shall have no voting rights; provided that each holder of Series M Class 2 Interests shall be entitled to notice of all meetings of Members at the same time and in the same manner as notice is given to the Members entitled to vote at such meeting.

         (b) Liquidation Rights. Upon any liquidation, dissolution or winding up of LLC, each holder of Series M Class 2 Interests shall be entitled to be paid, before any distribution or payment is made upon any Junior Interests, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Series M Class 2 Interests held by such holder, and the holders of Series M Class 2 Interests shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of LLC, LLC's assets to be distributed among the holders of the Series M Class 2 Interests are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series M Class 2 Interests held by each such holder. LLC shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series M Class 2 Interests. Neither the consolidation or merger of LLC into or with any other entity or entities, nor the sale or transfer by LLC of all or any part of its assets, nor the reduction of the aggregate number of Interests in LLC, shall be deemed to be a liquidation, dissolution or winding up of LLC within the meaning of this Section 4.04(b).

         (c)     Dividends.

                 (i) General Obligation. When and as declared by the Board of Directors and to the extent permitted under the Delaware Act, LLC shall pay preferential dividends to the holders of the Series M Class 2 Interests as provided in this Section 4.04(c)(i). Except as otherwise provided herein, dividends on each Series M Class 2 Interest shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Series M Class 2 Interest to and including the date on which the Liquidation Value of such Series M Class 2 Interest (plus all accrued and unpaid dividends thereon) is paid or the date on which such Series M Class 2 Interest is converted into Class 1 Interests hereunder ("Series M Dividends"). Series M Dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of LLC legally available for the payment of dividends. Series M Dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Interests (Series M).

                 In addition, as and when dividends are declared or paid on the Class 1 Interests, whether in cash, property or additional Interests in LLC, the holders of Series M Class 2 Interests shall be entitled to participate with the holders of Class 1 Interests in such dividends ratably on a per interest basis.

                 The date on which LLC initially issues any Series M Class 2 Interests shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series M Class 2 Interests is made on the records maintained by or for LLC and regardless of the number of Certificates which may be issued to evidence such Series M Class 2 Interests.

                 (ii) Series M Dividend Reference Dates. To the extent not paid on January 1, April 1, July 1 and October 1 of each year, beginning January 1, 1997 (the "Series M Dividend Reference Dates"), all Series M Dividends which have accrued on each Series M Class 2

         Interest outstanding during the three-month period (or other period in the case of the initial Series M Dividend Reference Date) ending upon each such Series M Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series M Class 2 Interests until paid.

                 (iii) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time LLC pays less than the total amount of Series M Dividends then accrued with respect to the Series M Class 2 Interests, such payment shall be distributed ratably among the holders thereof based upon the number of Series M Class 2 Interests held by each such holder.

         (d)     Conversion.

                 (i)  Conversion Procedure.

                           (A) At any time and from time to time, any holder of
                 Series M Class 2 Interests may convert all or any portion of the Series M Class 2 Interests (including any fraction of a Series M Class 2 Interest) held by such holder into a number of Class 1 Interests computed by multiplying the number of Series M Class 2 Interests to be converted by $1,000 and dividing the result by the Series M Conversion Price then in effect.

                          (B) Each conversion of Series M Class 2 Interests
                 shall be deemed to have been effected as of the close of business on the date on which the Certificate or Certificates representing the Series M Class 2 Interests to be converted have been surrendered at the principal executive office of LLC. At such time as such conversion has been effected, the rights of the holder of such Series M Class 2 Interests as such holder shall cease and the Person or Persons in whose name or names any Certificate or Certificates for Class 1 Interests are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Class 1 Interests represented thereby.

                     (C) Notwithstanding any other provision hereof, if a
                 conversion of Series M Class 2 Interests is to be made in connection with a Public Offering, the conversion of any Series M Class 2 Interests may, at the election of the holder of such Series M Class 2 Interests, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

                          (D) As soon as possible after a conversion has been
                 effected (but in any event within five business days in the case of Section 4.04(d)(i)(D)(I) below), LLC shall deliver to the converting holder:

                                  (I)  a Certificate or Certificates
                          representing the number of Class 2 Interests issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                  (II)  payment in an amount equal to all
                          accrued Series M Dividends with respect to each Series M Class 2 Interest converted, which have not been paid prior thereto, plus the amount payable under Section 4.04(d)(i)(H) below with respect to such conversion; and

                                  (III)  a Certificate representing any Series
                          M Class 2 Interests which were represented by the Certificate or Certificates delivered to LLC in connection with such conversion but which were not converted.

                           (E) If LLC is not permitted under applicable law to
                 pay any portion of the accrued Series M Dividends on the Series M Class 2 Interests being converted, LLC shall pay such dividends to the converting holder as soon thereafter as funds of LLC are legally available for such payment. At the request of any such converting holder, LLC shall provide such holder with written evidence of its obligation to such holder.

                      (F) The issuance of Certificates for Class 1 Interests
                 upon conversion of Series M Class 2 Interests shall be made without charge to the holders of such Series M Class 2 Interests for any issuance tax in respect thereof or other cost incurred by LLC in connection with such conversion and the related issuance of Class 1 Interests. Upon conversion of each Series M Class 2 Interest, LLC shall take all such actions as are necessary in order to insure that the Class 1 Interests issuable with respect to such conversion shall be validly issued.

                     (G) LLC shall assist and cooperate with any holder of
                 Series M Class 2 Interests required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series M Class 2 Interest hereunder (including, without limitation, making any filings required to be made by LLC).

                     (H) If any fractional interest in a Class 1 Interest
                 would, except for the provisions of this subsection, be deliverable upon any conversion of the Series M Class 2 Interests of LLC, in lieu of delivering the fractional interest therefor, shall pay an amount to the holder thereof equal to the market price of such fractional interest as of the date of conversion.

                          (I) LLC shall at all times reserve and keep available
                 out of its authorized but unissued Class 1 Interests, solely for the purpose of issuance upon the conversion of the Series M Class 2 Interests, the number of Class 1 Interests issuable upon the conversion of all outstanding Series M Class 2 Interests. All Class 1 Interests which are so issuable shall, when issued, be duly and validly issued and free from all taxes, liens and charges. LLC shall take all such actions as may be necessary to assure that all such Class 1 Interests may be so issued without violation of any applicable law or governmental regulation (except for official notice of issuance which shall be immediately delivered by LLC upon each such issuance).

                 (ii) Series M Conversion Price. The initial Series M Conversion Price shall be $1,000. In order to prevent dilution of the conversion rights granted under this subdivision, the Series M Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.04(d)(ii). If LLC at any time subdivides (by any split of Interests, Interest dividend or distribution, recapitalization or otherwise) one or more classes of its outstanding Class 1 Interests into a greater number of Interests, the Series M Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if LLC at any time combines (by reverse split of Interests or otherwise) one or more classes of its outstanding Class 1 Interests into a smaller number of Interests, the Series M Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                 (iii) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of LLC's assets to another Person or other transaction which is effected in such a manner that holders of Class 1 Interests are entitled to receive (either directly or upon subsequent liquidation) membership interests, stock, securities or assets with respect to or in exchange for Class 1 Interests is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, LLC shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series M Class 2 Interests then outstanding) to insure that each of the holders of Series M Class 2 Interests shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Class 1 Interests immediately theretofore acquirable and receivable upon the conversion of such holder's Series M Class 2 Interests, such membership interests, shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series M Class 2 Interests immediately prior to such Organic Change. In each such case, LLC shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series M Class 2 Interests then outstanding) to insure that the provisions of this Section 4.04(d) and Sections 4.04(e) and (f) shall thereafter be applicable to the Series M Class 2 Interests (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than LLC, an immediate adjustment of the Series M Conversion Price to the value for the Class 1 Interests reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Class 1 Interests acquirable and receivable upon conversion of Series M Class 2 Interests, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). LLC shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor Person (if other than LLC) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series M Class 2 Interests then outstanding), the obligation to deliver to each such holder such membership interests, shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                 (iv)     Notices.

                          (A) Immediately upon any adjustment of the Series M
                 Conversion Price, LLC shall give written notice thereof to all holders of Series M Class 2 Interests, setting forth in reasonable detail and certifying the calculation of such adjustment.

                          (B) LLC shall give written notice to all holders of
                 Series M Class 2 Interests at least 20 days prior to the date on which LLC closes its books or takes a record (a) with respect to any dividend or distribution upon Class 1 Interests, (b) with respect to any pro rata subscription offer to holders of Class 1 Interests (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                     (C) LLC shall also give written notice to the holders of
                 Series M Class 2 Interests at least 20 days prior to the date on which any Organic Change shall take place.

         (e) Liquidating Dividends. If LLC declares or pays a dividend upon the Class 1 Interests payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for an Interest dividend payable in Class 1 Interests (a "Liquidating Dividend"), then LLC shall pay to the holders of Series M Class 2 Interests at the time of payment thereof the Liquidating Dividends which would have been paid on the Class 1 Interests had such Series M Class 2 Interests been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Class 1 Interests entitled to such dividends are to be determined.

         (f) Rights. If at any time LLC grants, issues or sells any Right to acquire Class 1 Interests pro rata to the record holders of any class of Class 1 Interests, then each holder of Series M Class 2 Interests shall be entitled to acquire, upon the terms applicable to such Rights, the aggregate Rights which such holder could have acquired if such holder had held the number of Class 1 Interests acquirable upon conversion of such holder's Series M Class 2 Interests immediately before the date on which a record is taken for the grant, issuance or sale of such Rights, or, if no such record is taken, the date as of which the record holders of Class 1 Interests are to be determined for the grant, issue or sale of such Rights.

         (g)     Events of Noncompliance.

                 (i) Definition. An Event of Noncompliance shall be deemed to have occurred if:

                 (A) LLC fails to pay on any Series M Dividend Reference Date the full amount of Series M Dividends then accrued on the Series M Class 2 Interests, whether or not such payment is legally permissible or is prohibited by any agreement to which LLC is subject; or

                 (B) LLC or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating LLC or any Subsidiary bankrupt or insolvent; or any order for relief with respect to LLC or any Subsidiary is entered under the United States Federal Bankruptcy Code; or LLC or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of LLC or any Subsidiary or of any substantial part of the assets of LLC or any Subsidiary, or com mences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to LLC or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against LLC or any Subsidiary and either (a) LLC or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

                 (ii)     Consequences of Certain Events of Noncompliance.

                          (A) If an Event of Noncompliance has occurred, the
                 holder or holders of a majority of the Series M Class 2 Interests then outstanding may demand (by written notice delivered to LLC) immediate redemption of all or any portion of the Series M Class 2 Interests owned by such holder or holders at a price per Series M Class 2 Interests equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). LLC shall redeem all Series M Class 2 Interests as to which rights under this section have been exercised within 15 days after receipt of the initial demand for redemption. Notwithstanding the foregoing, LLC shall not have any obligation to redeem the Series M Class 2 Interests so long as (i) such redemption is prohibited by the provisions of applicable state law or (ii) such redemption is prohibited by, or would otherwise cause a default under, indebtedness of LLC having a principal amount of excess of $1,000,000.00.

                          (B) If any Event of Noncompliance has occurred, the
                 number of Directors of LLC shall, at the request of the holders of a majority of the Series M Class 2 Interests then outstanding, be increased by one (1), and the holders of Series M Class 2 Interests shall have the special right, voting separately as a single class (with each Series M Class 2 Interest being entitled to one vote) and to the exclusion of all other Interests in LLC, to elect an individual to fill such newly created Director position, to remove any individual elected to such position and to fill any vacancies in such position. The special right of the holders of Series M Class 2 Interests to elect Directors may be exercised at the special meeting called pursuant to this subsection (B), at any annual or other special meeting of Members and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a meeting of Members. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

                 At any time when such special right has vested in the holders of Series M Class 2 Interests, a proper officer of LLC shall, upon the written request of the holders of at least 10% of the Series M Class 2 Interests then outstanding, addressed to the secretary of LLC, call a special meeting of the holders of Series M Class 2 Interests for the purpose of electing a Director pursuant to this subsection. Such meeting shall be held at the earliest legally permissible date at the principal executive office of LLC, or at such other place designated by the holders of at least 10% of the Series M Class 2 Interests then outstanding. If such meeting has not been called by a proper officer of LLC within 10 days after personal service of such written request upon the secretary of LLC or within 20 days after mailing the same to the secretary of LLC at its principal executive office, then the holders of at least 10% of the Series M Class 2 Interests then outstanding may designate in writing one of their number to call such meeting at the expense of LLC, and such meeting may be called by such Person so designated upon the notice required for annual meetings of Members and shall be held at LLC's principal executive office, or at such other place designated by the holders of at least 10% of the Series M Class 2 Interests then outstanding. Any holder of Series M Class 2 Interests so designated shall be given access to the Members' Interests Register for the purpose of causing a meeting of Members to be called pursuant to this section.

                 At any meeting or at any adjournment thereof at which the holders of Series M Class 2 Interests have the special right to elect Directors, the presence, in person or by proxy, of the holders of a majority of the Series M Class 2 Interests then outstanding shall be required to constitute a quorum for the election or removal of any Director by the holders of the Series M Class 2 Interests exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such Director.

                 Any Director so elected by the holders of Series M Class 2 Interests shall continue to serve as a Director until the expiration of the lesser of (a) a period of one month following the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such Director has been elected. After the expiration of such one-month period or when the full term for which such Director has been elected ceases (provided that the special right to elect Directors has terminated), as the case may be, the number of Directors of LLC shall decrease to such number as constituted the total number of Directors of LLC immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect Directors.

             (C) If any Event of Noncompliance exists, each holder of Series M Class 2 Interests shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         (h)     Registration of Transfer.   LLC shall keep at its principal
executive office the Members' Interest Register. Upon the surrender of any Certificate representing Series M Class 2 Interests at such place, LLC shall, at the request of the record holder of such Certificate, execute and deliver (at the LLC's expense) a new Certificate or Certificates in exchange therefor representing in the aggregate the number of Series M Class 2 Interests represented by the surrendered Certificate. Each such new Certificate shall be registered in such name and shall represent such number of Series M Class 2 Interests as is requested by the holder of the surrendered Certificate and shall be substantially identical in form to the surrendered Certificate, and dividends shall accrue on the Series M Class 2 Interests represented by such new Certificate from the date to which dividends have been fully paid on such Series M Class 2 Interests represented by the surrendered Certificate.

         (i) Replacement. Upon receipt of evidence reasonably satisfactory to LLC (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Certificate evidencing Series M Class 2 Interests, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to LLC (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such Certificate, LLC shall (at its expense) execute and deliver in lieu of such Certificate a new Certificate of like kind representing the number of Series M Class 2 Interests of such class represented by such lost, stolen, destroyed or mutilated Certificate and dated the date of such lost, stolen, destroyed or mutilated Certificate, and dividends shall accrue on the Series M Class 2 Interests represented by such new Certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated Certificate.

         (j) Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections (a) to
(i) hereof without the prior written consent of the holders of at least a majority of the Series M Class 2 Interests outstanding at the time such action is taken; provided, that no such action shall change (i) the rate at which or the manner in which dividends on the Series M Class 2 Interests accrue or the times at which such dividends become payable or the amount payable on redemption of the Series M Class 2 Interests or the times at which redemption of Series M Class 2 Interests is to occur, without the prior written consent of the holders of at least 90% of the Series M Class 2 Interests then outstanding,
(ii) the Series M Conversion Price of the Series M Class 2 Interests or the number of interests or class of Interests into which the Series M Class 2 Interests are convertible, without the prior written consent of the holders of at least 90% of the Series M Class 2 Interests then outstanding, or (iii) the percentage required to approve any change described in clauses (i) and (ii) above, without the prior written consent of the holders of at least 90% of the Series M Class 2 Interests then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of LLC with another limited liability company or entity unless LLC has obtained the prior written consent of the holders of the applicable percentage of the Series M Class 2 Interests then outstanding.

         (k) Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to LLC, at its principal executive offices and (ii) to any holder of Series M Class 2 Interests, at such holder's address as it appears in the records of LLC (unless otherwise indicated by any such holder).

         Section 4.05     Series A Class 2 Interests

         (a) Ranking. The Series A Class 2 Interests shall rank, with respect to dividends and distributions upon the liquidation, dissolution and winding-up of LLC:

                 (i) senior to all classes or series of Junior Interests (Series A);

                 (ii) on a parity with all classes of Parity Interests (Series A); and

                 (iii) junior to all classes of Senior Interests
         (Series A).

         (b)     Dividends.

                 (i) Beginning on the Original Issue Date, holders of Series A Class 2 Interests shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on each outstanding Series A Class 2 Interest, at a rate per annum equal to 14 1/2% of the Series A Liquidation Preference per Series A Class 2 Interest, payable with respect to each Series A Dividend Period. All dividends shall be cumulative and shall be payable in arrears for each Series A Dividend Period on each Series A Dividend Payment Date. For all Series A Dividend Periods through and including the Series A Dividend Period ending on February 28, 2001, LLC may, at its option, pay the dividend on the Series A Class 2 Interests in cash or in newly issued Series A Class 2 Interests with an aggregate Series A Liquidation Preference equal to the amount of such dividend. Commencing with the Series A Dividend Period beginning on March 1, 2001, dividends on the Series A Class 2 Interests will be payable only in cash.

                 (ii) Each dividend paid on the Series A Class 2 Interests shall be payable to holders of record as their names shall appear in the Members' Interest Register of LLC on the Series A Dividend Record Date for such dividend, except that dividends in arrears for any past Series A Dividend Payment Date may be declared and paid at any time without reference to such regular Series A Dividend Payment Date to holders of record on a later dividend record date determined by the Board of Directors.

                 (iii) Dividends shall cease to accumulate in respect of Series A Class 2 Interests on the day prior to the Series A Redemption Date with respect thereto, unless LLC shall have failed to pay the Series A Optional Redemption Price on the Series A Redemption Date with respect to such Series A Class 2 Interests.

                 (iv) All dividends paid with respect to the Series A Class 2 Interests shall be paid pro rata to the holders entitled thereto based upon the number of Series A Class 2 Interests held by each such holder on the relevant Series A Dividend Record Date.

                 (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment by LLC on the Series A Class 2 Interests or any Parity Interests (Series A) for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum set apart sufficient for such payment, on all Senior Interests (Series A) and on the Series A Class 2 Interests and any Parity Interests (Series A) for all dividend periods terminating on or prior to the date of payment of such full dividends on the Series A Class 2 Interests or such Parity Interests (Series A). If any dividends are not paid in full, as aforesaid, upon the Series A Class 2 Interests and any other Parity Interests (Series
         A) but all dividends are paid in full, as aforesaid, upon the Senior Interests, all dividends declared upon the Series A Class 2 Interests and any other Parity Interests (Series A) shall be declared pro rata so that the amount of dividends declared per interest on the Series A Class 2 Interests and such Parity Interests (Series A) shall in all cases bear to each other the same ratio that accrued and unpaid dividends per Interest on the Series A Class 2 Interests and such Parity Interests (Series A) bear to each other. Except as contemplated herein, no interest or additional dividends, or sum of money in lieu of interest or additional dividends, shall be payable in respect of any dividend payment or payments on the Series A Class 2 Interests or any other Parity Interests (Series A) which may be in arrears.

                 (vi) So long as any Series A Class 2 Interests are outstanding, except with respect to (i) repurchases of Class 1 Interests or Rights to acquire Class 1 Interests issued under an employee incentive or benefit plan of LLC or a Subsidiary of LLC, (ii) dividends or distributions payable in additional Junior Interests (Series A) or Rights to acquire Junior Interests (Series A) and (iii) repurchases of Junior Interests (Series A) or Rights to acquire Junior Interests (Series A) pursuant to provisions of the agreements under which those interests or securities were issued or under this Agreement allowing LLC to repurchase such securities at a discount to their issue price upon a default of any Person in its obligations thereunder, LLC shall not declare, pay or set apart for payment any dividend on any Junior Interests, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Interests (Series A) or any Rights to acquire Junior Interests (Series A), and shall not permit any corporate or other entity directly or indirectly controlled by LLC to purchase or redeem any Junior Interests (Series A) or Rights to acquire Junior Interests (Series A), unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on the Series A Class 2 Interests not paid on the dates provided for in
         Section 4.05(b)(i) hereof (and, to the extent previously due but not yet paid, any and all redemption payments on the Series A Class 2 Interests) shall have been or are concurrently being paid.

                 (vii) Dividends payable on Series A Class 2 Interests for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Series A Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Series A Dividend Payment Date shall be paid on the next succeeding Business Day.

         (c)     Liquidation Rights.

                 (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of LLC, holders of Series A Class 2 Interests will be entitled to receive out of the assets of LLC available for distribution to the holders of Interests in LLC, after satisfaction of the liquidation preference of Senior Interests (Series
         A), whether such assets are capital, surplus or earnings, an amount in cash equal to the Series A Liquidation Preference, before any payment shall be made or any assets distributed to the holders of any of the Junior Interests (Series A). Except as set forth in the preceding sentence, holders of Series A Class 2 Interests shall not be entitled to any distribution in the event of voluntary or involuntary liquidation, dissolution or winding-up of the affairs of LLC. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of LLC, the assets of LLC are not sufficient to pay in full the liquidation payments payable to the holders of outstanding Series A Class 2 Interests and all Parity Interests (Series A), then the holders of all such Interests shall share equally and ratably in any distribution of assets in proportion to the full liquidation preferences, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which they are entitled.

                 (ii) For the purposes of this Section 4.05(c) only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, limited liability company interests, securities or other consideration) of all or substantially all of the property or assets of LLC nor the consolidation or merger of LLC with or into one or more corporations, limited liability companies or other entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of LLC.

         (d)     Redemption.

                 (i)  Optional Redemption.

                          (A) LLC may, at its option, redeem, at any time after March 1, 2001, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 4.05(d)(ii) hereof, any or all of the Series A Class 2 Interests, at the redemption prices (expressed as a percentage of the Series A Liquidation Preference thereof) set forth below plus an amount in cash equal to all accumulated and unpaid dividends per Series A Class 2 Interest for the period from the Series A Dividend Payment Date immediately prior to the Series A Redemption Date to the day prior to the Series A Redemption Date (the "Series A Optional Redemption Price"), if redeemed during the 12-month period beginning March 1 of the years indicated:

                          Year                       Percentage
                          ----                       ----------
                          2001                          107.5%
                          2002                          105.625
                          2003                          103.75
                          2004                          101.875
                          2005 and thereafter           100.0

                          (B)     In the event of a redemption pursuant to this
                 Section 4.05(d)(i) of only a portion of the then outstanding Series A Class 2 Interests, LLC shall effect such redemption pro rata according to the percentage of all outstanding Series A Class 2 Interests held by each holder of such Interests.

                 (ii)  Procedure for Redemption.

                          (A) Not more than sixty (60) and not less than thirty (30) days prior to the date fixed for any redemption of the Series A Class 2 Interests, written notice (the "Series A Redemption Notice") shall be given by first-class mail, postage prepaid, to each holder of record of Series A Class 2 Interests to be redeemed on the record date fixed for such redemption at such holder's address as the same appears on the Members' Interest Register of LLC; provided, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any Series A Class 2 Interests to be redeemed except as to the holder or holders to whom LLC has failed to give such notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                                  (I)   the Series A Optional Redemption Price;

                                  (II)  whether all or less than all the
                          outstanding Series A Class 2 Interests are to be redeemed and the total number of Series A Class 2 Interests being redeemed;

                                  (III) the number of Series A Class 2
                          Interests held by the holder that LLC intends to redeem;

                                  (IV)  the date fixed for redemption (the
                          "Series A Redemption Date");

                                  (V) that the holder is to surrender to LLC, at the place or places which shall be designated in such Series A Redemption Notice, its Certificates representing the Series A Class 2 Interests to be redeemed;

                                  (VI)  that dividends on the Series A Class 2
                          Interests to be redeemed shall cease to accrue on the day prior to such Series A Redemption Date unless LLC defaults in the payment of the Series A Optional Redemption Price; and

                                  (VII) the name of any bank or trust company
                          performing the duties referred to in Section
                          4.05(d)(ii)(E) below.

                          (B) On or before the Series A Redemption Date, each holder of Series A Class 2 Interests to be redeemed shall surrender the Certificate or Certificates representing such Series A Class 2 Interests to LLC, in the manner and at the place designated in the Series A Redemption Notice, and on the Series A Redemption Date the full Series A Optional Redemption Price for such Interests shall be payable in cash to the Person whose name appears on such Certificate or Certificates as the owner thereof, and each surrendered Certificate shall be returned to authorized but unissued Interests. In the event that less than all of the Interests represented by any such Certificate are redeemed, a new Certificate shall be issued representing the unredeemed Interests.

                          (C) Unless LLC defaults in the payment in full of the Series A Optional Redemption Price, dividends on the Series A Class 2 Interests called for redemption shall cease to accumulate on the day prior to the Series A Redemption Date, and the holders of such Interests shall cease to have any further rights with respect thereto on the Series A Redemption Date, other than the right to receive the Series A Optional Redemption Price, without interest.

                          (D) If a Series A Redemption Notice shall have been duly given, and if, on or before the Series A Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by LLC, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series A Class 2 Interests called for redemption so as to be and continue to be available therefor, then, notwithstanding that any Certificate for Interests so called for redemption shall not have been surrendered for cancellation, all Interests so called for redemption shall no longer be deemed outstanding, and all rights with respect to such Interests shall forthwith on such Series A Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

                          (E) If a Series A Redemption Notice shall have been duly given or if LLC shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Series A Redemption Date specified therein the funds necessary for such redemption shall have been deposited by LLC with such bank or trust company in trust for the pro rata benefit of the holders of the Series A Class 2 Interests called for redemption, then, notwithstanding that any Certificate for Interests so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all Interests so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such Interests shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right of the holders thereof to convert such Interests as provided in Section 4.05(f) hereof to and including the Business Day preceding the date fixed for redemption. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York or in Washington D.C., shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Series A Redemption Notice. Any interest accrued on such funds shall be paid to LLC from time to time. Any funds so set aside or deposited, as the case may be, in respect of Series A Class 2 Interests that are subsequently converted shall be promptly returned to LLC. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Series A Redemption Date shall, to the extent permitted by law, be released or repaid to LLC, after which repayment the holders of the Interests so called for redemption shall look only to LLC for payment thereof.

                          (F) In connection with any redemption of Series A Class 2 Interests, LLC may arrange for the purchase and conversion of any such Interests by an agreement with one or more investment banks or other purchasers to purchase such Interests by paying to the holders or to the Series A Conversion Agent in trust for such holders, on or before the close of business on the day prior to the Series A Redemption Date, an amount, in cash, not less than the Series A Optional Redemption Price payable by LLC on redemption of such Interests. Notwithstanding anything to the contrary contained herein, the obligation of LLC to pay the Series A Optional Redemption Price of such Series A Class 2 Interests shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any such Series A Class 2 Interests tendered by the holders for redemption or not duly surrendered for conversion by such holders shall be deemed acquired by such purchasers from such holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the day prior to the Series A Redemption Date, subject to payment of the Series A Optional Redemption Price as aforesaid.

         (e)     Voting Rights.

                 (i) Holders of the Series A Class 2 Interests, except as otherwise required under Delaware law and as set forth in Sections 4.05(e)(ii) and (iii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the Class 1 Members of LLC.

                 (ii) Without the approval of holders of at least a majority of the Series A Class 2 Interests then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purposes, LLC will not (A) except in connection with the Series M Class 2 Interests, create, authorize or issue any Senior Interests (Series A) or Rights to acquire Senior Interests (Series A), including in connection with a merger, consolidation or other reorganization or (B) reclassify any Junior Interests (Series A), Parity Interests (Series A) or other outstanding Interests of LLC into any Senior Interests (Series A) or Rights to acquire Senior Interests (Series A).

                 (iii) Without the approval of holders of at least a majority of the Series A Class 2 Interests then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, LLC will not amend, modify or repeal this Agreement or any other specified designations, rights preferences or powers of the Series A Class 2 Interests in a manner adverse to holders of the Series A Class 2 Interests; provided, that the amendment of the provisions of this Agreement so as to authorize or create, or to increase the authorized amount of, any Junior Interests (Series A) or any Parity Interests (Series A) shall not be deemed to affect adversely the holders of the Series A Class 2 Interests; and provided further the authorization of the issuance from time to time of additional Series A Class 2 Interests, which are included in the number of Series A Class 2 Interests authorized under this Agreement, shall not be subject to the requirements of this
         Section 4.05(e)(iii).

                 (iv) The holders of at least a majority of the Series A Class 2 Interests then outstanding, voting or consenting, as the case may be, as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, may waive compliance with any provision of this Section 4.05.

                 (v) Notwithstanding anything herein to the contrary, (A) the creation, authorization or issuance of any Series M Class 2 Interests, Parity Interests (Series A) or Junior Interests (Series A), or (B) the increase or decrease in the amount of authorized Interests of any class, including any Class 2 Interests, shall not require the consent of the holders of the Series A Class 2 Interests and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of the Series A Class 2 Interests.

         (f)     Conversion.

                 (i) General Rights. Each Series A Class 2 Interest shall be convertible, at any time, at the option of the holder thereof (but if such Interest is called for redemption pursuant to Section 4.05(d), then only to and including but (except as provided in Section 4.05(d)(ii)(E)) not after the close of business on the Business Day preceding the date fixed for such redemption, provided that no default by LLC in the payment of the applicable Optional Redemption Price shall have occurred and be continuing on the date fixed for such redemption, in which case such right of conversion shall be reinstated), into that number of Class 1 Interests of LLC (calculated as to each conversion to the nearest 1/100th of an Interest) obtained by dividing the Original Series A Liquidation Preference of the Series A Class 2 Interests surrendered for conversion by the Series A Conversion Price (as defined below) then in effect (such date of conversion, a "Series A Conversion Date").

                 The conversion price per Series A Class 2 Interest shall initially be U.S. $4,051.86 (the "Series A Conversion Price").

                 In order to exercise the conversion privilege, a holder shall surrender the Certificate(s) representing such Interests, accompanied by transfer instrument(s) satisfactory to LLC and sufficient to transfer the Series Class 2 Interests being converted to LLC free of any adverse interest, at any of the offices or agencies maintained for such purpose by the conversion agent designated by LLC (the "Series A Conversion Agent") and shall give written notice to LLC that the holder elects to convert such Interests. LLC may, at its option, act as Series A Conversion Agent. Such notice shall also state the name(s), together with address(es), in which the Certificate(s) for Class 1 Interests shall be issued. As promptly as practicable after the surrender of such Series A Class 2 Interests as aforesaid, LLC shall issue and deliver at the office of such Series A Conversion Agent to such holder, or on his written order, Certificate(s) representing the number of full Class 1 Interests issuable upon the conversion of such Interests in accordance with the provisions hereof, and any fractional interest in respect of a Class 1 Interest arising upon such conversion shall be settled as provided for below. Certificates will be issued representing the balance of any remaining Series A Class 2 Interests in any case in which fewer than all of the Series A Class 2 Interests represented by a Certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which Series A Class 2 Interests shall have been surrendered and notice received by LLC as aforesaid, and the Person(s) in whose name(s) any Certificate(s) for Class 1 Interests shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Class 1 Interests represented thereby at such time, unless the Members' Interest Register shall be closed on the date on which Series A Class 2 Interests are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which the Members' Interest Register is open, and such person(s) shall be deemed to have become such holder(s) of record of the Class 1 Interests at the close of business on such later day. In either circumstance, such conversion shall be at the Series A Conversion Price in effect on the date upon which such Interest shall have been surrendered and such notice received by LLC.

                 The dividend payable on a Series A Class 2 Interest on a Series A Dividend Payment Date shall be payable to the holder of record of such Interest at the close of business on the Series A Dividend Record Date applicable thereto, notwithstanding the conversion of such Interest after such Series A Dividend Record Date and prior to the opening of business on such Series A Dividend Payment Date or the default by LLC in the payment of the dividend due on such Series A Dividend Payment Date. Except as provided in the next sentence, Series A Class 2 Interests surrendered for conversion during the period from the close of business on any Series A Dividend Record Date to the opening of business on the Series A Dividend Payment Date with respect to such dividend shall be accompanied by payment in immediately available funds or other funds acceptable to LLC of an amount equal to the dividend payable on such Series A Dividend Payment Date on the Series A Class 2 Interests being surrendered for conversion. The dividend with respect to a Series A Class 2 Interest called for redemption on a Series A Redemption Date during the period from the close of business on a Series A Dividend Record Date to the opening of business on the Series A Dividend Payment Date shall be payable on such Series A Dividend Payment Date to the holder of record of such Interest on such Series A Dividend Record Date notwithstanding the conversion of such Series A Class 2 Interest after the close of business on such Series A Dividend Record Date and prior to the opening of business on such Series A Dividend Payment Date, and the holder converting such Series A Class 2 Interest need not include a payment of such dividend amount upon surrender of such Series A Class 2 Interest for conversion. A holder of Series A Class 2 Interests surrendered for conversion into Class 1 Interests on a Series A Dividend Payment Date will receive the dividend payable by LLC on such Series A Class 2 Interests on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Class 2 Interests for conversion. Except as provided in this section, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on Series A Class 2 Interests surrendered for conversion or on account of any dividends on the Class 1 Interests issued upon conversion.

                 No fractional interest in a Class 1 Interest shall be issued by LLC upon the conversion of any Series A Class 2 Interest(s). Any fractional interest in a Class 1 Interest resulting from conversion of any Series A Class 2 Interest(s) shall be paid in cash (computed to the nearest cent) based on the Closing Price of the Class 1 Interest on the last Business Day prior to the date on which such Series A Class 2 Interest(s) are surrendered for conversion in the manner set forth above. If more than one Certificate representing Series A Class 2 Interests shall be surrendered for conversion at one time by the same holder, the number of full Interests issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Class 2 Interests represented by such Certificates which are to be converted.

                 (ii) Series A Conversion Price Adjustments. The Conversion Price shall be adjusted from time to time as follows:

                          (A) In case LLC shall pay or make a dividend or other distribution on any Interests of LLC in Class 1 Interests, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Interests entitled to receive such dividend or other distribution shall be reduced by multiplying such Series A Conversion Price by a fraction the numerator of which shall be the number of Class 1 Interests outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of Interests and the total number of Interests constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (A), the number of Class 1 Interests at any time outstanding shall not include Interests held in the treasury of LLC. LLC will not pay any dividend or make any distribution on Class 1 Interests held in the treasury of LLC.

                          (B) In case LLC shall issue rights or warrants to all holders of its Class 1 Interests entitling them to subscribe for, purchase or acquire Class 1 Interests at a price per Interest less than the current market price per Interest (determined as provided in subsection (F) below) of the Class 1 Interests on the date fixed for the determination of holders of Interests entitled to receive such rights or warrants, the Series A Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Series A Conversion Price by a fraction the numerator of which shall be the number of Class 1 Interests outstanding at the close of business on the date fixed for such determination plus the number of Class 1 Interests which the aggregate of the offering price of the total number of Class 1 Interests so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of Class 1 Interests outstanding at the close of business on the date fixed for such determination plus the number of Class 1 Interests so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (B), the number of Class 1 Interests at any time outstanding shall not include Interests held in the treasury of LLC. LLC will not issue any Rights in respect of Class 1 Interests held in the treasury of LLC.

                          (C) In case the outstanding Class 1 Interests shall be subdivided into a greater number of Class 1 Interests, the Series A Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding Class 1 Interests shall each be combined into a smaller number of Class 1 Interests, the Series A Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          (D) In case LLC shall, by dividend or otherwise, distribute to all holders of its Class 1 Interests (I) evidences of its indebtedness and/or (II) cash or other assets (excluding (x) any rights or warrants referred to in subsection (B) above, (y) any dividend or distribution referred to in subsection (A) above, and (z) cash dividends or distributions from current or accumulated earnings, then in each case, the Series A Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Class 1 Interests entitled to receive such distribution shall be adjusted by multiplying such Series A Conversion Price by a fraction of which the numerator shall be the current market price per Class 1 Interest (determined as provided in subsection (F) below) on such date of determination (or, if earlier, on the date on which the Class 1 Interest goes "ex-dividend" in respect of such distribution) less the then Fair Market Value as determined by the Board of Directors (whose determination shall be conclusive) of the portion of the other assets or evidences of indebtedness so distributed (and for which an adjustment to the Series A Conversion Price has not previously been made pursuant to the terms of this Section 4.05(f)) applicable to one Class 1 Interest, and the denominator shall be such current market price per Class 1 Interest, such adjustment to become effective immediately after the opening of business on the day following such date of determination.

                          (E) The reclassification or change of Class 1 Interests into Interests including Interests other than Class 1 Interests (other than any reclassification upon a consolidation or merger to which Section 4.05(f)(ii)(I) below applies) shall be deemed to involve (I) a distribution of such securities other than Class 1 Interests to all holders of Class 1 Interests (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Class 1 Interests entitled to receive such distribution" within the meaning of subsection
                 (D) above), and (II) a subdivision or combination, as the case may be, of the number of Class 1 Interests outstanding immediately prior to such reclassification into the number of Class 1 Interests outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (C) above).

                          (F) For the purpose of any computation under subsection (B) or (D) above, the current market price per Class 1 Interest on any day shall be deemed to be the average of the Closing Prices of the Class 1 Interests for the 20 consecutive Business Days selected by the Board of Directors commencing no more than 30 Business Days before and ending no later than the day before the day in question; provided, that in the case of clause (D), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Class 1 Interests entitled to receive such dividend or distribution (or, if earlier, the date on which the Class 1 Interests go "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Business Days, the period shall be such lesser number of Business Days but, in any event, not less than five Business Days.

                          (G) No adjustment in the Series A Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, that any adjustments which by reason of this Subsection (G) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that adjustments shall be required and made in accordance with the provisions of this Section 4.05(f) (other than this Subsection (G)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Class 1 Interests. Anything in this Subsection (G) to the contrary notwithstanding, LLC shall be entitled, at its option, to make such reductions in the Series A Conversion Price, in addition to those required by this Section 4.05(f), as it in its discretion shall determine to be advisable in order that any dividend of Interests, subdivision or combination of Interests, distribution of Interests or rights or warrants to purchase Interests or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from earnings) or other event shall be a tax free distribution for federal income tax purposes. All calculations under this Subsection (G) shall be made to the nearest cent.

                          (H) Whenever the Series A Conversion Price is adjusted as herein provided, LLC shall promptly mail a certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing same, which certificate shall constitute conclusive evidence, absent manifest error, of the correctness of such adjustment. The certificate shall be mailed to each holder at his last address as the same appears on the Members' Interest Register of LLC and to the Series A Conversion Agent.

                          (I) In case of (X) any consolidation of LLC with, or merger of LLC into, any other entity, (Y) any merger of another entity into LLC (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Class 1 Interests) or (Z) any sale or transfer of all or substantially all of the assets of LLC, each holder shall have the right thereafter to convert such Interest only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Class 1 Interests into which such Series A Class 2 Interest might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Class 1 Interests is not an entity with which LLC consolidated or into which LLC merged or which merged into LLC or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an Affiliate of a constituent entity and failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each Class 1 Interest held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing interest"), then for the purpose of this Section 4.05(f)(ii)(I) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing Interest shall be deemed to be the kind and amount so receivable per Interest by a plurality of the non-electing Interests). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and Interests thereafter of the holders, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any Interests, securities or property thereafter deliverable on the conversion of the Interests. Any such adjustment shall be evidenced by a certificate of LLC and a notice of such adjustment filed and mailed in the manner set forth in subsection (H) above and containing the information set forth in such subsection (H), and any adjustment so certified, shall for all purposes hereof conclusively be deemed to be an appropriate adjustment, absent manifest error. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

                          For purposes of this Section 4.05(f), "Class 1
                 Interests" includes any interests of any class of LLC which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of LLC and which are not subject to redemption by LLC. However, subject to the provisions of Section 4.05(f)(ii)(I) above, Interests issuable on conversion of Series A Class 2 Interests shall include only Interests of the class designated as Class 1 Interests of LLC on the date of the initial issuance of Series A Class 2 Interests by LLC, or Interests of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of LLC and which are not subject to redemption by LLC; provided, that if at any time there shall be more than one such resulting class, the Interests of each such class then so issuable shall be substantially in the proportion which the total number of Interests of such class resulting from all such reclassifications bears to the total number of Interests of all such classes resulting from all such reclassifications.

                 (iii) Notice of Certain Events.  In case:

                          (A) LLC shall take any action that would result in an adjustment to the Series A Conversion Price; or

                          (B) of any consolidation, merger or share or Interest exchange to which LLC is a party and for which approval of any members of LLC is required, or of the sale or transfer of all or substantially all of the assets of LLC; or

                          (C) of the voluntary or involuntary dissolution, liquidation or winding-up of LLC;

         then LLC shall cause to be filed with any Series A Conversion Agent and shall cause to be mailed to each holder of Series A Class 2 Interests at its last address as the same appears on the Members' Interest Register at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (I) the date on which a record is to be taken for the purpose of such actions, or, if the record is not to be taken, the date as of which the holders of Class 1 Interests of record are to be determined, or (II) the date on which such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Class 1 Interests of record shall be entitled to exchange their Class 1 Interests for securities, cash or other property deliverable upon such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (A) through (C) above.

                 (iv) Payment of Taxes. LLC will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Class 1 Interests on conversion of Series A Class 2 Interests pursuant hereto; provided, that LLC shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Class 1 Interests in a name other than that of the holder of the Series A Class 2 Interests to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to LLC the amount of any such tax or has established, to the satisfaction of LLC, that such tax has been paid.

                 (v) Interests Issuable Upon Conversion. LLC covenants that all Class 1 Interests which may be issued upon conversions of Series A Class 2 Interests will, upon issue, be duly and validly issued, free of all liens and charges and not subject to any preemptive rights. LLC covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class 1 Interests, for the purpose of effecting conversions of Series A Class 2 Interests, the full number of Class 1 Interests deliverable upon the conversion of all outstanding Series A Class 2 Interests not theretofore converted.

         (g) Mutilated or Missing Series A Class 2 Interests Certificates. If any Series A Class 2 Interest Certificate shall be mutilated, lost, stolen or destroyed, LLC shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Class 2 Interest Certificate, or in lieu of and substitution for the Series A Class 2 Interest Certificate lost, stolen or destroyed, a new Series A Class 2 Interest Certificate of like tenor and representing an equivalent number of Series A Class 2 Interests, but only upon receipt of evidence of such loss, theft or destruction of such Series A Class 2 Interest Certificate and indemnity, if requested, satisfactory to LLC.

         (h)     Reissuance; Preemptive Rights.

                 (i) Series A Class 2 Interests that have been issued and reacquired in any manner, including Interests purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued

         Class 2 Interests undesignated as to series and may be redesignated and reissued as part of any series of Class 2 Interests other than the Series A Class 2 Interests.

                 (ii) No Series A Class 2 Interests shall have any rights of preemption whatsoever as to any securities of LLC, or any Rights issued or granted with respect thereto, regardless of how such securities or such Rights may be designated, issued or granted.

         (i) Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day and no further dividends shall accumulate after the day payment was required.

         (j) Limitations. Except as may otherwise be required by law, the Series A Class 2 Interests shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Agreement (as such Agreement may be amended from time to time).

         Section 4.06  Series B Class 2 Interests

         (a) Issuance and Sale. The banking and financing committee has the authority to issue, sell and deliver one Series B Class 2 Interest to any Guarantor that provides $250 million or more of Guarantees to the extent such issuance is provided for in the Agreement Regarding Guarantee between LLC and such Guarantor.

         (b) Voting Rights. Except as herein provided, the voting rights of the Series B Class 2 Interests shall be limited to the right to appoint one Director to the Board of Directors per Series B Class 2 Interest at every annual or special meeting of Members (the Directors so elected are referred to herein as the "Series B Directors"). Such Series B Directors shall be in addition to, and not in the place of, any existing Directors or Director vacancies. Any vacancies in the number of Series B Directors created by death, resignation, removal or for any other reason (except if caused by the reduction of the number of such Directors upon redemption of any Series B Class 2 Interests) may be filled only by the Guarantor that appointed such Director.

         (c) Redemption. LLC shall redeem for $.01 per Series B Class 2 Interest any and all Series B Class 2 Interests held by a Guarantor or its affiliates as soon as the Guarantee Agreement of such Guarantor is terminated or expires and any previous payments thereunder by the Guarantor have been reimbursed.

         (d) Certificate of Designations and Other Terms. The banking and financing committee is authorized to exercise all the powers and authority of the Board of Directors with respect to the issuance of the Series B Class 2 Interests including, without limitation, (i) the authority to establish the specific terms of the Series B Class 2 Interests, to the extent not set forth herein, or in lieu thereof, to authorize Authorized Officers of LLC to establish such matters, to the extent that the delegation of such authority to Authorized Officers is not inconsistent with applicable law or this Agreement, and (ii) without limiting the generality of the foregoing, the banking and financing committee is expressly authorized to fix the designations and preferences of the Series B Class 2 Interests and to authorize the attachment hereto of certificates of designations with respect thereto.

         Section 4.07  Series C Class 2 Interests

         (a) Issuance and Sale. The banking and financing committee has the authority to issue, sell and deliver one Series C Class 2 Interest (in addition to a Series B Class 2 Interest if provided pursuant to the preceding Section 4.06) to each Guarantor for each $10 million of Guarantees provided by such

Guarantor to the extent such issuance is provided for in the Agreement Regarding Guarantee Class 2 Interests shall be issued (a Series C Class 2 Interest shall only be issued in respect of each full $10 million incremental amount of Guarantees);

         (b) Voting Rights. Except as herein provided, the sole and exclusive voting rights of the Series C Class 2 Interests shall be the right to appoint one or more Directors as follows: if, as a result of a Payment Event (as defined below), any Guarantor is required to make a payment pursuant to the terms of the Guarantee Agreement entered into by such Guarantor pursuant to such Guarantor's Agreement Regarding Guarantee, such Guarantor shall have the right to call a special meeting of the Members (pursuant to the notice requirements provided herein) at which the holders of Series C Class 2 Interests shall be entitled to appoint a number of Directors (the "Series C Directors") in addition to the Series B Directors and any other directors appointed pursuant to Section 1.05(a) or otherwise by the Guarantors and their affiliates in their capacity as members (the "Other Guarantor Directors") such that the Series B Directors and the Series C Directors (together, the "Guarantor Directors") together with any such Other Guarantor Directors will constitute a majority of the Directors on the Board of Directors and the holders of Series C Class 2 Interests shall have the right to continue to appoint, as a class, such Series C Directors at each succeeding annual meeting of Members, until such time as no Payment Event exists or remains unremedied and all amounts paid by all Guarantors pursuant to their Guarantees have been reimbursed to them (the "Time of Cure"). Holders of Series C Class 2 Interests shall elect Series C Directors by cumulative voting with the minimum number of Series C Class 2 Interests required to elect a Series C Director equal to the quotient of the number of Series C Class 2 Interests outstanding divided by the number of Series C Directors to be elected. Upon the installation of such Series C Directors, the Board of Directors shall call a special meeting of the Board of Directors for the purpose of appointing the members of each committee of the Board of Directors (excepting the Related Party Contracts Committee which shall be constituted as provided in Section 2.03(g)). In any class vote of the Series C Class 2 Interests, each outstanding Series C Class 2 Interest shall be entitled to one vote. The term "Payment Event" shall mean a payment by a Guarantor in respect of debt of LLC pursuant to such Guarantor's Guarantee Agreement; provided, however, that no Payment Event shall exist if and so long as Motorola is in default under (i) the Space System Contract, the O&M Contract, the Terrestrial Network Development Contract or any other Project Document (as defined in any bank credit agreement in respect of which the Guarantee is made), or (ii) a Gateway Equipment Purchase Agreement if such default was not excused and was not caused by a default on the part of the purchaser under such Gateway Equipment Purchase Agreement. At the Time of Cure, all Series C Directors shall immediately cease to be Directors.
Vacancies in the number, if any, of Series C Directors created by death, resignation, removal or for any other reason (except by the reduction of the number of such Directors at the Time of Cure or upon redemption of any Series C Class 2 Interests) may be filled only by the holders of Series C Class 2 Interests.

         (c) Redemption. LLC shall redeem for $.01 per Series C Class 2 Interest any and all Series C Class 2 Interests held by a Guarantor or its affiliates as soon as the Guarantee Agreement of such Guarantor is terminated or expires and any previous payments thereunder by the Guarantor have been reimbursed.

         (d) Certificate of Designation and Other Terms. The banking and financing committee is authorized to exercise all the powers and authority of the Board of Directors with respect to the issuance of the Series C Class 2 Interests including, without limitation, (i) the authority to establish the specific terms of the Series C Class 2 Interests, to the extent not set forth herein, or in lieu thereof, to authorize Authorized Officers of LLC to establish such matters, to the extent that the delegation of such authority to Authorized Officers is not inconsistent with applicable law or this Agreement, and (ii) without limiting the generality of the foregoing, the banking and financing committee is expressly authorized to fix the designations and preferences of the Series C Class 2 Interests and to authorize the attachment hereto of certificates of designations with respect thereto.

         Section 4.08     Issuance of Interests Upon the
                                  Admission of Additional Members

         Subject to the rights of the existing Members as set forth in this Agreement, additional Interests may be issued to an Additional Member only upon the admission of an Additional Member pursuant to Article VII of this Agreement.

         Section 4.09     Fractional Interests

         LLC may, but shall not be required to, issue fractions of an Interest. If it does not issue fractions of an Interest, it shall (a) arrange for the disposition of fractional Interests by those entitled thereto, (b) pay in cash the fair value of fractions of an Interest as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a Certificate or uncertificated) or in bearer form (represented by a Certificate) which shall entitle the holder to receive a full Interest upon the surrender of such scrip or warrants aggregating a full Interest. A certificate for a fractional Interest or an uncertificated fractional Interest shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of LLC in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for Certificates representing the full Interests or uncertificated full Interests before a specified date, or subject to the conditions that the Interests for which scrip or warrants are exchangeable may be sold by LLC and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         Section 4.10     Certificates for Interests

         The Interests of LLC shall be represented by Certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all Interests of the classes or series of its Interests shall be uncertificated. Any such resolution shall not apply to Interests represented by a Certificate until such Certificate is surrendered to LLC. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of Interests represented by Certificates and upon request every holder of uncertificated Interests shall be entitled to have a Certificate signed by, or in the name of, LLC by the chairman of the Board of Directors, the vice chairman and chief executive officer, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of LLC representing the number of Interests registered in Certificate form. Any or all of the signatures on the Certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer, transfer agent or registrar before such Certificate is issued, it may be issued by LLC with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


                                   ARTICLE V

                           DISSOLUTION AND WINDING-UP

         Section 5.01     Dissolution

         LLC shall be dissolved and its affairs wound up upon the occurrence of the earliest of following events:

         (a) December 31, 2095, subject to amendment by an affirmative vote of 66 2/3 of the Class 1 Members.

         (b) The death, retirement, resignation, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any Member, unless, within 90 days of the later of (i) the occurrence of such event or (ii) the receipt by LLC of any written notice provided below in this subsection (b) (but in any event no longer than 120 days from the occurrence of an event requiring such notice), the Board of Directors and the remaining Members exercise their right hereunder to continue the business of LLC in accordance with this subsection (b), and in the event of such continuation LLC shall not be dissolved.

         The continuation right provided above may be exercised upon the consent of both (i) a majority of the Board of Directors and (ii) a "majority in interest" (as defined in IRS Revenue Procedure 94-46, 1994-2 C.B. 688) of the remaining Members, who shall number at least two.

         The Board of Directors may determine whether such consents have been provided in any manner they deem reasonable and need not call a meeting of Members or communicate with all Members therefor; provided, that the Board of Directors shall reflect such determination and the manner of determination in the books and records of LLC.

         Each Member hereby covenants that within 30 days of an event of bankruptcy which would cause such Member to cease to be a Member under Section 18-304 of the Delaware Act or of any action taken to dissolve such Member, it will provide written notice thereof to the Secretary of LLC and to each other Member.

         (c) The adoption of a resolution by 66 2/3% of the entire Board of Directors that it is deemed advisable in the judgment of the Board of Directors that LLC be dissolved followed by the affirmative vote at a meeting duly called for such purpose of 66 2/3% of the Class 1 Interests approving the dissolution; provided, that the resolution of the Board of Directors authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the Class 1 Members, the Board of Directors may abandon such proposed dissolution without further action by the Class 1 Members.

         Section 5.02     Resignation of Members

         A Member may resign from LLC only by Transferring its interests pursuant to Article VI hereof. No Member shall be able to resign or be deemed to resign if it ceases to be a Member due to bankruptcy or for any other reason (a "Former Member") except upon the consent of 66 2/3 of the other Members, if LLC continues, pursuant to Section 5.01(b) or otherwise, to exist. Such Former Member, if not permitted or deemed to resign, shall not be entitled to any of the rights granted to a Member hereunder or under applicable law but shall be, to the extent not otherwise provided by this Agreement or applicable law, entitled to receive distributions and allocations of items of income, gain, loss, deduction, expense and credit as if such Former Member continued to be a Member hereunder.

         Section 5.03     Winding-Up

         (a) Upon dissolution of LLC, LLC's affairs shall be wound up by the chairman of the Board of Directors (as liquidating trustee) or, if there is no chairman of the Board of Directors, or vice chairman and cheif executive officer (as liquidating trustee), or, if there no chairman of the Board of Directors or vice chairman and chief executive officer, by the person who may be elected by a vote of the Class 1 Members.

         (b) Upon the winding-up of LLC, any amounts permitted to be distributed to Members (other than distributions to any Member upon resignation, interim distributions to any Member and distributions to Members in their capacity as creditors, each of which shall be distributed prior to the distribution provided for in this Section 5.03(b), as provided in the Delaware
Act) shall be distributed first to the Class

2 Members, if any, to the extent of the liquidation preference of their Class 2 Interests as provided herein, and second to the Class 1 Members in proportion to the number of Class 1 Interests held by each such Class 1 Member.


                                   ARTICLE VI

                                   TRANSFERS

         Section 6.01     Notice to LLC and to Other Holders

         Except as otherwise provided in this Agreement, a Person shall not Transfer Class 1 Interests, Class 2 Interests, Notes or Warrants ("Restricted Interests") except pursuant to the provisions of this Article VI; provided, that, except as permitted by Section 6.02 of this Agreement, in no event shall any Transfer of Restricted Interests pursuant to this Article VI be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer, the Person seeking to make such Transfer (the "Transferring Person") shall give written notice (the "Sale Notice") to LLC and to all other holders of Restricted Interests (each an "Other Holder" and collectively, the "Other Holders"). The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the amount of Restricted Interests to be transferred and the terms and conditions of the proposed Transfer. The Transferring Person will not consummate any Transfer until 40 days after the relevant Sale Notice has been received by LLC and the Other Members, unless the parties to the Transfer have been finally determined pursuant to this Article VI prior to the expiration of such 40-day period. The date of the first to occur of such events is referred to herein as the "Authorization Date".

         Section 6.02     Right to Reject Transfer; First Refusal Rights

         (a) Subject to subsection (b) below, LLC may reject any Transfer if such Transfer does not receive the approval of a majority of the Directors by giving the Transferring Person notice to such effect (a "Rejection Notice") within 20 days after the Sale Notice has been received by LLC and, in the event of the timely issuance of a Rejection Notice, the Transferring Person shall not make the Transfer described in the Sale Notice; provided, that no Transfer shall have effect if the result of such Transfer is a termination of LLC under
Section 708 of the Code. If LLC does not issue a timely Rejection Notice, LLC may elect to purchase all (but not less than all) of the Restricted Interests to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Person and the Other Holders within 20 days after the Sale Notice has been received by LLC. If LLC has not issued a Rejection Notice and has not elected to purchase the Restricted Interests to be transferred, the Other Holders may elect to purchase all (but not less than all) of the Restricted Interests to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Transferring Person within 30 days after the Sale Notice has been received by the Other Holders.
If more than one Other Holder elects to purchase the Restricted Interests, the Restricted Interests to be sold will be allocated among such Other Holders pro rata (which for this purpose shall be determined on the basis of the Liquidation Value of Series M Class 2 Interests, the Series A Liquidation Preference of Series A Class 2 Interests, the Accreted Value of Notes and the purchase price paid to LLC in respect of Class 1 Interests, in each case held by the Other Holders); provided, that no Other Holder shall be allowed to purchase any Class 1 Interests pursuant to this Section 6.02 which, together with the other Class 1 Interests owned by such Other Holder, would cause such Other Holder (together with its Affiliates) to beneficially own and/or have the current right to acquire more than 45% of the Class 1 Interests Deemed Outstanding at such time or more than 45% of the Class 1 Interests actually outstanding at such time. If neither LLC nor any of the Other Holders elects to purchase the Restricted Interests specified in the Sale Notice, the Transferring Person may transfer the Restricted Interests specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than as specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Restricted Interests not transferred within such 60-day period will be subject to the provisions of this Section 6.02 upon subsequent transfer.

         (b) A Transferring Person shall have the right to Transfer to any of its Affiliates, and such Affiliate shall automatically become a substituted Member pursuant to Section 6.07 (without approval pursuant to subsection (a) of this Section 6.02 and without being subject to the notice provisions of Section
6.01 or to LLC's or any other Member's right to elect to purchase described in subsection (a) of this Section 6.02, for any consideration, including cash), up to 79% of its Restricted Interests but only to the extent that this provision shall not result in over 79% of all Class 1 Interests or 79% of all Restricted Interests becoming transferrable without approval; provided, further that no Transfer shall have effect if the result is a termination of LLC under Section 708 of the Code. Upon the approval of a substitution of such Affiliate as a Member pursuant to Section 6.07, however, a Transferring Person may Transfer to any of its Affiliates all of its Restricted Interests upon the same terms as provided in the preceding sentence but such Transfer will not be counted toward the 79% of all Class 1 Interests or 79% of all Restricted Interests provided above.

         Section 6.03     No Transfers Above 45%

         Each Member hereby agrees not to Transfer any Class 1 Interests to any person if after giving effect to any such Transfer such Person (together with its Affiliates) would beneficially own and/or have the current right to acquire more than 45% of the Class 1 Interests Deemed Outstanding at such time or more than 45% of the Class 1 Interests actually outstanding at such time.

         Section 6.04     Obligations of Transferees and Transferors

         Each Person that becomes the owner of Restricted Interests pursuant to any Transfer shall execute an agreement in form and substance satisfactory to LLC which shall include such Person's agreement to be bound by the provisions of this Agreement; provided, that such Person shall not be obligated to assume any obligations to purchase additional Restricted Interests under Section 4.02 to the extent such obligations are being retained by such Person's transferor. No Transfer shall relieve a party hereto of its contractual obligations under this Agreement or relieve any Indirect Owner of its contractual obligations under its Agreement of Indirect Owner unless the relief of such obligations is approved by the holders of at least 66 2/3% of the then outstanding Class 1 Interests, but so long as Motorola is a principal supplier to LLC, such approval shall be effective only if such holders include Motorola.

         Section 6.05     Certain Motorola Transfer Restrictions

         Motorola agrees that as long as it is the principal supplier to LLC and/or Motorola or one of its subsidiaries is the holder for the benefit of LLC of any FCC license to construct, operate or launch the IRIDIUM system, Motorola will not Transfer (other than pursuant to an Exempt Transfer as such term is defined in the VEBA Stock Purchase Agreement) any of its Class 1 Interests that were issued in respect of Common Stock of Iridium, Inc. purchased under the 1993 Stock Purchase Agreement; provided, that this restriction does not apply to any Class 1 Interests purchased by Motorola pursuant to Section 4.02 of this Agreement. In the event that Motorola is no longer the principal supplier to LLC and neither Motorola nor one of its subsidiaries is the holder for the benefit of LLC of any FCC license and Motorola desires to Transfer any such Class 1 Interests prior to July 19, 2003, at least 30 days prior to any such Transfer, Motorola shall deliver a written notice (the "Motorola Sale Notice") to LLC and the other Class 1 Members (the "Other Class 1 Members"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Class 1 Members may elect to participate in the contemplated Transfer by delivering written notice to Motorola within 30 days after delivery of the Motorola Sale Notice. If any Other Class 1 Members have elected to participate in such Transfer, Motorola and such Other Class 1 Members shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Class 1 Interests equal to the product of (i) the quotient determined by dividing the percentage of Class 1 Interests owned by such Person by the aggregate percentage of Class 1 Interests owned by Motorola and all of the Other Class 1 Members participating in such sale and (ii) the number of Class 1 Interests to be sold in the contemplated Transfer.

                 For example, if the Sale Notice contemplated a sale of 100 Class 1 Interests by Motorola, and if Motorola at such time owns 30% of all the Class 1 Interests outstanding and if one Other Class 1 Member elects to participate and owns 20% of all the Class 1 Interests outstanding, Motorola would be entitled to sell 60 Class 1 Interests (30% / 50% x 100 interests) and the Other Class 1 Member would be entitled to sell 40 Class 1 Interests (20% / 50% x 100 interests).

Motorola shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Class 1 Members in any contemplated Transfer, and Motorola shall not transfer any of its Class 1 Interests to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Class 1 Members.

         Section 6.06     Inapplicability of Article

         Article VI shall not apply to a Transfer by any Person of any ownership interest in a Member.

         Section 6.07     Substituted Members

         Unless otherwise provided in this Agreement, a transferee of any Class 1 Interest or Class 2 Interest shall not become a substituted Member without the consent of a "majority in interest" (as defined in IRS Revenue Procedure 94-46, 1994-2 C.B. 688) of the non-transferring Members, which consent may be given or withheld in the discretion of the Members, whether or not reasonable. Unless and until a transferee becomes a Member pursuant to this Section 6.07, the transferee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the right to receive distributions and allocations of items of income, gain, loss, deduction, expense, and credit as if such transferee were a Member. However, such transferee shall be bound by any limitations and obligations contained herein with respect to Members.

                                  ARTICLE VII

                        ADMISSION OF ADDITIONAL MEMBERS

         Section 7.01     Admission of Additional Members

         (a) Admission of Members. With the consent of Class 1 Members holding a majority of the Class 1 Interests, the Board of Directors may at any time cause LLC to admit additional Members ("Additional Members").

         (b) Time of Admission. An Additional Member shall be deemed admitted as a member upon the later of:

                  (i) the later of (a) the written request by such Person that the Members' Interest Register reflect such admission and (b) the execution by such Person of this Agreement or a counterpart hereof whereby such person agrees to be bound by the provisions of this Agreement, and

                 (ii) the time such person is listed as a Member in the Members' Interest Register of LLC and a Certificate or Certificates evidencing such person's ownership of such Interest is issued.

         (c) Required Contribution. The Board of Directors shall determine what, if any, contribution the Additional Member need make and the number and class of Interests to be issued to such Member."The Board of Directors may provide that the required contribution may be paid prior to, at the time of, or subsequent to, the issuance of the interest to such Member and that any subsequent contribution may be made from distributions paid or payable in respect of such interest. If any portion of a required contribution is payable after the issuance of the interest, the Board of Directors may determine that any rights otherwise incident to such interest (including, without limitation, voting, distribution, inspection and transfer rights) will not come into effect until such required contribution has been made. At any time that the voting rights in respect of such interest have been suspended, in determining whether a required percentage of Class 1 Membership Interests have approved any action, such interests shall be excluded from both the numerator and the denominator of such percentage computation."

         (d) Affiliated Purchasers. The Affiliated Purchasers are not Members on the date hereof but are parties to the 1996 Securities Purchase Agreement and pursuant to that agreement have acquired Notes and Warrants. Each Member hereby consents to the admission of each of the Affiliated Purchasers as a Member upon the acquisition by such Affiliated Purchaser of Class 1 Interests upon the exercise of Warrants or otherwise.

         (e) Motorola Eligible Transferee. Each Member hereby consents to the admission of each Motorola Eligible Transferee as a Member upon the acquisition by such Person of Class 1 Interests or Class 2 Interests pursuant to the terms of this Agreement.

         Section 7.02     Preemptive Rights

         (a) Offer to Sell. If LLC authorizes the issuance or sale of any Class 1 Interests (or Rights to acquire any Class 1 Interests), then LLC shall first offer to sell to each Class 1 Member a portion of such Class 1 Interests (or such Rights) equal to (i) the number of Class 1 Interests held by such Class 1 Member divided by (ii) the sum of the number of Class 1 Interests Deemed Outstanding as of the date of such offer plus the number of Class 1 Interests issuable upon exercise, conversion or exchange of all outstanding Rights to acquire Class 1 Interests.

         (b) Right to Purchase. In order to accept an offer under Section 7.02(a), each Class 1 Member must, within 15 days after receipt of written notice from LLC describing in reasonable detail the Class 1 Interests (or Rights) being offered, the purchase price thereof, the payment terms and such Class 1 Member's percentage allotment, deliver a written notice to LLC accepting such offer.

         (c) Sale of Unsubscribed Interests. During the 90 days following the expiration of such 15 day offering period, LLC shall be entitled to sell any such Class 1 Interests (or any such Rights) which the holders of Class 1 Interests have not elected to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Class 1 Interests or securities offered or sold by LLC after such 90 day period must be reoffered to the holders of Class 1 Interests pursuant to the terms of this Section 7.02.

         (d) Limitation on Preemptive Right. Notwithstanding the other provisions of this Section 7.02, each Class 1 Member shall be entitled to purchase such Class 1 Interests (or any such Rights) under this Section 7.02 only to the extent that, immediately after such purchase, neither such holder nor any of its Affiliates beneficially owns more than 45 percent of the Class 1 Interests Deemed Outstanding at such time.

         (e)     Exclusion from Preemptive Rights.  The provisions of this
Section 7.02 shall not apply to any issuance of Class 1 Interests (or Rights to acquire any Class 1 Interests) (i) to employees of LLC, (ii) in connection with the acquisition of another business (whether by purchase of stock, purchase of assets, merger or otherwise), (iii) pursuant to the Motorola Warrant, (iv) pursuant to conversion of the Series M Class 2 Interests, (v) pursuant to any obligation of LLC's Members to purchase additional securities as a result of a capital call by LLC, (vi) pursuant to the conversion of the Series A Class 2 Interests, (vii) pursuant to exercise of the Warrants, (viii) in connection with a debt financing, (ix) as a dividend on the outstanding Class 1

Interests, (x) pursuant to any agreement in effect on the date of this Agreement, (xi)(A) in connection with the issuance and conversion of warrants to purchase Class 1 Interests issued by LLC to Guarantor pursuant to Guarantee Agreements to be executed by August 30, 1996 and (B) certain gateway territory owners as incentive to complete construction of their gateways by September 1998 and to achieve specified revenues by January 1, 2000, (xii) to Iridium Bermuda if such issuance has been approved by a majority of the Board of Directors excluding any directors designated by Iridium Bermuda, or (xiii) in an amount up to 600,000 Class 1 Interests in private equity placements pursuant to a purchase agreement or purchase agreements by February 1, 1997.


                                  ARTICLE VIII

                 GATEWAY RIGHTS AND SPECTRUM ACCESS OBLIGATIONS

         Section 8.01     Gateway Rights and Service Provider Rights

         (a) Gateway Allocation. Subject to the terms and conditions set forth below, LLC hereby authorizes each Class 1 Member and its Affiliates, to the extent permitted by applicable law (including United States law), to provide Gateway services and to retain Service Providers (and/or act as a Service Provider) in the Gateway Service Territory allocated to such Class 1 Member on the Gateway Service Territory Allocation Schedule attached hereto as Annex E and to construct an unlimited number of Gateways in such Gateway Service Territory subject to any applicable technical and operational limitations as determined by LLC. Subject to the terms and conditions set forth below, to the extent permitted by applicable law (including United States law), LLC will not authorize any other Person to provide Gateway services or construct Gateways in any Class 1 Member's Gateway Service Territory except on a basis consistent with the allocations set forth in Annex E hereto.

         (b)     Class 1 Members Gateway Covenants.

                 (i) Each Class 1 Member who has been allocated a Gateway Service Territory agrees to use its best efforts to obtain the necessary authorizations (the "Gateway Authorizations") to provide Gateway services in each of the jurisdictions included in its Gateway Service Territory and to construct and operate such Class 1 Member's Gateway on a timely basis consistent with the terms of such Class 1 Member's Gateway Authorization Agreement.

                 (ii) Each Class 1 Member who has been allocated a Gateway Service Territory agrees to require any Service Provider it retains in its Gateway Service Territory to use its best efforts to obtain the necessary authorizations to act as a Service Provider to the extent required in such Class 1 Member's Gateway Authorization Agreement.

         (c)     Termination of Gateway Rights and Service Provider Rights.

                 (i) The allocation pursuant to Section 8.01(a) of Gateway rights and Service Provider rights to a Class 1 Member for any particular country will cease with respect to such country (without any compensation whatsoever being payable in connection therewith except to the extent set forth in Section 8.01(c)(ii) below) if such Class 1 Member has not obtained the Gateway Authorizations in such country within the sooner of (A) 48 months (plus any period of an "excusable delay" that may occur under Article II of the Space System Contract prior to the expiration of such 48 months) after the Closing Date or (B) the date on which appropriate authorizing agencies have finally determined, after exhaustion of all available appeals being pursued by such Class 1 Member in good faith, that such Class 1 Member will not be granted the Gateway Authorizations in such country; provided, that the Board of Directors may grant to a Class 1 Member an extension of the time period for obtaining the

         Gateway Authorizations if the Board of Directors concludes that sufficient progress in obtaining the Gateway Authorizations has been demonstrated by such Class 1 Member.

                 (ii)  In the event that an allocation of rights pursuant to
         Section 8.01(a) ceases with respect to a Class 1 Member's Home Gateway Country pursuant to Section 8.01(c)(i) above and such Class 1 Member has used its best good faith efforts to obtain the Gateway Authorizations in such country and is not in breach of this Agreement or such Class 1 Member's Gateway Authorization Agreement, such Class 1 Member shall be entitled to compensation for the loss of such allocation to the extent provided in this Section 8.01(c)(ii). In such event, such Class 1 Member shall (A) promptly enter into negotiations in good faith with any Person designated by the Board of Directors to agree upon the nature and amount of compensation to be paid by such Person to such Class 1 Member for such rights, (B) use its reasonable best efforts to conclude such negotiations within six months after LLC's notice to such Class 1 Member of the identity of such Person and
         (C) in the event that such Class 1 Member and such Person are unable to conclude such negotiations and enter into a binding agreement with respect thereto within such six-month period, relinquish all such rights to such Person for the compensation determined by an Independent Appraiser.

                 (iii) Notwithstanding any provision in this Agreement to the contrary, the allocation of all Gateway rights and Service Provider rights to a Class 1 Member pursuant to Section 8.01(a) will cease if
         (A) such Class 1 Member has failed to comply in any material respect with the terms of its Gateway Authorization Agreement, provided that notice in writing has been given to the Class 1 Member specifying such failure to comply and that such failure to comply continues for a period of thirty (30) days from the date of receipt of said notice or
         (B) such Class 1 Member has failed to comply in any material respect with the terms of this Agreement, provided that notice in writing has been given to the Class 1 Member specifying such failure to comply and that such failure to comply continues for a period of thirty (30) days from the date of receipt of said notice.

The loss of Gateway and Service Provider rights will not diminish a Class 1 Member's other obligations hereunder, including obligations to purchase Class 1 Interests and other interests or securities pursuant to this Agreement.

         (d) Assignment of Rights; Assignment of Unallocated Gateway Service Territories. No Class 1 Member may assign its rights granted under this
Section 8.01 to any Person other than a Person that is an Affiliate of such Class 1 Member or a Person that would be an Affiliate of such Class 1 Member and one or more other Members if such Class 1 Member and such other Members were together considered as one Person; provided, that nothing in this Section 8.01(d) shall prohibit two or more Class 1 Members or their Affiliates from sharing the rights granted under this Section 8.01 through a joint venture or otherwise.

         (e) Service Provider Rights. To the extent permitted by applicable law (including United States law) and subject to obtaining the necessary Government authorizations to do so and to the execution of documentation (including the Gateway Authorization Agreement) that is acceptable to LLC and such Class 1 Member, each Class 1 Member to which a Gateway Service Territory has been allocated hereunder will have the exclusive right (together with all other Class 1 Members, if any, to which such Gateway Service Territory has been allocated hereunder) to act as, and to designate others to act as, a Service Provider in such Gateway Service Territory.

         Section 8.02     Obligations Relating to Spectrum Access

         (a) If a Class 1 Member is allocated a Gateway Service Territory hereunder and is not a Government, such Class 1 Member hereby agrees with respect to each jurisdiction in its Gateway Service Territory and with respect to each other jurisdiction in which it conducts any material part of its business (i) to use its reasonable best efforts to cause the Government of such jurisdiction and other relevant authorities in such jurisdiction to ratify and adopt the spectrum allocation and service definitions for low earth orbiting satellites adopted at the World Administrative Radio Conference organized by the International Telecommunications Union and held in February 1992, (ii) to use its reasonable best efforts to obtain from such Governments and authorities allocations of the frequencies necessary to operate and use the IRIDIUM system within the jurisdictions of such Governments and authorities and (iii) to use its reasonable best efforts to cause such Governments and authorities to facilitate the coordination of the use of such frequencies within the jurisdictions of such Governments and authorities.

         (b) If a Class 1 Member is a Government, such Class 1 Member hereby agrees (i) to use its reasonable best efforts to ratify and adopt the spectrum allocation and service definitions for low earth orbiting satellites adopted at the World Administrative Radio Conference organized by the International Telecommunications Union and held in February 1992, (ii) to use its reasonable best efforts to facilitate the allocation of the frequencies necessary to operate and use the IRIDIUM system within such Government's jurisdiction, (iii) to use its reasonable best efforts to facilitate the coordination of the use of such frequencies with such Government's jurisdiction and (iv) to take all of the actions specified in Section 8.02(a) above with respect to each country in the Gateway Service Territory allocated to it hereunder which is not within such Government's jurisdiction.


                                   ARTICLE IX

                AMENDMENT AND TERMINATION OF VARIOUS AGREEMENTS

         Section 9.01     Termination of Stock Purchase Agreements

         Each of the Stock Purchase Agreements is hereby terminated except that the representations and warranties included therein shall survive as provided in each such agreement and except that the obligations thereunder of any investor shall not be terminated until such investor or its successor-in-interest has executed a counterpart of this Agreement.

         Section 9.02     Amendments to Outstanding Notes and Warrants

         Pursuant to the LLC Merger, LLC has succeeded to all of the rights and obligations of Iridium, Inc. including the rights and obligations of Iridium, Inc. under the Notes and Warrants issued by Iridium, Inc. on or prior to the date of this Agreement. Each such Note and Warrant will be deemed to be amended as provided in Exhibits 1-A and 2-A, respectively, and LLC has issued Notes and Warrants, as so amended, on the date hereof in replacement of each outstanding Note and Warrant.

         Section 9.03     Amendments to Gateway Authorization Agreements

         Each Gateway Authorization Agreement is hereby amended to substitute LLC for Iridium, Inc. as a party thereto and to effect such other changes as may be necessary to refer to LLC as a limited liability company rather than a corporation. Except as so amended each of such Gateway Authorization Agreements shall remain in full force and effect.

         Section 9.04     Amendments to Contracts with Motorola

         Each of the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract is hereby amended to substitute LLC for Iridium, Inc. as a party thereto and to effect such other changes as may be necessary to refer to LLC as a limited liability company rather than a corporation. Except as so amended each of such contracts shall remain in full force and effect.

         Section 9.05     Amendments to Motorola Warrant

         The Motorola Warrant shall be amended as provided in Exhibit 3-A and LLC has issued a new Motorola Warrant, as so amended, on the date hereof in the form of Exhibit 3-B.


                                   ARTICLE X

                  MERGER AND APPRAISAL RIGHTS; SALE OF ASSETS

         Section 10.01    Authority

         LLC may merge or consolidate with one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article X.

         Section 10.02    Procedure for Merger or Consolidation

         Merger or consolidation of LLC pursuant to this Article X requires the prior approval of the Board of Directors. If the Board of Directors shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

         (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

         (c) The terms and conditions of the proposed merger or consolidation;

         (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership or limited liability company interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity - the cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and
(ii) in the case of securities represented by certificates, upon the surrender of such certificates - which cash, property or general or limited partnership or limited liability company interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

         (f) The effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section
10.04 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be specified in the certificate of merger or consolidation); and

         (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of Directors.

         Section 10.03    Approval by Class 1 Members of
                          Merger or Consolidation

         (a) General. The Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Class 1 Members whether at a meeting or by written consent, in either case in accordance with the requirements of Section 1.06(m). A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         (b) Required Vote. The Merger Agreement shall be approved upon receiving the affirmative vote or consent of Class 1 Members holding not less than 66 2/3% of the outstanding Class 1 Interests unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Interests or of any class thereof, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

         (c) Abandonment of Merger or Consolidation. After such approval by vote or consent of the Class 1 Members, and at any time prior to the filing of the certificate of merger or consolidation pursuant to Section 10.04, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement. The Merger Agreement shall also require the approval of any other class of Members if such approval is specifically required by this Agreement or a Certificate of Designations adopted pursuant to this Agreement.

         Section 10.04    Certificate of Merger or Consolidation

         Upon the required approval by the Board of Directors and the Class 1 Members of a Merger Agreement, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         Section 10.05    Effect of Merger or Consolidation

         (a) Effect of Merger. At the effective time of the certificate of merger or consolidation:

                 (1) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were property of each constituent business entity;

                 (2) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                 (3) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

                 (4) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         (b) No Transfer of Assets or Liabilities. A merger or consolidation effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

         Section 10.06    Appraisal Rights

         (a) Members Entitled. Any Member who holds Interests on the date of the making of a demand pursuant to subsection (d) of this Section 10.06 with respect to such Interests, who continuously holds such Interests through the effective date of the merger or consolidation referred to below (a "Merger"), who has otherwise complied with subsection (d) of this Section 10.06 and who has neither voted in favor of the Merger nor consented thereto in writing pursuant to Section 1.06(m) shall be entitled to an appraisal of the fair value of his Interest under the circumstances described in subsections (b) and (c) of this Section 10.06.

         (b) Certain Exceptions. Appraisal rights shall be available for the Interests in a Merger in which LLC is a constituent entity;

                 (i) provided, however, that no appraisal rights under this section shall be available for Interests of any class or series which, at the record date, if any, fixed to determine the Members entitled to receive notice of and to vote upon the Merger or, if no such record date is fixed, the date of the Merger, were either (x) listed on a national securities exchange or designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc. or (y) held of record by more than 2,000 Members; and further provided that no appraisal rights shall be available for any Interests of LLC if LLC is the surviving entity and the Merger would not have required the approving vote of stockholders, pursuant to subsection (f) and (g) of Section 251 of the Delaware General Corporation Law if LLC were a corporation under Delaware Law;

                 (ii) notwithstanding paragraph (i) of this subsection, appraisal rights under this section shall be available for the Interests of any class or series if the holders thereof are required by the terms of the agreement of merger to accept for such Interests anything except:

                          a. Shares of stock of the corporation, or membership interests in a nonstock entity, surviving or resulting from such Merger, or depository receipts in respect thereof;

                          b. Shares of stock of any other corporation, or membership interests in a nonstock entity, or depository receipts in respect thereof, which shares of stock, membership interests or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                          c.  Cash in lieu of fractional Interests; or

                          d.  Any combination of the shares of stock,
                 membership interests, depository receipts and cash in lieu of fractional Interests.

         (c) Perfection. Appraisal rights shall be perfected as follows: if a proposed Merger for which appraisal rights are provided under this section is to be submitted for approval at a meeting of Members or Directors, or is to be approved by written consent, LLC, not less than 20 days prior to the meeting or the effective date of the written consent, shall notify each of its Members that appraisal rights are available for any or all of the Interests of LLC, and shall include in such notice a copy of this Section 10.06. Each Member electing to demand the appraisal of his Interests shall deliver to LLC, before the taking of the vote on the Merger, a written demand for appraisal of his Interests. Such demand will be sufficient if it reasonably informs LLC of the identity of the Member and that the Member intends thereby to demand the appraisal of his Interests. A vote against the Merger or the withholding of a written consent by the Member or by a Director appointed by the Member shall not constitute such a demand. A Member electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such Merger, the surviving or resulting entity in the Merger shall notify each Member who has complied with this subsection and has not voted in favor of or consented to the Merger of the date that the Merger has become effective;

         (d) Right to Petition Court. Within 120 days after the effective date of the Merger, the surviving or resulting entity or any Member who has complied with Sections 10.06(a) and (d) and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the Interests of all such Members. Notwithstanding the foregoing, at any time within 60 days after the effective date of the Merger, any Member shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the Merger. Within 120 days after the effective date of the Merger, any Member who has complied with the requirements of Sections 10.06(a) and (d), upon written request, shall be entitled to receive from the entity surviving the Merger or resulting from the Merger a statement setting forth the aggregate number of Interests not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of Members holding such Interests. Such written statement shall be mailed to the Member within 10 days after his written request for such a statement is received by the surviving or resulting entity or within 10 days after expiration of the period for delivery of demands for appraisal under Section 10.06(c), whichever is later.

         (e) Service of Petition; Notice. Upon the filing of any such petition by a Member, service of a copy thereof shall be made upon the surviving or resulting entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all Members who have demanded payment for their Interests and with whom agreements as to the value of their Interests have not been reached by the surviving or resulting entity. If the petition shall be filed by the surviving or resulting entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice to the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting entity and to the Members shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (f) Court Determines Members Entitled to Appraisal. At the hearing on such petition, the Court shall determine the Members who have complied with this Section 10.06 and who have become entitled to appraisal rights. The Court may require the Members who have demanded an appraisal for their Interests and who hold Interests represented by Certificates to submit their Certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any Member fails to comply with such direction, the Court may dismiss the proceedings as to such Member.

         (g) Court to Appraise Interests. After determining the Members entitled to an appraisal, the Court shall appraise the Interests, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceedings. Upon application by the surviving or resulting entity or by any Member entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the Member entitled to an appraisal. Any Member whose name appears on the list filed by the surviving or resulting entity pursuant to
Section 10.06(e) and who has submitted his Certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this
Section 10.06.

         (h) Payment and Interest. The Court shall direct the payment of the fair value of the Interests, together with interest, if any, by the surviving or resulting entity to the Members entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such Member, in the case of Members of uncertificated Interests forthwith, and in the case of Members holding Interests represented by Certificates upon the surrender to LLC of the Certificates representing such Interests. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting entity be organized under the laws of the State of Delaware or any other state.

         (i) Costs. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a Member, the Court may order all or a portion of the expenses incurred by any Member in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the Interests entitled to an appraisal.

         (j) Rights in Surviving Entity. From and after the effective date of the Merger, no Member who has demanded his appraisal rights as provided in
Section 10.06(c) shall be entitled to the rights of a Member owing Interests; provided, however, that if no petition for an appraisal shall be filed within the time provided in Section 10.06(d), or if such Member shall deliver to the surviving or resulting entity a written withdrawal of his demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective date of the Merger as provided in Section 10.06(d) or thereafter with the written approval of LLC, then the right of such Member to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any Member without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (k) Status of Unissued Shares. The shares or interests of the surviving or resulting entity to which the Interests of such objecting Members would have been converted had they or the Director(s) appointed by them assented to the Merger shall have the status of authorized and unissued shares or interests of the surviving or resulting entity.

         Section 10.07    Sale of Substantially All Assets

         (a) Required Vote. LLC may at any meeting of the Board of Directors sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, another corporation, corporations or other entity, as the Board of Directors deems expedient and for the best interests of LLC, when and as authorized by a resolution adopted by the holders of 66 2/3% of the outstanding Class 1 Interests, at a meeting duly called upon at least 20 days' notice. The notice of the meeting shall state that such a resolution will be considered.

         (b) Abandonment of Sale. Notwithstanding authorization or consent to a proposed sale, lease or exchange of LLC's property and assets by the Class 1 Members, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the Class 1 Members, subject to the rights, if any, of third parties under any contract relating thereto.



                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.01    Amendments to the Agreement

         (a) General. This Agreement may not be changed or amended or the observance of any provisions by LLC waived without the consent of Class 1 Members holding not less than 66 2/3% of the outstanding Class 1 Interests; provided, that each Class 1 Member hereby consents to any change or amendment to, or restatement of, this Agreement approved by a majority of the Board of Directors which becomes effective on or after the date of the Class 1 Member's cessation as a Member.

         (b) Amendments Affecting Certain Voting Rights. Notwithstanding the provisions of Section 11.01(a), the provisions of the second sentence of
Section 1.05(a), of Section 1.05(c) and of this Section 11.01(b) (and any definitions related thereto) may not be changed or amended without the consent of Class 1 Members holding not less than 95% of the outstanding Class 1 Interests.

         (c) Amendments Affecting Contracts Committee. Notwithstanding the provisions of Section 11.01(a), the provisions of Section 2.03(g) and of this
Section 11.01(c) (and any definitions related thereto) may not be changed or amended without the consent of (i) at least 66- 2/3% of the Directors serving on the Contracts Committee, and (ii) Class 1 Members holding not less than 66 2/3% of the outstanding Class 1 Interests entitled to vote on such matter excluding (i) for so long as Motorola's representatives are not permitted to serve on the Contracts Committee, any such Interests held by Motorola and its Affiliates, (ii) for so long as Lockheed Martin's representatives are not permitted to serve on the Contracts Committee, any such Interests held by Lockheed Martin and its Affiliates and (iii) for so long as Raytheon's representatives are not permitted to serve on the Contracts Committee, any such Interests held by Raytheon and its Affiliates.

         (d) Amendments Affecting One or More Classes. Notwithstanding the provisions of Section 11.01(a), Section 4.04(a), Section 4.05(e) and the provisions of any other series of Class 2 Interests relating to voting rights and of this Section 11.01(d), the holders of the outstanding Interests of a class shall be entitled to vote as a class upon a proposed amendment to this Agreement, whether or not entitled to vote thereon by any other provision of this Agreement, if the amendment would increase or decrease the aggregate number of authorized Interests of such class, or alter or change the powers, preferences, or special rights of the Interests of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Interests of the series so affected by the amendment shall be considered a separate class for purposes of this Section 11.01(d). The number of authorized Interests in any such class or classes may be increased or decreased (but not below the number of Interests thereof then outstanding) by the affirmative vote of the holders of a majority of the Interests entitled to vote irrespective of this subsection, if so provided by this Agreement or a Certificate of Designations adopted pursuant to this Agreement.

         (e) Amendments Affecting Capital Contributions and Reserve Capital Call. Notwithstanding the provisions of Section 11.01(a), the provisions of Sections 3.02, 3.03, 4.02 and this Section 11.01(e) (and any definitions related thereto) may be amended only with the consent of LLC and each party whose rights and obligations thereunder are directly affected by such amendment(s), except that the first and second proviso clauses to the first sentence of Section 4.02 may only be amended by the vote of 85% of the entire Board of Directors.

         (f) Amendments Affecting Appraisal Rights. Notwithstanding the provisions of Section 11.01(a), no amendments to the provisions of Section
10.06 or this Section 11.01(f) may be made without the unanimous consent of the Members.

         (g) Amendments Affecting Gateway Rights Obligations. Notwithstanding the provisions of Section 11.01(a), no amendments to the provisions of Section 8.01, other than Section 8.01(d), may be made without the consent of any party whose rights and obligations thereunder are directly affected by such amendment(s).

         (h) Amendments Affecting the Purpose of LLC. Notwithstanding the provisions of Section 11.01(a), Section 1.03 may be amended to permit LLC to engage in a business other than as set forth in such section only with the unanimous consent of the Board of Directors.

         (i) Amendments Affecting Indemnification. Notwithstanding the provisions of Section 11.01(a), the provisions of Section 1.07 shall be deemed a contract between LLC and each director or officer who serves in any such capacity at any time while such Section 1.07 and the relevant provisions of the Delaware Act or other applicable law are in effect, and any repeal or modification of Section 1.07 or any change in the Delaware Act shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then exisiting.

         (j) Amendments to Annexes by Secretary. The secretary of LLC is permitted to amend the annexes to this Agreement to reflect changes in the information contained therein without obtaining a separate consent of the Class 1 Members.

         Section 11.02    Governing Law; Severability

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under said Act or other applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

         Section 11.03    Remedies

         (a) Remedies Available. If any entity fails to pay any of the amounts required to be paid pursuant to Section 4.02 for the purchase of Interests, LLC shall deliver a written notice to such entity specifying the amount owed by the entity. If such entity fails to pay all of such amount within 30 days of the date of such written notice, such entity shall be deemed to be in default under this Agreement and a "Defaulting Party" and LLC may, in its sole and absolute discretion, elect to pursue one or more of the following alternative remedies against such Defaulting Party:

                 (i) Revoke all of the Defaulting Party's rights under this Agreement and, under any Gateway Authorization Agreement to which it is a party, and redeem the Defaulting Party's Class 1 Interests for an amount equal to $100 per Interest. The Interests that are redeemable under this Section 11.03(a)(i) are hereinafter referred to as the "Default Interests". The redemption contemplated hereby may be effected whether or not the Default Interests are then redeemable according to their terms.

                 (ii) Set-off any cash or property otherwise distributable to the Defaulting Party by LLC against all amounts due from the Defaulting Party to LLC and treat such defaulted amounts as a demand loan from LLC to the Defaulting Party bearing interest compounded annually, from the date of default until paid in full at a fluctuating rate determined on the date of default and quarterly thereafter equal to (A) the three-month LIBOR rate in effect from time to time plus (B) 200 basis points.

                 (iii) Offer Default Interests theretofore purchased or otherwise acquired by the Defaulting Party to the Members (other than the Defaulting Party) pro rata (which, for this purpose shall be determined on the basis of the Liquidation Preference of the outstanding Series A Class 2 Interests and any Series A Class 2 Interests issued as dividends, the Liquidation Value of any outstanding Series M Class 2 Interests, the liquidation preference of any other outstanding Class 2 Interests, the Accreted Value of the outstanding Notes (Warrants will be disregarded for this purpose) and the purchase price of outstanding Class 1 Interests). The other Members may purchase the Defaulting Party's Default Inter ests for an amount equal to the lower of the original cost or fair market value (as of the date of default) of the Defaulting Party's Default Interests (other than Underlying Class 1 Interests) and the fair market value of Underlying Class 1 Interests included in the Default Interests.

                 (iv) Recover damages resulting from such default and pursue any other right or remedy of LLC. Each party to this Agreement acknowledges that such damages may include (A) interest and loan fees on funds borrowed on account of such default, (B) LLC expenses (including fees and expenses of counsel) relating to its efforts (I) to exercise its rights and remedies upon such default, (II) to offer and sell such Defaulting Party's Default Interests to Members or any third party, or (III) to amend this Agreement, and (C) profits which may be lost or liability which may be incurred by LLC if, by reason of such default, LLC is unable to meet its contractual payment obligations or satisfy its other commitments, including, without limitation, its commitments under the Space System Contact, the O&M Contract and the Terrestrial Network Development Contract.

         (b) Notice of Default and Remedies. LLC shall deliver written notice to the Members of the existence of a default which notice shall also specify the remedy or remedies LLC is pursuing or intends to pursue as a result of such default.

         (c) Appropriateness of Remedies. Each party to this Agreement acknowledges that the failure of any such party to perform its obligations hereunder (including in particular the failure of such party to pay any of the amounts required to be paid pursuant to Section 4.02) will result in substantial damages to LLC and each of the Members. Each such party further acknowledges the actual damages incurred in the event of any such failure would be extremely impractical or impossible to determine and that the remedies set forth in this Section 11.03 do not constitute a penalty; they reflect a good faith and reasonable attempt to estimate the actual damages which would be incurred due to any such failure.

         (d) Performance Prohibited. Notwithstanding any provision in this Agreement to the contrary, in the event that a party to this Agreement (or an Indirect Owner) is prohibited under any law, rule, regulation, finding or order of any Government from owning Interests in LLC or otherwise performing its obligations hereunder (or under an Agreement of Indirect Owner) and such party (or Indirect Owner) has used its good faith reasonable efforts to seek to own interests in LLC and to perform its obligations hereunder in a manner that is not so prohibited and to seek to appeal any finding or order for which an appeal can be made, then LLC shall not exercise any of the remedies described in this Section 11.03 until at least nine months shall have passed during which LLC shall use its reasonable efforts to work with such party to find a Person to purchase the Interests to be purchased under Section 4.02 and assume such party's obligations hereunder (and, if applicable, such party's Indirect Owner's obligations under the Agreement of Indirect Owner entered into by such Indirect Owner). LLC, however, shall have no obligation to use such efforts and shall have the right to exercise such remedies immediately if such party (or such Party's Indirect Owner) fails to cooperate in good faith with LLC in such efforts.

         Section 11.04    Jurisdiction and Service of Process; Arbitration

         Any suit, action or proceeding against any party with respect to this Agreement may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and the party hereby submits to such jurisdiction. The party hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made upon The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such alternate process agent in the United States designated with respect to the party in a writing delivered to LLC (the "Process Agent") and the party hereby irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to such party shall not impair or affect the validity of such service or of any judgment based thereon. If the Process Agent is no longer able to so act for any reason whatsoever, the party agrees to appoint a substitute process agent, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder, and to give notice of such appointment to LLC. If the party is a Government, it hereby irrevocably waives any and all claims of immunity in connection with the execution, performance and enforcement of this Agreement and others in any way related to this Agreement, including, without limitation, with respect to service of process, submission to jurisdiction, attachment and execution on property. In the event the foregoing provisions of this Section
11.04 are for any reason unenforceable or otherwise do not permit a party hereto to become subject to the jurisdiction of the courts contemplated hereby, then in the event any dispute arises in connection with the interpretation or implementation of this Agreement which the parties are unable to resolve within 60 days, (a) any party may submit the dispute for arbitration in Stockholm, Sweden in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce with instructions that the arbitration be conducted in the English language; (b) the arbitration award shall be final and binding on the parties and shall be enforced in accordance with its terms; and
(c) the arbitration fee shall be borne by the party as designated by the arbitration award. In the course of such arbitration, this Agreement shall be continuously performed except with respect to the part hereof which is the subject of, or which is directly and substantially affected by, the arbitration. In any such arbitration proceeding, any legal proceeding to enforce any arbitration award and any other legal action between or among the parties hereto pursuant to or relating to this Agreement or the transactions contemplated hereby, each party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the party against which the award has been rendered and such award shall be enforceable in accordance with the United Nations Convention on the Reciprocal Enforcement of Arbitral Awards (1958).

         Section 11.05    Power of Attorney and
                          Other Authorizations

         Each party does hereby constitute and appoint any vice president of LLC and the secretary of LLC as the true and lawful representative and attorney-in-fact of such party, in the name, place and stead of such party, with full power of substitution, to make, execute, sign and file a Certificate of Formation, any amendment thereof and such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state or country in which LLC shall determine to do business or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence or qualification to do business of LLC or in connection with any tax returns, filings or related matters.

         Such representative and attorney-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacities.

         The power of attorney granted hereby is coupled with an interest and shall survive and not be affected by the subsequent dissolution, incapacity or disability of such Member.

         Each Director is hereby deemed to be an authorized person within the meaning of the Delaware Act; the execution, delivery and filing of the Certificate of Formation of LLC by LLC is hereby authorized, approved and ratified; and the Directors are hereby authorized to execute, deliver and file any amendment to and restatements of the Certificate of Formation of LLC that are required or permitted by the Delaware Act and any and all certificates or documents required by the Delaware Act.

         Section 11.06    Actions of Members

         Except as otherwise stated in this Agreement or as required by law, any act of a party hereto that may be or is required to be taken under either this Agreement or the Delaware Act may be taken by their respective duly authorized officers.

         Section 11.07    Notices

         All notices and other communications provided for in this Agreement shall be in writing, shall be in the English language and shall be sufficiently given if made (i) by hand delivery or by telecopier and (ii) by reputable express courier service (charges prepaid) or by registered or certified mail (postage prepaid and return receipt requested) (a) if to the Company, at the following address:

                          Iridium LLC
                          1401 H Street, NW
                          Washington, D.C. 20005
                          U.S.A.
                          Attention:  General Counsel

                          Phone:  (202) 326-5600
                          Facsimile:  (202) 842-0006

or at such other address as the Company shall have furnished in writing to any Member and (b) if to any Member, at the address indicated on Exhibit B or at such other address as the Member shall have furnished in writing to the Company. All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited with a reputable express courier service (charges prepaid); seven business days after being deposited in the mail, postage prepaid, if delivered by mail; and when receipt acknowledged (by a facsimile machine or otherwise), if telecopied.

         Section 11.08    Counterparts

         This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                                  ARTICLE XII

                              CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms have the following meanings:

         "Accreted Value" means, (a) as of any date of determination prior to the date on which a Note first bears or accrues interest, the sum of (i) the initial offering price of such Note and (ii) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 14 1/2% per annum of the initial offering price of such Note, compounded semi-annually on each March 1 and September 1 from the date of issuance of such Note through the date of determination or (b) as of any date of determination on or after the date on which such Note first bears or accrues interest, 100% of the principal amount at maturity of such Note.

         "Affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         "Affiliated Purchasers" means The Inamori Foundation and VEBA Telecom Verwaltungsgesellschaft mbH.

         "Agreement" means this Limited Liability Company Agreement as it may be amended, restated or supplemented from time to time.

         "Agreement of Indirect Owner" means an Agreement of Indirect Owner executed and delivered by an Indirect Owner in connection with a Stock Purchase Agreement, as amended on the date of this Agreement.

         "Agreement Regarding Guarantee" means any agreement entered into by LLC and a Guarantor on or prior to October 16, 1996 providing a Guarantee of debt incurred by LLC under a bank credit facility.

         "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Certificates" means (a) with respect to an Interest, the certificate therefor in fully registered definitive form, (b) with respect to a Note, a note in fully registered definitive form, without coupons, in denominations of $1,000 or any integral multiple thereof, (c) with respect to Warrants, a warrant certificate in fully registered definitive form, and (d) with respect to any other interests in or securities of LLC, such instruments as the Board of Directors may authorize.

         "Class 1 Interests" means Interests in LLC which represent common limited liability company interests in LLC and are described in this Agreement.

         "Class 1 Interests Deemed Outstanding" means, at any given time, the number of Class 1 Interests actually outstanding at such time, plus the number of Class 1 Interests for which LLC has received written commitments to purchase, regardless of whether there are any unfulfilled conditions to any such commitments.

         "Class 1 Member" means a Member that owns one or more Class 1
Interests.

         "Class 2 Interests" means Interests which are represented by Series M Class 2 Interests, Series A Class 2 Interests or any other preferred limited liability company interests in LLC and are described in, or issued pursuant to, this Agreement.

         "Class 2 Member" means a Series M Class 2 Interest Member, a Series A Class 2 Member or a holder of any other Class 2 Interests of LLC.

         "Closing Price" means, for each Business Day, the last reported sale price regular way on the principal national securities exchange on which the Class 1 Interests are listed or admitted for trading, or, if the Class 1 Interests are not so listed or admitted for trading on a national securities exchange, on the NASDAQ National Market System or, if the Class 1 Interests are not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by LLC for that purpose or, if the Class 1 Interests are not traded in the over-the-counter market, the Fair Market Value per Class 1 Interest as determined by the Board of Directors (whose determination shall be conclusive).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Director" means any person authorized to act as a director of LLC pursuant to Section 1.05.

         "Eligible Transferee" means a Person who was a party to a Stock Purchase Agreement with Iridium, Inc. on February 16, 1996 or an Affiliate of such a Person.

         "Fair Market Value" means, with respect to any Interest, asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "FCC" means the United States Federal Communication Commission, or any entity or body succeeding to the functions of the Federal Communications Commission.

         "First Round Stock Purchase Agreement" means a Stock Purchase Agreement other than the 1994 Stock Purchase Agreement and the 1996 Securities Purchase Agreement.

         "Gateway" means a terrestrial interconnection point between the IRIDIUM satellite constellation and a public switched telephone network.

         "Gateway Authorization Agreement" means a written, executed agreement between a Person and LLC pursuant to which such Person is authorized to operate a Gateway for the IRIDIUM system.

         "Gateway Equipment Purchase Agreement" means any one of those agreements entered into by Motorola on the one hand and a Gateway Service Territory Operator on the other pursuant to which Motorola agrees to provide equipment to such Gateway Service Territory Operator.

         "Gateway Service Territory" means a territory allocated to a Member on the Gateway Service Territory Allocation Schedule attached hereto as Annex E.

         "Government" means any nation or government, any state or other political subdivision thereof, any ministry thereof, any wholly-owned Person thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" means a guarantee of LLC's debt made pursuant to an Agreement to Provide Guarantee.

         "Guarantee Agreement" means the agreement between a Guarantor and a lender to LLC, entered into pursuant to an Agreement to Provide Guarantee, providing a Guarantee.

         "Guarantor" means any entity providing a Guarantee.

         "Home Gateway Country" means the country within a Gateway Service Territory that constitutes a Member's principal place of business on the date of this Agreement or as otherwise designated in writing

(which designation shall be irrevocable) by such Member to the Board of Directors prior to the commencement of construction of the first Gateway by such Member pursuant to the Gateway Authorization Agreement between LLC and such Member.

         "IL&FS Stock Purchase Agreement" means the Supplemental 1994 Stock Purchase Agreement dated as of September 15, 1994 between LLC and
Infrastructure Leasing & Financing Services.

         "Independent Appraiser" means a Person mutually acceptable to the Member which is to be compensated pursuant to Section 8.01(c)(ii) and at least 66 2/3% of the members of the Board of Directors, which has been retained to make the compensation determinations referred to in Section 8.01(c)(ii), as applicable. If such Member and the Board of Directors are unable to mutually agree upon such a Person within 30 days after the obligation arises to submit the determination of such compensation to an Independent Appraiser, each of such Member and the Board of Directors shall select a Person of recognized international standing with the ability to make such a determination. The two Persons so selected shall then select a third Person of such standing who shall act as the Independent Appraiser and such Member and LLC shall be bound by the determination of such third Person. In the event that such two Persons are unable to select a third Person, each of such two Persons shall select two other Persons of such standing and one of the four Persons so selected shall be selected by lot to become the Independent Appraiser.

         "Indirect Owner" means each Person, if any, that has executed an Agreement of Indirect Owner.

         "Initial Series A Dividend Period" means the dividend period commencing on and including the Original Issue Date and ending on and including the day immediately preceding the next subsequent Series A Dividend Payment Date.

         "Interests" means Class 1 Interests and Class 2 Interests.

         "Iridium Bermuda" means Iridium Limited, a Bermuda corporation and any successor toall or substantially all of its assets.

         "Iridium Bermuda Change of Control" means an event or series of events not approved either by Members owning a majority of the Class 1 Member-ship Interests or by a majority of the Board of Directors of LLC, at a time when Iridium Bermuda owns Class 1 Membership Interests representing less than 50% of the outstanding Class 1 Membership Interests, as a result of which (a) any "person" or "group" (as such terms are defined in Section 12(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than LLC becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of Iridium Bermuda's outstanding common stock (or equivalent securities), (b) Iridium Bermuda consolidates with or merges into another coporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into Iridium Bermuda, in either event pursuant to a transaction in which Iridium Bermuda's outstanding common stock is changed into or exchanged for cash, securities or other property, other than any transaction (i) between Iridium Bermuda and either LLC, an affiliate of LLC or a wholly-owned subsidiary of LLC, or (ii) after which the shareholders who beneficially owned Iridium Bermuda's common stock immediately before such transaction beneficially own at least 50% of the outstanding voting stock of the surviving entity and no person beneficially owns more than 30% of the outstanding voting stock of the surviving entity, or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Iridium Bermuda (together with any new directors whose election by the board of directors of Iridium Bermuda or whose nomination for election was approved by a vote of 66 2/3% of the members of the board of directors of Iridium Bermuda then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Iridium Bermuda then in office.

         "Iridium Bermuda Reduction in Interest" means the sale or other disposition by Iridium Bermuda of Class 1 Membership Interests which results in a reduction of the ownership interest of Iridium Bermuda from five percent or more of the total outstanding Class 1 Membership Interests to below such percent.

         "Iridium Bermuda Special Rights Period" means the period commencing on the first date on which Iridium Bermuda's Class 1 Membership Interests represent five percent or more of the total outstanding Class 1 Membership Interests and ending on the date of delivery by LLC of an Iridium Bermuda Termination Notice.

         "Iridium Bermuda Special Rights Termination Event" means the occurrence of an Iridium Bermuda Change of Control or an Iridium Bermuda Reduction in Interest.

         "Iridium Bermuda Termination Notice" means a written notice from LLC to Iridium Bermuda following an Iridium Bermuda Special Rights Termination Event.

         "ISC Stock Purchase Agreement" means the Supplemental Offering Stock Purchase Agreement dated as of September 19, 1994 between LLC and Iridium SudAmerica Corporation.

         "Junior Interests (Series A)" means any Interests in LLC the terms of which do not expressly provide that such Interests rank senior to or on a parity with Series A Class 2 Interests as to dividends and distributions upon liquidation, dissolution and winding-up of LLC.

         "Junior Interests (Series M)" means any Interests in LLC other than the Series M Class 2 Interests.

         "KMTC Stock Purchase Agreement" means the Supplemental Offering Stock Purchase Agreement dated as of September 19, 1994 between LLC and Korean Mobile Telecommunications Corporation.

         "Liquidation Value" of any Series M Class 2 Interest as of any particular date shall be equal to $1,000.

         "LLC" means Iridium LLC, a limited liability company organized under the laws of the State of Delaware, and when used with respect to actions, events or circumstances occurring or existing prior to July 29, 1996 means Iridium, Inc., a corporation organized under the laws of the State of Delaware.

         "Member" means any Person that holds an Interest in the Company and is admitted as a member of LLC pursuant to the provisions of this Agreement, in its capacity as a member of LLC. For purposes of the Delaware Act, the Class 1 Members and the Class 2 Members shall constitute separate classes or groups of Members.

         "1993 Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of July 26, 1993, between Iridium, Inc. and China Great Wall Industry Corporation, Iridium Africa Corporation, Iridium Canada, Inc., Iridium Middle East Corporation, Khrunichev Enterprise, Lockheed Corporation, Motorola, Inc., Muidiri Investments BVI, Ltd., NIPPON IRIDIUM CORPORATION, Raytheon Company, Sprint Corporation, Pacific Electric Wire & Cable Co., Ltd., STET -- Societa Finanziaria Telefonica per Azioni, and Thai Satellite Telecommunications Co., Ltd.

         "1994 Stock Purchase Agreement" means the 1994 Stock Purchase Agreement, dated as of August 15, 1994, between Iridium, Inc. and China Great Wall Industry Corporation, Iridium Canada, Inc., Khrunichev State Research and Production Space Center, Motorola, Inc., NIPPON IRIDIUM CORPORATION, Pacific Electric Wire & Cable Co., Ltd., STET -- Societa Finanziaria Telefonica per Azioni, Sprint Corporation and Thai Satellite Telecommunications Co., Ltd.

         "1996 Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of February 16, 1996, between Iridium, Inc., BCE Mobile Communications, Inc., The Inamori Foundation, Iridium

Andes-Caribe, Ltd., Iridium Brasil Ltda., Khrunichev State Research and Production Space Center, Korea Mobile Telecommunications Corporation, Motorola, Inc., Raytheon Company, Sprint Corporation, STET -- Societa Finanziaria Telefonica per Azioni, Thai Satellite Telecommunications Co., Ltd. and VEBA Telecom Beteiligungs GmbH.

         "Notes" means LLC's 14 1/2% Senior Subordinated Notes due 2006 having the terms and provisions set forth in Exhibit 1B hereto. Such term shall also include the 14 1/2% Senior Subordinated Notes due 2006 of Iridium, Inc. which, by virtue of Section 9.02 have been amended to become Notes of LLC having terms identical to those specified in Exhibit 1B.

         "Officer" means persons designated as such pursuant to Section 2.05.

         "O&M Contract" means the Operations and Maintenance Contract between LLC and Motorola effective July 29, 1993, as amended from time to time.

         "Original Issue Date" means the date on which each particular share of Series A Convertible Preferred Stock which was converted into a Series A Class 2 Interest pursuant to the LLC Merger was first issued by Iridium, Inc.

         "Original Series A Liquidation Preference" means U.S. $1,000 per Series A Class 2 Interest.

         "Parity Interests (Series A)" means any series of Class 2 Interests (other than Series M Class 2 Interests), the terms of which expressly provide that it ranks on a parity with the Series A Class 2 Interests as to dividends and distributions upon the liquidation, dissolution and winding-up of LLC.

         "Person" shall mean a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Private Placement Memorandum" means any of LLC's Private Placement Memoranda used in connection with an offering of securities of LLC, including the exhibits and annexes thereto, as amended and supplemented.

         "Public Offering" means any offering by LLC directly or indirectly of its Interests to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar United States federal statute then in force.

         "Quarterly Series A Dividend Period" means the quarterly period commencing on and including a Series A Dividend Payment Date and ending on and including the day immediately preceding the next subsequent Series A Dividend Payment Date.

         "Right" means a warrant, right, call or option or security exercisable for or convertible into an interest or security.

         "Senior Interests (Series A)" means the Series M Class 2 Interests and any other series of Class 2 Interests the terms of which expressly provide that it ranks senior to the Series A Class 2 Interests as to dividends and distributions upon the liquidation, dissolution and winding-up of LLC.

         "Series A Class 2 Member" means a Member which holds one or more Series A Class 2 Interests.

         "Series A Class 2 Interests" means the Interests which represent preferred limited liability company interests in LLC and are described in this Agreement.

         "Series A Dividend Payment Date" means each March 1, June 1, September 1 and December 1 of each year on which dividends shall be paid or are payable, any Series A Redemption Date and any other date on which dividends in arrears may be paid.

         "Series A Dividend Period" means the Initial Series A Dividend Period and, thereafter, each Quarterly Series A Dividend Period.

         "Series A Dividend Record Date" means, with respect to the dividend payable on each Series A Dividend Payment Date, the close of business on the fifteenth day immediately preceding such Series A Dividend Payment Date, or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Series A Dividend Payment Date; provided, that such record date may not be more than 60 days or less than ten days prior to such Series A Dividend Payment Date.

         "Series A Liquidation Preference" means the Original Series A Liquidation Preference, plus an amount equal to all accrued and unpaid dividends from and after the Series A Dividend Payment Date on which such dividends were to be paid. The Series A Liquidation Preference of a Series A Class 2 Interests will increase by the amount of dividends that accrue on such Interest on a Series A Dividend Payment Date and will decrease only to the extent such dividends are actually paid, all as provided in Section 4.05(b) hereof. Notwithstanding the foregoing, in determining the amount to be paid on a Series A Redemption Date, Series A Liquidation Preference shall not be deemed to include any dividends to the extent such dividends are to be paid on such date in accordance with the requirements of this Agreement.

         "Series M Class 2 Member" means a Member which holds one or more Series M Class 2 Interests.

         "Series M Class 2 Interests" means the Interests which represent preferred limited liability company interests in LLC and are described in this Agreement.

         "Service Provider" means any provider of IRIDIUM services to end customers.

         "Space System Contract" means the Space System Contract between LLC and Motorola effective July 29, 1993, as amended from time to time.

         "Stock Purchase Agreements" means the 1993 Stock Purchase Agreement, the 1994 Stock Purchase Agreement, the 1996 Securities Purchase Agreement, the VEBA Stock Purchase Agreement, the IL&FS Stock Purchase Agreement, the ISC Stock Purchase Agreement, the KMTC Stock Purchase Agreement.

         "Subsidiary" means any corporation or other entity of which the shares of outstanding capital stock or other interests possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by LLC either directly or indirectly through Subsidiaries.

         "Terrestrial Network Development Contract" means the Terrestrial Network Development Contract between LLC and Motorola, effective January 1, 1993, as amended from time to time.

         "Transfer" means to sell, transfer, assign, pledge or otherwise encumber or dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), directly or indirectly; provided, that a lien arising with respect to Interests in connection with a general lien on all or substantially all of the assets of the holder of Interests shall not constitute a Transfer.

         "Transfer Agent" means the transfer agent for the Series A Class 2 Interests. LLC will initially act as Transfer Agent.

         "Underlying Class 1 Interests" means Class 1 Interests into which, or for which, rights to acquire Class 1 Interests may be converted or exercised.

         "Unit" means the combination of a Note in a principal amount of $1,000 and one Warrant.

         "VEBA Stock Purchase Agreement" means the Supplemental Offering Stock Purchase Agreement dated as of August 31, 1994 between LLC and VEBA Telecom GmbH.

         "Warrants" means the Warrants, each entitling the holder to purchase .13877 Class 1 Interests and having the rights and other terms and provisions set forth in Exhibit 2b hereto. Such terms shall also include the Warrants of Iridium, Inc. which, by virtue of Section 9.02 have been amended to become Warrants of LLC having terms identical to those specified in Exhibit 2b.

         Each of the following terms is defined in the Section set forth opposite such term:

           Term                                                                          Section
           ----                                                                          -------
           "Additional Members"                                                          7.01(a)

           "Authorization Date"                                                          6.01

           "constituent entity"                                                          4.05(f)

           "Contract Committee"                                                          2.03(g)

           "Default Interests"                                                           11.03(a)

           "Defaulting Party"                                                            11.03(a)

           "Delaware Act"                                                                Preamble

           "dividends"                                                                   (a)

           "Event of Noncompliance"                                                      4.04(g)

           "Fiscal Year"                                                                 1.04

           "Former Member"                                                               5.02

           "Gateway Authorizations"                                                      8.01(b)

           "Loan Agreements"                                                             4.02

           "Guarantor Directors"                                                         4.07(b)

           "Iridium Brazil"                                                              2.03(b)

           "LLC Merger"                                                                  Preamble

           "Liquidating Dividends"                                                       4.05(e)

           "Loan Agreements"                                                             4.02

           "Lockheed Martin"                                                             2.03(b)

           "Mandatory Call"                                                              4.02

           "Members' Interest Register"                                                  2.07(a)

           "Merger Agreement"                                                            10.01

           "Minimum Dividend"                                                            (c)

           "Motorola"                                                                    2.03(g)

           "Motorola Sale Notice"                                                        6.05

           "Motorola Warrant"                                                            4.01(c)

           "non-electing interest"                                                       4.05(f)

           "Organic Change"                                                              4.04(d)

           "Other Class 1 Members"                                                       6.05

           "Other Guarantor Directors"                                                   4.07(b)

           Term                                                                          Section
           ----                                                                          -------
            "Other Holder"                                                               6.01

           "Payment Event"                                                               4.07(b)

           "proceeding"                                                                  2.08(a)

           "Process Agent"                                                               11.04

           "Raytheon"                                                                    2.03(b)

           "Rejection Notice"                                                            6.02(a)

           "Restricted Interests"                                                        6.01

           "Sale Notice"                                                                 6.01

           "Series A Conversion Agent"                                                   4.05(f)

           "Series A Conversion Date"                                                    4.05(f)

           "Series A Conversion Price"                                                   4.05(f)

           "Series A Optional Redemption Price"                                          4.05(d)

           "Series A Redemption Date"                                                    4.05(d)

           "Series A Redemption Notice"                                                  4.05(d)

           "Series B Directors"                                                          4.06(b)

           "Series C Directors"                                                          4.07(b)

           "Series M Conversion Price"                                                   4.04(d)

           "Series M Dividend Reference Date"                                            4.05(c)

           "Series M Dividends                                                           4.05(c)

           "Surviving Business Entity"                                                   10.02(b)

           "Tax Matters Partner"                                                         3.10

           "Third Round Warrants"                                                        4.01(c)

           "Time of Cure"                                                                4.07(b)

           "Transferring Person"                                                         6.01

                      [This page intentionally left blank]

                      [This page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                           MEMBERS
                                           -------

                                           BCE MOBILE COMMUNICATIONS, INC.


                                           By:  /s/Robert A. Ferchat
                                                --------------------
                                                   Name:Robert A. Ferchat
                                                   Title: Chairman


                                           IRIDIUM AFRICA CORPORATION


                                           By: /s/George Medawar
                                               -----------------
                                                   Name: George Medawar
                                                   Title: Managing Director


                                           IRIDIUM ANDES CARIBE, LTD.


                                           By:  /s/Alberto Finol
                                                ----------------
                                                   Name: Alberto Finol
                                                   Title: Chairman


                                           IRIDIUM BRASIL S/A


                                           By:  /s/Atilano de Oms Sobrinho
                                                --------------------------
                                                   Name: Atilano de Oms Sobrinho
                                                   Title: President


                                           IRIDIUM CANADA, INC.


                                           By:  /s/Robert Ferchat
                                                -----------------
                                                   Name: Robert Ferchat
                                                   Title: Chairman


                                           IRIDIUM CHINA (HONG KONG) LTD.


                                           By:  /s/Wang Mei Yue
                                                ---------------
                                                   Name: Wang Mei Yue
                                                   Title: Chairman & President

                                     IRIDIUM MIDDLE EAST CORPORATION


                                     By:  /s/Hasan M Binladin
                                          -------------------
                                             Name: Hasan M. Binladin
                                             Title: Board Member


                                     IRIDIUM INDIA TELECOM LIMITED


                                     By:  /s/Jaydev H. Raja
                                          -----------------
                                             Name: Jaydey H. Raja
                                             Title: Managing Director


                                     IRIDIUM SUDAMERICA CORPORATION


                                     By:  /s/Alberto Finol
                                          ----------------
                                             Name: Alberto Finol
                                             Title: Chairman


                                     KHRUNICHEV STATE RESEARCH AND
                                       PRODUCTION SPACE CENTER


                                     By:  /s/A. Kiselev
                                          ----------------
                                             Name: A. Kiselev


                                     KOREA MOBILE TELECOMMUNICATIONS
                                       CORPORATION


                                     By:  /s/Jung L. Mok
                                          --------------
                                             Name: Jung L. Mok
                                             Title: Senior Managing Director


                                     LOCKHEED MARTIN CORPORATION


                                     By:  /s/Lillian M. Trippett
                                          ----------------------
                                             Name: Lillian M. Trippett
                                             Title: Vice President & Secretary


                                     MOTOROLA, INC.

                                     By:  /s/Edward Gams
                                          --------------
                                             Name: Edward Gams
                                             Title: Vice President and Director
                                                       of Investor Relations

                              NIPPON IRIDIUM (BERMUDA) LIMITED


                              By:  /s/Yoshiharu Yasuda
                                   -------------------
                                      Name: Yoshiharu Yasuda
                                      Title: Vice President


                              PACIFIC ELECTRIC WIRE & CABLE CO., LTD.


                              By:  /s/Jack T. Sun
                                   --------------
                                      Name: Jack T. Sun
                                      Title: President


                              RAYTHEON COMPANY


                              By:  /s/Jack R. Kelbe
                                   ----------------
                                      Name: Jack R. Kelbe
                                      Title: Manager Command, Control,
                                                 Communications & Surveillance
                                                 Systems, Raytheon Electronic
                                                 Systems Division


                              STET -- SOCIETA FINANZIARIA TELEFONICA PER
                                        AZIONI


                              By:  /s/Giuseppe Morganti
                                   --------------------
                                      Name:  Giuseppe Morganti
                                      Title: Co-Director Strategic Planning

                                   SPRINT IRIDIUM, INC.


                                   By:  /s/Theodore H. Schell
                                        ---------------------
                                           Name:  Theodore H. Schell
                                           Title: Vice President


                                   THAI SATELLITE TELECOMMUNICATIONS CO.,
                                     LTD.


                                   By:  /s/Sribhumi Sukhanetr
                                        ---------------------
                                           Name: Dr. Sribhumi Sukhanetr
                                           Title: Chairman

                                   By:  /s/Piyabutra Vasudhara
                                        ----------------------
                                           Name: Piyabutra Vasudhara
                                           Title: President


                                   VEBACOM GMBH


                                   By:  /s/Ulf Bohla
                                        ------------
                                           Name: Ulf Bohla
                                           Title: Chairman

                                   By:  /s/H. Wilchens
                                        --------------
                                           Name: H. Wilchens
                                           Title: Chief Financial Officer

OTHER PARTIES
-----------------------------------

Solely for purposes of Sections
4.03, 6.02, 6.03, 6.04, 6.05, 6.06,
7.01(d), 9.02, 9.03 and Article X

THE INAMORI FOUNDATION


By:  /s/Kazuo Inamori
     -----------------------------------
         Name: Kazuo Inamori
         Title: President

VEBA TELECOM VERWALTUNGSGESELLSCHAFT MBH



By:   /s/ Huppe                               By:   /s/ Pohlig
     -----------------------------------          ----------------------
         Name: Huppe                                Name: Pohlig
         Title: Managing Director                   Title: Managing Director

OTHER PARTIES
-------------------------------------------------------

Solely for purposes of Article VIII and Section 11.01(h)

NIPPON IRIDIUM CORPORATION



By:  /s/Yoshiharu Yasuda
     -----------------------------------
         Name: Yoshiharu Yasuda
         Title: President

                                    ANNEX A

                                   DIRECTORS

DESIGNATING MEMBER                            DIRECTOR(S)                        ALTERNATE(S)
Selected by Directors in                      Robert W. Kinzie (Chairman)
 accordance with Section 2.03
                                              Edward F. Staiano
                                              (Vice Chairman)


Iridium Africa Corporation                    George S. Medawar

Iridium Canada, Inc.                          Robert A. Ferchat                  Maurice Rompre
Iridium China (Hong Kong)                     Wang Mei Yue
 Ltd.

Iridium India Telecom Limited                 S.H. Kahn

Iridium Middle East                           Hassan Binladin                    Basil Al-Rahim
 Corporation

Iridium SudAmerica                            Alberto Finol                      Jose Manual Lopez-Ona
 Corporation                                  Atilano de Oms Sobrinho            Donald W. Murden
Khrunichev State Research and                 Anatoli I. Kiselev
 Production Space Center

Korea Mobile                                  Jung L. Mok
 Telecommunications
 Corporation

Motorola, Inc.                                Gordon Comerford
                                              Edward Gams
                                              John F. Mitchell
                                              Jack M. Scanlon
                                              J. Michael Norris (Class B
                                              Shares)

Nippon Iridium (Bermuda)                      Kazuo Inamori
 Limited                                      Yusai Okuyama
                                              Yoshiharu Yasuda
Pacific Electric Wire & Cable                 Tao-Tsun Sun
 Co., Ltd.

Raytheon Company and Lockheed                 Jack R. Kelble
 Martin Corporation

Sprint Iridium, Inc.                          Theodore H. Schell                 C. Sue Love

STET--Societa Finanziaria                     Giuseppe Morganti
 Telefonica per Azioni

Thai Satellite                                Sribhumi Sukhanetr
 Telecommunications
 Co., Ltd.

 Vebacom Holdings, Inc.                       Ulf Bohla
                                              Ludwig Hoffmann

                                    OFFICERS


Edward F. Staiano                 -        Chief Executive Officer
Jerrold D. Adams                  -        President and Chief Operating Officer
Paul V. Daverio                   -        Vice President, Chief Financial Officer and Treasurer
F. Thomas Tuttle                  -        Vice President, General Counsel and Secretary of the Board
Bruce Dale                        -        Vice President, Network Operations
Dale Hogg                         -        Vice President, Human Resources
Mark Gercenstein                  -        Vice President, Business Operations
Leo Mondale                       -        Vice President, Marketing & Strategic Planning
Larry G. Rands                    -        Vice President, Engineering
Francis J.P. Latapie              -        Vice President, Government Affairs
Robert N. Beury, Jr.              -        Deputy General Counsel and
                                           Assistant Secretary

                                    ANNEX B

                                  INTERESTS


                                                                            SERIES M          SERIES A      SERIES B      SERIES C
                                                      CLASS 1             CONVERTIBLE          CLASS 2       CLASS 2       CLASS 2
    NAME AND BUSINESS ADDRESS                        INTERESTS          CLASS 2 INTERESTS     INTERESTS     INTERESTS     INTERESTS
    -------------------------                        ---------          -----------------     ---------     ---------     ---------
BCE Mobile Communications, Inc. ...............          --                   --                 8,000         --             --
  8501 Trans Canada Highway
  ST - Laurent, Quebec
  Canada

Iridium Africa Corporation.....................      40,000                   --                   --          --             --
  c/o Mawarid Services (UK) Ltd.
  Berkeley Square House, 6th Floor
  Berkeley Square
  London W1X 5PN England

Iridium Andes-Caribe...........................       2,000                   --                   --          --             --
  Ed. Maploca II -- Piso 4
  Av. Principal de Los Cortijos de Lourdes
  Caracas, Venezuela

Iridium Brasil S/A.............................       2,523                   --                   --          --             --
  CX. Postal 7060
  80021 - Curitiba - PR -
  Brazil

Iridium Canada, Inc. ..........................      70,000                   --                   --          --             --
  c/o BCE Mobile
  20 Carlson Court
  Etobioke, Ontario
  Canada M9W 6V4

Iridium China (Hong Kong) Ltd.                       70,000                   --                   --          --             --
  12/F Conic Investment Building
  13 Hok Yuen Street
  Hunghom, Kowloon, Hong Kong

                                                                             SERIES M          SERIES A      SERIES B      SERIES C
                                                       CLASS 1             CONVERTIBLE          CLASS 2       CLASS 2       CLASS 2
    NAME AND BUSINESS ADDRESS                         INTERESTS          CLASS 2 INTERESTS     INTERESTS     INTERESTS     INTERESTS
    -------------------------                         ---------          -----------------     ---------     ---------     ---------
 Iridium Middle East Corporation..................    80,000                   --                 --             --           --
  c/o Carlyle International
  1001 Pennsylvania Ave., N.W.
  Washington, D.C. 20004

  -or-

  c/o Mawarid Services (UK) Ltd. .................
  Berkeley Square House, 6th Floor
  Berkeley Square
  London W1X 5PN England

Iridium India Telecom Limited.....................    70,000                   --                 --             --           --
  c/o Industrial Development Bank of India
  IDBI Tower, Cuffe Parade
  Bombay -- 400 005 India

Iridium SudAmerica Corporation....................   140,000                   --                 --             --           --
  Ed. Maploca II -- Piso 4
  Av. Principal de Los Cortijos de Lourdes
  Caracas, Venezuela

Khrunichev State Research and.....................
  Production Space Center                             70,000                   --              11,775            --           --
  18, Novozavodskaja St.
  Moscow 121309
  Russian Federation

Korea Mobile Telecommunications Corporation.......    70,000                   --              11,775            --           --
  6th Floor, Namsan Green Building 267
  5-ga, Namdaemunno
  Chung-gue, Seoul Korea

Lockheed Martin Corporation.......................    20,000                   --                 --             --           --
  1111 Lockheed Way
  ORGN 50-01, Bldg. 104
  Sunnyvale, CA  94089

Motorola, Inc. ...................................   318,919                   --                 --              1           75
  1303 East Algonquin Rd.
  Schaumburg, IL  60196

                                                                             SERIES M          SERIES A      SERIES B      SERIES C
                                                       CLASS 1             CONVERTIBLE          CLASS 2       CLASS 2       CLASS 2
    NAME AND BUSINESS ADDRESS                         INTERESTS          CLASS 2 INTERESTS     INTERESTS     INTERESTS     INTERESTS
    -------------------------                         ---------          -----------------     ---------     ---------     ---------
Nippon Iridium (Bermuda) Limited...................     210,000                   --                --            --            --
  c/o NIPPON IRIDIUM CORPORATION
  Ichibancho FS Building 8
  Ichibancho Chiyoda-ku
  Tokyo 102 Japan

Pacific Electric Wire & Cable, Co., Ltd. ..........      70,000                   --                --            --            --
  4th Floor, Pacific Commercial Bldg.
  285, Chung Hsiao East Road, Section 4
  Taipei 106, Taiwan

Raytheon Company...................................      12,000                   --                --            --            --
  1001 Boston Post Road
  Marlboro, MA  01752

STET--Societa Finanziaria Telefonica per Azioni....      60,000                   --                --            --            --
  c/o Telecom Italia SpA
  Via Flaminia 189
  00196 Rome Italy

Sprint Iridium, Inc. ..............................      70,000                   --              11,775          --            --
  2330 Shawnee Mission Parkway
  Westwood, KS  66205

Thai Satellite Telecommunications Co., Ltd. .......      70,000                   --                --            --            --
  c/o United Communication
    Industry Co. Ltd.
  20 Phahonyothin Rd.
  Soi 11 Phayathai
  Bangkok 10400, Thailand

VEBACOM Holdings, Inc. ............................     165,705                   --                --            --            --
  c/o VEBACOM GmbH
  Am Bonneshof 35
  D-40474 Dusseldorf Germany

        Totals.....................................   1,611,147                   --              43,325          --            --

                                    ANNEX C

                   PURCHASER ACKNOWLEDGEMENTS AND AGREEMENTS


                          Purchaser Acknowledgments and Agreements. In
connection with the acquisition of Class 1 Interests, Class 2 Interests or Units consisting of Notes and Warrants ("Offered Interests") under the Limited Liability Company Agreement (the "Agreement") to which this Annex C is attached, each purchaser (a "Purchaser", with respect to itself only, acknowledges and agrees that:

                          (i) Such Purchaser (1) received and read a copy of the Private Placement Memorandum issued in connection with the issuance of such Offered Interests (including in particular the disclaimers set forth in the forepart thereof and the disclosures set forth in or referred to under the caption "RISK FACTORS" and, in the case of securities issued under
  Section 4.03 of the Agreement, "Recent Developments"), (2) understands that such Private Placement Memorandum did not contain all of the information which may be of interest to a prospective investor and did not explain completely the complexities of the technologies or the regulatory and licensing considerations involved in the IRIDIUM system, (3) had an opportunity to ask questions and receive answers concerning the IRIDIUM system generally, the risks inherent in an investment in such Offered Interests and the terms and conditions of the sale of such Offered Interests and (4) had full access to such other information concerning the Company and the IRIDIUM system as such Purchaser has requested.

                          (ii) Such Purchaser (1) received and read a copy of the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract, (2) had full access to such other information concerning the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract as such Purchaser requested, (3) understands that LLC is bound by the provisions of the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract and hereby ratifies LLC's execution of the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract and (4) agrees to the terms of the Space System Contract, the O&M Contract and the Terrestrial Network Development Contract and will not take any action in contravention of the enforcement of, and LLC's full compliance with, the terms thereof.

                          (iii) Such Purchaser shall not transfer any of such Offered Interests or Underlying Common Shares unless (1) such Transfer is effected in accordance with the terms of the Agreement and (2)(x) such Offered Interests and Underlying Common Shares are registered under the United States Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws in the United States or (y) the Transfer does not violate any United States Federal or state securities laws or any of the rules and regulations promulgated thereunder (collectively, the "U.S. Securities Laws") and the request for Transfer is accompanied by an opinion of counsel satisfactory to LLC that such Transfer is in accordance with the U.S. Securities Laws.

                          (iv) Such Offered Interests have not been registered under the U.S. Securities Laws. Such securities are offered and sold in reliance upon the exemptions from registration provided in Section 4(2) of the 1933 Act and Regulation S under the 1933 Act and applicable exemptions under state securities laws and neither LLC nor any Person acting on its behalf has offered or sold such Offered Interests to such Purchaser by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                          (v) Such Purchaser must bear the economic risk of an investment in such Offered Interests for an indefinite period of time because:

                          (A) there is presently no public market for any interests in or securities of LLC and LLC does not anticipate that any public market for such interests or securities will develop in the future, and

                          (B)     such Offered Interests have not been
                                  registered under any U.S. Securities Laws and, therefore, cannot be sold in a transaction subject to the jurisdiction of any of the U.S. Securities Laws unless such securities are subsequently registered (which is unlikely to occur) under applicable U.S. Securities Laws or an exemption from registration under such laws is available.

                          (vi) LLC has the right to deny a Transfer of Offered Interests and Underlying Common Shares as provided in the Agreement. If so provided in the Agreement, the certificates representing such Offered Interests and Underlying Common Shares purchased and to be purchased by such Purchaser pursuant to the Agreement will be held by LLC until such time as the purchase price for all of such Purchaser's Offered Interests has been fully paid.

                          (vii) The certificates representing such Offered Interests and Underlying Class 1 Interests will bear such legend or legends, consistent with the terms of the Agreement, as LLC or its legal counsel deems necessary or desirable.

                          (viii) No securities commission or similar authority has approved or recommended an investment in such Offered Interests or guaranteed or passed upon the fairness of the terms of the offering of such Offered Interests, the safety of such Offered Interests as an investment, the realization of any economic return from an investment of such Offered Interests or the accuracy or adequacy of the disclosures set forth in the applicable Private Placement Memorandum.

                          (ix) Such Purchaser will make any required filings under the HSR Act and will comply with any requests for additional information by the United States Federal Trade Commission or Department of Justice pursuant to the HSR Act.

                          (x) LLC shall have the right to disclose to other Persons the contents of the Agreement, including the identity of each Member and its Indirect Owner(s), if any, the size of each Purchaser's commitment to purchase Offered Interests and the scope of its Gateway Service Territory.

                          All capitalized terms which are not defined in this
Annex shall have the meanings ascribed thereto in the Agreement.

                                    ANNEX D

                        RESERVE CAPITAL CALL COMMITMENTS


                 Class 1 Member(1)                                            Capital Call Commitment
                 --------------                                               -----------------------
       Iridium Africa Corporation                                                       10,000

       Iridium Canada Inc.                                                              10,000

       Iridium China (Hong Kong) Ltd.                                                   10,000

       Iridium India Telecom Limited                                                    10,000

       Iridium Middle East Corporation                                                  20,000

       Iridium SudAmerica Corporation                                                   20,000

       Khrunichev State Research and Production                                         10,000
        Space Center

       Korea Mobile Telecommunications Corporation                                      10,000

       Lockheed Martin Corporation                                                       5,000

       Motorola, Inc.                                                                   44,500

       Nippon Iridium (Bermuda) Limited                                                 30,000

       Pacific Electric Wire & Cable Co., Ltd.                                          10,000

       Raytheon                                                                          3,000

       Sprint Iridium, Inc.                                                             10,000

       STET- Societa Finanziaria Telefonica                                              7,500
          per Azioni

       Thai Satellite Telecommunications                                                10,000
          Co., Ltd.

       Vebacom Holdings, Inc.                                                           22,754





-----------------
(1) Members without Capital Call obligations are not listed.

                                    ANNEX E


                 GATEWAY SERVICE TERRITORY ALLOCATION SCHEDULE

Iridium Africa                         Algeria                  Madagascar
                                       Angola                   Malawi
                                       Benin                    Mali
                                       Botswana                 Mauritania
                                       Burkina Faso             Mozambique
                                       Burundi                  Namibia
                                       Cameroon                 Niger
                                       Cape Verde               Nigeria
                                       Central African          Reunion Island
                                       Republic                 Rwanda
                                       Chad                     Sao Tome and
                                       Comoro                     Principe
                                       Congo                    Senegal
                                       Cote d'Ivoire            Seychelles
                                       Cyprus                   Sierra Leone
                                       Djibouti                 Somalia
                                       Equatorial Guinea        South Africa
                                       Ethiopia                 Sudan
                                       Gabon                    Swaziland
                                       Gambia                   Tanzania
                                       Ghana                    Togo
                                       Guinea                   Tunisia
                                       Guinea-Bissau            Turkey
                                       Kenya                    Uganda
                                       Lesotho                  Zaire
                                       Liberia                  Zambia
                                       Libya                    Zimbabwe

Iridium Canada                         Canada+
                                       St. Pierre and
                                        Miquelon+
                                       Bermuda+
                                       Puerto Rico+
                                       United States+

Iridium China (Hong Kong) Ltd.         China
                                       Hong Kong
                                       Macau
                                       Mongolia

 Iridium India Telecom Limited         Bangladesh
                                       Bhutan
                                       India
                                       Maldives
                                       Nepal
                                       Sri Lanka

Iridium Middle East Corporation        Afghanistan              Morocco
                                       Armenia                  Oman
                                       Azerbaijan               Pakistan
                                       Bahrain                  Qatar
                                       Egypt                    Saudi Arabia
                                       Iran                     Syria
                                       Iraq                     Tajikistan
                                       Jordan                   Turkmenistan
                                       Kuwait                   United Arab
                                       Kyrgyzstan                 Emirates
                                       Lebanon                  Yemen

Iridium SudAmerica Corporation         Anguilla                 Martinique
                                       Aruba                    Montserrat
                                       Antigua and              Netherlands Antilles
                                        Barbuda                  (Bonaire Curacao,
                                       Argentina                 St. Maarten and
                                       Bahamas                   St. Eustatius)
                                       Barbados                 Paraguay
                                       Bolivia                  Peru
                                       Brazil                   Saint Kitts and
                                       Cayman Islands            Nevis
                                       Chile                    Saint Lucia
                                       Colombia                 Saint Martin
                                       Cuba                     Saint Vincent and
                                       Dominica                  the Grenadines
                                       Dominican                Suriname
                                        Republic                Trinidad and
                                       Ecquador                  Tobago
                                       French Guiana            Turks and Caicos
                                       Grenada                   Islands
                                       Guadaloupe               Uruguay
                                       Guyana                   Venezuela
                                       Haiti                    Virgin Islands
                                       Jamaica

Khrunichev State Research and          Belorussia               Lithuania
Production Space Center                Estonia                  Moldovia
                                       Georgia                  Russian Federation
                                       Kazakhstan               Uzbekistan
                                       Latvia

Korea Mobile Telecommunications        North Korea
Corporation                            South Korea

Motorola, Inc.                         Belize                   Mexico
                                       Canada+                  Nicaragua
                                       Costa Rica               Panama
                                       El Salvador              Puerto Rico+
                                       Bermuda+                 St. Pierre and
                                       Guatemala                 Miquelon+
                                       Honduras                 United States+

NIPPON IRIDIUM                         Japan
CORPORATION
Pacific Electric Wire & Cable          Brunei
Co., Ltd.                              Indonesia
                                       Papua New
                                        Guinea
                                       Philippines
                                       Taiwan

STET- Societa Finanziaria              Belgium                  Liechtenstein
Telefonica per Azioni                  Bosnia and               Luxembourg
                                        Herzegovina             Macedonia
                                       Croatia                  Malta
                                       Denmark                  Monaco
                                       Faroe Islands            Netherlands
                                       France                   San Marino
                                       Greece                   Slovenia
                                       Holy See                 Switzerland
                                       Italy                    Yugoslavia

Sprint Iridium, Inc.                   Canada+
                                       St. Pierre and
                                        Miquelon+
                                       Bermuda+
                                       Puerto Rico+
                                       United States+

Thai Satellite Telecommunications      Cambodia
Co., Ltd.                              Laos
                                       Malaysia
                                       Myanmar
                                       Singapore
                                       Thailand
                                       Vietnam

VEBACOM GmbH                           Albania                  Ireland
                                       Andorra                  Israel
                                       Austria                  Norway
                                       Bulgaria                 Poland
                                       Czech Republic           Portugal
                                       Finland                  Romania
                                       Germany Gibraltar        Spain
                                       Greenland                Sweden
                                       Hungary                  Slovakia
                                       Iceland                  Ukraine
                                                                United Kingdom



   +Some or all of these jurisdictions are expected to be shared by a North American gateway consortium consisting of Iridium Canada, Inc., Motorola, Inc. and Sprint Corporation.





Note: The South Pacific Territory, which consists of American Samoa, Antarctica, Australia, Cook Islands, Fiji, French Polynesia, Kiribati, Marshall Islands, Micronesia, Nauru, New Caledonia, New Zealand, Solomon Islands, Tahiti, Tonga, Tuvalu, Vanuatu, Western Samoa, Wallis and Futuna, has not yet been allocated

                                                                     EXHIBIT 1-A
                                                 Amendments to Outstanding Notes

                                  FORM OF NOTE

THIS SECURITY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS. ACCORDINGLY, THE HOLDER OF THIS SECURITY SHALL NOT BE ENTITLED TO TRANSFER THIS SECURITY AT ANY TIME UNLESS, AT THE TIME OF SUCH TRANSFER OR EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT RELATING TO THIS SECURITY HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE TRANSFER OF THIS SECURITY IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


TRANSFER OF THIS SECURITY IS ALSO RESTRICTED BY THE TERMS OF A LIMITED LIABILITY COMPANY AGREEMENT OF IRIDIUM LLC, DATED AS OF JULY 1, 1996, BY AND AMONG THE PARTIES NAMED THEREIN (THE " LLC AGREEMENT"). A COPY OF THE LLC AGREEMENT IS ON FILE AND AVAILABLE FOR INSPECTION BY THE HOLDER OF THIS SECURITY AT THE PRINCIPAL EXECUTIVE OFFICES OF IRIDIUM LLC.



                                  IRIDIUM LLC

                   14 1/2% SENIOR SUBORDINATED DISCOUNT NOTE
                                                               DUE 2006

No. _________                                                       $ _________

  Iridium LLC, A LIMITED LIABILITY COMPANY duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person hereunder), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of
______________________ Dollars on  ______________, 2006, and to pay interest thereon from ___________, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2001, at the rate of 14 1/2% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such instalment of interest, which is overdue shall bear








                                     1-A-1
interest at the rate of 14 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

  Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in either the Borough of Manhattan, the City of New York or Washington, D.C., in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.


  This Security is one of a duly authorized issue of 14 1/2% Senior Subordinated Discount Notes due 2006 of the Company (herein called the "Security"), issued and to be issued under instruments substantially identical
hereto and limited in aggregate principal amount to $          million.


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions.

  "Accreted Value" means with respect to any Security, (i) as of any date of determination prior to the date on which the Security first bears or accrues interest, the sum of (a) the initial purchase price of each Security and (b) the portion of the excess of the principal amount of each Security over such initial purchase price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 14 1/2% per annum of the initial purchase price of such Security, compounded semi- annually on each March 1 and September 1 from the date of issuance of such Security through the date of determination or (ii) as of any date of determination on or after the date on which the Security first bears or accrues interest, 100% of the principal amount at maturity of each Security.

  "Act", when used with respect to any Holder, has the meaning specified in
Section 102.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; (ii) the terms "controlling" and "controlled" have meanings correlative to the foregoing; and (iii) a Person shall be deemed to be controlled by any other Person which owns more than 15%





                                     1-A-2
of such Person's outstanding Common Stock or which has the right, contractually or otherwise, to elect more than 15% of the members of such Person's board of directors.

  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

  "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.


  "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock OR SIMILAR EQUITY INTERESTS of such Person. IN THE CASE OF THE COMPANY, CAPITAL STOCK INCLUDES CLASS 1 MEMBERSHIP INTERESTS AND CLASS 2 MEMBERSHIP INTERESTS.



  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. IN THE CASE OF THE COMPANY, "COMMON STOCK" MEANS THE CLASS 1 MEMBERSHIP INTERESTS.


  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Security, and thereafter "Company" shall mean such successor Person.

  "corporation" means a corporation, association, company, joint-stock company or business trust.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations





                                     1-A-3

Incurred in connection with the acquisition of property, assets or businesses,
(iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person outstanding at the time of determination, (vii) every obligation under Interest Rate Protection Agreements or Currency Protection Agreements of such Person and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The term "Debt" shall not include any obligations of the Company or any Restricted Subsidiary under the Space System Contract, the Operations and Maintenance Contract or the Terrestrial Network Development Contract.

  "Defeasance" has the meaning specified in Section 302.

  "Defeasance and Satisfaction Payments" has the meaning specified in Section 1002.

  "Designated Senior Debt" means (i) all secured Senior Debt which is Incurred pursuant to any agreement (or series of related agreements), (ii) any other issue of Senior Debt which is Incurred pursuant to an agreement (or series of related agreements) providing for indebtedness, or commitments to lend, of at least $100 million and (iii) at any time that there is no Senior Debt that falls within either clause (i) or (ii) above, any Senior Debt, in each case which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as "Designated Senior Debt" by the Company.

  "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities.

  "Event of Default" has the meaning specified in Section 501.

  "Generally accepted accounting principles" means generally accepted principles in the United States, which are applicable as of the date of determination.

  "Holder" means a Person in whose name a Security is registered in the Security Register.

  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise





                                     1-A-4
become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

  "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

  "Interest Rate Protection Agreement or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging agreements designed to protect such Person against fluctuations in interest rates and which have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements) entered into in the ordinary course of business.

  "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

  "Major Bank Financing" means an arrangement under which one or more commercial banks or other institutional lenders extend or commit to extend credit to the Company in an aggregate amount exceeding $1 billion.

  "Maturity" means when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or the Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

  "Motorola" means Motorola, Inc., a Delaware corporation.

  "Notice of Default" means a written notice of the kind specified in Section 501(5).

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

  "Operations and Maintenance Contract" means the IRIDIUM System Operations and Maintenance Contract between the Company and Motorola, dated as of July 29, 1993, as amended from time to time.

  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

  "Outstanding Securities" means, as of the date of determination, all Securities theretofore authenticated and delivered, except:





                                     1-A-5

                 (1)  Securities theretofore cancelled;

                 (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to such Security or provision therefor has been made;

                 (3) Securities as to which Defeasance has been effected pursuant to Section 302; and

                 (4) Securities which have been paid pursuant to Section 203 or in exchange for or in lieu of which other Securities have been authenticated and delivered, other than any such Securities in respect of which there shall have been presented to the Company proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of a Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502 and (B) Securities owned by the Company or any other obligor upon the Securities shall be disregarded and deemed not to be Outstanding. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities.

  "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company. The Company will initially act as its own Paying Agent.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Place of Payment" means either the Borough of Manhattan, the City of New York or Washington, DC.

  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 203 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.





                                     1-A-6

  "Proceeding" has the meaning specified in Section 1002.

  "Public Offering" means an underwritten public offering of Common Stock which, if offered primarily in the United States, is registered under the Securities Act of 1933, as amended.

  "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Security.

  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Security.

  "Refinancing" means any renewal, extension, refinancing or refunding of Debt or Preferred Stock; and the terms "Refinance"and "Refinanced" shall have meanings correlative to the foregoing.

  "Security" means this Security.

  "Securities" means the Security and all other Securities constituting one of the Company's 14 1/2% Senior Subordinated Discount Notes due 2005.

  "Security Register" has the meaning specified in Section 202.

  "Securities Payment" has the meaning specified in Section 1002.

  "Senior Debt" means the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, or other amount of, or fees, costs and expenses incurred in connection with, (i) Debt for money borrowed of the Company, whether Incurred on or prior to March 1, 1996 or thereafter incurred, other than the Securities, (ii) Debt of the Company evidenced by bonds, debentures, notes or other similar instruments, including Debt Incurred in connection with the acquisition of property, assets or businesses, (iii) matured and unmatured reimbursement or other obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company, (iv) obligations of the Company under Interest Rate Protection Agreements or Currency Protection Agreements, (v) Capital Lease Obligations of the Company, (vi) guarantees by the Company of Debt for money borrowed and (vii) amendments, modifications and Refinancings of any such Debt; provided, however, the following does not constitute Senior Debt: (A) any Debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Securities, (B) any Debt which is represented by Disqualified Stock, (C) any Debt of the Company owed to a Subsidiary, (D) any Debt which is subordinated in right of payment in respect to any other Debt of the Company, or (E) any obligations of the Company under the Space System Contract, the Operations and Maintenance Contract or the Terrestrial Network Development Contract.





                                     1-A-7

  "Space System Contract" means the IRIDIUM Space System Contract between the Company and Motorola, dated as of July 29, 1993, as amended from time to time.

  "Stated Maturity", when used with respect to any Debt or any instalment of principal thereof or interest thereon, means the date specified in such Debt as the fixed date on which the principal of such Debt or such instalment of principal or interest is deemed payable.

  "Subordinated Debt" means Debt of the Company that is subordinated in right of payment to Securities.

  "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

  "Terrestrial Network Development Contract" means the Terrestrial Network Development Contract between the Company and Motorola, entered into in June 1995, as amended from time to time.

  "U.S. Government Obligation" has the meaning specified in Section 303.

  "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".


  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency with respect to the Company. With respect to the Company, Voting Stock means the Company's Common Stock , and any OTHER class of Common Stock having comparable voting rights on all matters other than the election of directors


SECTION 102.  Acts of Holders; Record Dates.

  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Securities to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such





                                     1-A-8
instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.

  The ownership of Securities shall be proved by the Security Register.

  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Security.

  The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Securities to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to each Holder of Securities.

  With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company in writing, and to each Holder of Securities, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.





                                     1-A-9

SECTION 103.  Notice to Holders; Waiver.

  Where this Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION 104.  Effect of Headings.

  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


SECTION 105.  Successors and Assigns.

  All covenants and agreements in this Security by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 106.  Separability Clause.

  In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 107.  Benefits of Security.

  Nothing in this Security, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Security.





                                     1-A-10

SECTION 108.  Governing Law.

  This Security shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflict of laws.


SECTION 109.  Legal Holidays.

  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Security) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

SECTION 110.  No Recourse Against Others.


  A director, officer, employee, consultant, contractor or MEMBER as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 201.  Denominations.

  The Securities are issuable only in registered form without coupons and only in integral multiples of $1,000.


SECTION 202.  Registration, Registration of Transfer and Exchange.

  The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.

  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange.





                                     1-A-11

  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

  If the Securities are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption and ending at the close of business on the day of such mailing, or
(B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.


SECTION 203.  Mutilated, Destroyed, Lost and Stolen Securities.

  If any mutilated Security is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as it may require to save it harmless, then, in the absence of notice to the Company that such Security has been acquired by a bona fide purchaser, the Company shall execute, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 204.  Persons Deemed Owners.

  Prior to due presentment of a Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any





                                     1-A-12
premium and any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, nor any agent of the Company shall be affected by notice to the contrary.


SECTION 205.  Computation of Interest.

  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                                 ARTICLE THREE

                                   DEFEASANCE


SECTION 301.  Company's Option to Effect Defeasance.

  The Company may elect, at its option at any time, to have Section 302 apply to the Securities upon compliance with the conditions set forth below in this Article.


SECTION 302.  Defeasance and Discharge.

  Upon the Company's exercise of its option to have this Section applied to the Securities, the Company shall be deemed to have been discharged from any and all of its obligations, and the provisions of Article Ten shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 303 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under this Security, subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of the Holder of this Security to receive, solely from the trust fund described in Section 303 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 202, 203, 802 and 803 and (3) this Article.


SECTION 303.  Conditions to Defeasance.

  The following shall be the conditions to the application of Section 302 to the Securities:

                 (1) The Company shall irrevocably have deposited or caused to be deposited in trust with a trustee (who shall agree to comply with the provisions of this Article applicable to it) as trust funds for the purpose of making the following payments,





                                     1-A-13
  specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Holders, to pay and discharge, and which shall be applied by such trustee to pay and discharge, the principal of (premium, if any) and each installment of interest, if any, on the Securities on the respective Stated Maturities, in accordance with the terms of this Security. As used herein, "U.S. Government Obligation" means
  (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case
  (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

                 (2) In the event of an election to have Section 302 apply to the Securities, the Company shall have delivered to the Holders an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the IRS a ruling or (B) since March 1, 1996, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                 (3) At the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing, (B) no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (C) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such





                                     1-A-14
  holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

                 (4) No event which is, or after notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(7) and (8), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                 (5) Such Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                 (6) Such Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such act or exempt from registration thereunder.

                 (7) The Company shall have delivered to the Holders an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance have been complied with.


SECTION 304.  Deposited Money and U.S. Government Obligations to Be
                      Held in Trust; Miscellaneous Provisions.

  Subject to the provisions of the last paragraph of Section 803, all money and U.S. Government Obligations (including the proceeds thereof) deposited with a trustee (solely for purposes of this Section and Section 305, such trustee is referred to as the "Trustee") pursuant to Section 303 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article Ten.

  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 303 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

  Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or U.S.





                                     1-A-15

Government Obligations held by it as provided in Section 303 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance with respect to such Securities.


SECTION 305.  Reinstatement.

  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Security from which the Company has been discharged or released pursuant to
Section 302 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 304 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


SECTION 401.  Satisfaction and Discharge.

  This Security shall, upon the written election by the Company, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), when:

                 (1) either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 203 and
  (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 803) have been cancelled; or (B) all such Securities not theretofore cancelled (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements for the giving of notice of redemption in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii), has irrevocably deposited or caused to be deposited with a trustee, as trust funds in trust for the purpose of such redemption, money in an amount sufficient to pay and discharge the entire Debt on the





                                     1-A-16

  Securities not theretofore cancelled, including principal of, premium, if any, and accrued interest, if any, on such Securities at such Maturity, Stated Maturity or Redemption Date;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Holder of this Security an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Security have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Security or any other material agreement to which the Company or any Subsidiary is a party.


                                  ARTICLE FIVE

                                    REMEDIES


SECTION 501.  Events of Default.

  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Ten or other subordination provisions applicable to Securities or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) failure to pay principal of (or premium, if any, on) any Security when due, continued for two Business Days; or

                 (2) failure to pay any interest on any Security when due, continued for 30 days; or

                 (3) failure to perform any covenant or agreement of the Company under this Security (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given notice to the Company by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (4) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default has resulted in the





                                     1-A-17
  acceleration of the payment of the principal amount of such Debt or constitutes the failure to pay the principal amount of such Debt when due;

                 (5) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                 (6) termination by Motorola of the Space System Contract prior to delivery thereunder by Motorola of the Space System (as defined therein), provided that such termination has not been contested by the Company in accordance with the Space System Contract or by appropriate proceedings and, if such termination is so contested, within 180 days of such notice, such termination has not been withdrawn or declared ineffective by any court or mediator having jurisdiction;

                 (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of the property of the Company or any Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or


                 (8) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such peti tion or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of FORMAL action by the Company or any Subsidiary in furtherance of any such action.






                                     1-A-18

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

  If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8)) occurs and is continuing, then in every such case the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the Accreted Value of all the Securities to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such specified amount shall become immediately due and payable; provided, however, that so long as any secured Senior Debt remains outstanding, if any such Event of Default shall have occurred and be continuing, any such acceleration shall not be effective until the earlier of (a) five Business Days following a notice of acceleration given to the Company and to the holders of the secured Senior Debt and only if upon such fifth Business Day such Event of Default shall be continuing or (b) the acceleration of any secured Senior Debt. If an Event of Default specified in Section 501(7) or 501(8) occurs, the Accreted Value of all the Securities will ipso facto become immediately due and payable without any declaration or other act on the part of any Holder.

  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited in trust a sum sufficient to pay: (A) all overdue interest on all Securities, and (B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate set forth in the first paragraph of this Security; and (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived.

  No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.  Waiver of Past Defaults.

  The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Security.

  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 504.  Waiver of Usury, Stay or Extension Laws.





                                     1-A-19

  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Security; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder or Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.


SECTION 505.  Limitation on Suits.

  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to rights created under the Securities (other than any right to institute such a proceeding to enforce the Company's obligation to pay principal (and premium, if any) and interest on such Holder's Securities and such Holder's rights under Sections 202 and 203), or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the Holders of not less than 25% in principal amount of the Outstanding Securities shall have joined in such proceedings or consented to the institution thereof.


                                  ARTICLE SIX

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 601.  Mergers, Consolidation and Certain Sales of Assets.

  The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person (other than a Subsidiary) to consolidate with or merge into the Company, (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, (iii) permit any of its Subsidiaries to enter into any transaction or transactions described in clause
(i) or (ii) above, if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all the properties and assets of the Company and its Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless:

                 (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a written agreement all of the Company's obligations under this Security; and





                                     1-A-20

                 (2) immediately before and after giving effect to such transaction and treating any Debt which becomes a direct obligation of the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing.


SECTION 602.  Successor Substituted.

  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 601, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security.


                                 ARTICLE SEVEN

                                   AMENDMENTS


SECTION 701.  Amendments With Consent of Holders.

  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, the Company may amend the terms of the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Securities or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount of the principal of a Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or





                                     1-A-21

                 (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Security or certain defaults hereunder and their consequences), or

                 (3) modify any of the provisions of this Section or Section 503 except to increase any such percentage or to provide that certain other provisions of this Security cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.


                                 ARTICLE EIGHT

                                   COVENANTS


SECTION 801.  Payment of Principal, Premium and Interest.

  The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and any interest on the Securities in accordance with the terms of the Securities.


SECTION 802.  Maintenance of Office or Agency.

  The Company will maintain in either Place of Payment an office or agency where Secu rities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities may be served. The Company will give prompt written notice to the Holders of the location, and any change in the location, of such office or agency.

  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities for such purposes. The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 803.  Money for Securities Payments to Be Held in Trust.

  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or any interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient





                                     1-A-22
to pay the principal (and premium, if any) and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

  Any money then held by the Company in trust for the payment of the principal of (and premium, if any) or any interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Company as trustee thereof, shall thereupon cease.


SECTION 804.  Existence.

  Subject to Article Six, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 805.  Payment of Taxes and Other Claims.

  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


                                  ARTICLE NINE

                            REDEMPTION OF SECURITIES


SECTION 901.  Optional Redemption.

  The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice mailed to each Holder of the Securities to be redeemed at his or her address





                                     1-A-23
appearing in the Security Register, at any time on or after March 1, 2001, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning March 1 of the years indicated,

                                                               Redemption
                      Year                                         Price
                      ----                                     -------------
                      2001                                     107.5%
                      2002                                     105.0%
                      2003                                     102.5%
                      2004 and thereafter                      100.0%



together in the case of any such redemption with accrued interest to but excluding the Redemption Date.

  Notwithstanding the limitations on redemption in the preceding paragraph, in the event that on or prior to March 1, 1999 the Company completes a Public Offering of its Common Stock, up to one-third of the Outstanding Securities will also be subject to redemption, at the option of the Company, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at his address appearing in the Security Register, in amounts of $1,000 or any integral multiple thereof at a Redemption Price equal to 107.5% of their Accreted Value. Notice of redemption will be mailed not later than 90 days after the date of consummation of the Public Offering. The aggregate Redemption Price shall not exceed the gross proceeds to the Company in the Public Offering.

  Notwithstanding the limitations on redemption in the first paragraph of this
Section 901, in the event that the Company consummates a Major Bank Financing on or prior to March 1, 2001, the Outstanding Securities will also be subject to redemption in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at his address appearing in the Security Register, in amounts of $1,000 or any integral multiple thereof at a Redemption Price equal to 107.5% of their Accreted Value. Notice of redemption will be mailed not later than 90 days after the date of the initial extension of credit under the Major Bank Financing.


SECTION 902.  Selection of Securities to Be Redeemed.

  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Company,





                                     1-A-24
from all Holders pro rata on the basis of the aggregate principal amount of all Outstanding Securities held by such Holders.

  For all purposes of this Security, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 903.  Notice of Redemption.

  Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

  All notices of redemption shall state:

                 (1)  the Redemption Date,

                 (2)  the Redemption Price,

                 (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

                 (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price.


SECTION 904.  Deposit of Redemption Price.

  Prior to any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.





                                     1-A-25

SECTION 905.  Securities Payable on Redemption Date.

  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall not bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date.

  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the first paragraph of this Security.


SECTION 906.  Securities Redeemed in Part.

  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES


SECTION 1001.  Securities Subordinate to Senior Debt.

  The Company covenants and agrees, and each Holder of a Security, by his acceptance hereof or thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Articles Three and Four), the payment of the principal of (and premium, if any on) and any interest on the Securities, and any other obligations of the Company in respect of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents or in any other form acceptable to the holders of Designated Senior Debt, of all Senior Debt that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, Incurred or assumed shall be deemed to have acquired and continued to hold, or shall have continued to hold, Senior Debt in reliance upon the covenants and provisions contained in this Security.





                                     1-A-26

SECTION 1002.  Payment Over of Proceeds Upon Dissolution, Etc.

  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents or in any form acceptable to the holders of Designated Senior Debt, of all amounts due or to become due thereon before the Holders of the Securities will be entitled to receive any payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of the principal of, premium, if any, or interest on such Securities and any other obligations in respect of such Securities (including any obligation to repurchase such Securities, but excluding any payments previously made pursuant to Article Three ("Defeasance and Satisfaction Payments")) (all such payments, distributions, purchases and acquisitions herein (other than payments and distributions of Permitted Junior Interests as hereinafter defined) referred to, individually and collectively, as a "Securities Payment").

  In the event that, notwithstanding the foregoing provisions of this Section, the Holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or in any form acceptable to the holders of Designated Senior Debt, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.


  For purposes of this Article only, the words "any payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of INTERESTS or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other ENTITY OR corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article (such stock or subordinated securities are referred to herein as "Permitted Junior Interests"). The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or






                                     1-A-27
dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Six shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Six.


SECTION 1003.  No Payment When Senior Debt in Default.

  In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment may be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Debt that is the subject of such Senior Payment Default shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of such Designated Senior Debt, after which the Company shall resume making any and all required Securities Payments, including any missed payments. "Senior Payment Default" means any default beyond the applicable grace period in the payment of principal of, premium, if any, or interest, or any other obligation in respect of Designated Senior Debt when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

  In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company of written notice of such Senior Nonmonetary Default from a holder of Designated Senior Debt (or a trustee, agent or other representative for such a holder duly authorized in writing) which is the subject of such Senior Nonmonetary Default, no Securities Payment, may be made for a period (the "Payment Blockage Period") commencing on the date of receipt of such notice and ending on the earlier of
(i) the date on which such Senior Nonmonetary Default (and all other Senior Nonmonetary Defaults that have occurred and of which the Company is aware) has been cured or waived or ceases to exist and any acceleration of Designated Senior Debt shall have been rescinded or annulled or all Designated Senior Debt that is the subject of such Senior Nonmonetary Default has been discharged or paid in full, in cash or cash equivalents or in any other form acceptable to the holders of such Designated Senior Debt; (ii) the 179th day after the date of such receipt of such notice; and (iii) the date on which such Payment Blockage Period (and all other Senior Nonmonetary Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company from a representative of the holders of at least a majority of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and
(iii), the Company will promptly resume making any and all required Securities Payments in respect of such Securities, including any missed payments; provided, however, that no more than one Payment Blockage Period may be commenced with respect to such Securities during any 360-day period and there shall be a period of at least 181 days in each 360-day period when no Payment Blockage Period is in effect; provided further, that no Senior Nonmonetary Default which existed





                                     1-A-28
or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by holders of Designated Senior Debt or their representatives, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means a default with respect to Designated Senior Debt, other than a Senior Payment Default, which the giving of notice or the passage of time, or both, gives the holders of the Designated Senior Debt (or a trustee or agent on behalf of the holders thereof) the right to declare the Debt under such Designated Senior Debt due and payable prior to the date on which it matures or is subject to scheduled repayment.

  In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to any Holder prohibited by the foregoing provisions of this Section, then and in such event such Securities Payment shall be paid over and delivered forthwith to the holders of Designated Senior Debt or their representatives or as a court of competent jurisdiction shall determine.

  The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1002 would be applicable.

SECTION 1004.  Payment Permitted If No Default.

  Nothing contained in this Article or elsewhere in this Security shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 1002 or under the conditions described in Section 1003, from making Securities Payments.


SECTION 1005.  Subrogation to Rights of Holders of Senior Debt.

  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Designated Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordi nated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and any interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the





                                     1-A-29
holders of Senior Debt by Holders of the Securities, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

  If any payment or distribution to which the Holder of any Security would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holder of any Security shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts due or to become due on or in respect of Senior Debt in full.


SECTION 1006.  Provisions Solely to Define Relative Rights.

  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Security is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and any interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.


SECTION 1007.  Company to Effectuate Subordination.

  Each Holder of this Security by his acceptance hereof authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article.


SECTION 1008.  No Waiver of Subordination Provisions.

  No right of any present or future holder of any Designated Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms,





                                     1-A-30
provisions and covenants of this Security, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article Five or to pursue any rights or remedies under this Security or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.


SECTION 1009.  Reliance on Judicial Order or Certificate of Liquidating Agent.

  Upon any payment or distribution of assets of the Company referred to in this Article, the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1010.  Defeasance of this Article Ten.

  The subordination provided by this Article Ten is expressly made subject to the provisions for defeasance in Article Three hereof and, anything herein to the contrary not withstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article Ten.





                                     1-A-31

  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.


IRIDIUM, INC.

                                          By
                                            ------------------------------

Attest:


-----------------------------------





                                     1-A-32

------------------ COMPARISON OF FOOTNOTES ------------------


-FOOTNOTE *-
Insert March 1 if this Note is purchased with an Accreted Value
Payment; otherwise the Date will be set to result in a maturity date on the tenth anniversary of the issued date and interest from the fifth anniversary of the issue date. Annex A sets forth appropriate insertions if purchased without an Accreted Value Payment.






                                     1-A-33

                                                                     EXHIBIT 1-B
                                                                    Form of Note

                                  FORM OF NOTE

THIS SECURITY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS. ACCORDINGLY, THE HOLDER OF THIS SECURITY SHALL NOT BE ENTITLED TO TRANSFER THIS SECURITY AT ANY TIME UNLESS, AT THE TIME OF SUCH TRANSFER OR EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT RELATING TO THIS SECURITY HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE TRANSFER OF THIS SECURITY IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

TRANSFER OF THIS SECURITY IS ALSO RESTRICTED BY THE TERMS OF A LIMITED LIABILITY COMPANY AGREEMENT OF IRIDIUM LLC, DATED AS OF JULY 1, 1996, BY AND AMONG THE PARTIES NAMED THEREIN (THE "LLC AGREEMENT"). A COPY OF THE LLC AGREEMENT IS ON FILE AND AVAILABLE FOR INSPECTION BY THE HOLDER OF THIS SECURITY AT THE PRINCIPAL EXECUTIVE OFFICES OF IRIDIUM LLC.



                                  IRIDIUM LLC

                   14 1/2% SENIOR SUBORDINATED DISCOUNT NOTE
                                    DUE 2006

No. _________                                                       $ _________

   Iridium LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person hereunder), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of
______________________ Dollars on _________, 2006, and to pay interest thereon from ______________, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2001, at the rate of 14 1/2% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of 14 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

   Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in either the Borough of Manhattan, the City of New York or Washington, D.C., in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.





                                     1-B-1

   This Security is one of a duly authorized issue of 14 1/2% Senior Subordinated Discount Notes due 2006 of the Company (herein called the "Security"), issued and to be issued under instruments substantially identical
hereto and limited in aggregate principal amount to $          million.


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions.

   "Accreted Value" means with respect to any Security, (i) as of any date of determination prior to the date on which the Security first bears or accrues interest, the sum of (a) the initial purchase price of each Security and (b) the portion of the excess of the principal amount of each Security over such initial purchase price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 14 1/2% per annum of the initial purchase price of such Security, compounded semi-annually on each March 1 and September 1 from the date of issuance of such Security through the date of determination or (ii) as of any date of determination on or after the date on which the Security first bears or accrues interest, 100% of the principal amount at maturity of each Security.

   "Act", when used with respect to any Holder, has the meaning specified in
Section 102.

   "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; (ii) the terms "controlling" and "controlled" have meanings correlative to the foregoing; and (iii) a Person shall be deemed to be controlled by any other Person which owns more than 15% of such Person's outstanding Common Stock or which has the right, contractually or otherwise, to elect more than 15% of the members of such Person's board of directors.

   "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

   "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking





                                     1-B-2
institutions in that Place of Payment are authorized or obligated by law or executive order to close.

   "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or similar equity interests of such Person. In the case of the Company, Capital Stock includes Class 1 Membership Interests and Class 2 Membership Interests.

   "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. In the case of the Company, "Common Stock" means the Class 1 Membership Interests.

   "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Security, and thereafter "Company" shall mean such successor Person.

   "corporation" means a corporation, association, company, joint-stock company or business trust.

   "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person outstanding at the time of determination,
(vii) every obligation under Interest Rate Protection Agreements or Currency Protection Agreements of such Person and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible





                                     1-B-3
or liable, directly or indirectly, as obligor, Guarantor or otherwise. The term "Debt" shall not include any obligations of the Company or any Restricted Subsidiary under the Space System Contract, the Operations and Maintenance Contract or the Terrestrial Network Development Contract.

   "Defeasance" has the meaning specified in Section 302.

   "Defeasance and Satisfaction Payments" has the meaning specified in Section 1002.

   "Designated Senior Debt" means (i) all secured Senior Debt which is Incurred pursuant to any agreement (or series of related agreements), (ii) any other issue of Senior Debt which is Incurred pursuant to an agreement (or series of related agreements) providing for indebtedness, or commitments to lend, of at least $100 million and (iii) at any time that there is no Senior Debt that falls within either clause (i) or (ii) above, any Senior Debt, in each case which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as "Designated Senior Debt" by the Company.

   "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities.

   "Event of Default" has the meaning specified in Section 501.

   "Generally accepted accounting principles" means generally accepted principles in the United States, which are applicable as of the date of determination.

   "Holder" means a Person in whose name a Security is registered in the Security Register.

   "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

   "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

   "Interest Rate Protection Agreement or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), and/or other types of interest hedging





                                     1-B-4
agreements designed to protect such Person against fluctuations in interest rates and which have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements) entered into in the ordinary course of business.

   "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

   "Major Bank Financing" means an arrangement under which one or more commercial banks or other institutional lenders extend or commit to extend credit to the Company in an aggregate amount exceeding $1 billion.

   "Maturity" means when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or the Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

   "Motorola" means Motorola, Inc., a Delaware corporation.

   "Notice of Default" means a written notice of the kind specified in Section 501(5).

   "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

   "Operations and Maintenance Contract" means the IRIDIUM System Operations and Maintenance Contract between the Company and Motorola, dated as of July 29, 1993, as amended from time to time.

   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

   "Outstanding Securities" means, as of the date of determination, all Securities theretofore authenticated and delivered, except:

      (1)  Securities theretofore cancelled;

      (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to such Security or provision therefor has been made;

      (3)  Securities as to which Defeasance has been effected pursuant to
   Section 302; and





                                     1-B-5

      (4) Securities which have been paid pursuant to Section 203 or in exchange for or in lieu of which other Securities have been authenticated and delivered, other than any such Securities in respect of which there shall have been presented to the Company proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of a Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502 and (B) Securities owned by the Company or any other obligor upon the Securities shall be disregarded and deemed not to be Outstanding. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities.

   "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company. The Company will initially act as its own Paying Agent.

   "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Place of Payment" means either the Borough of Manhattan, the City of New York or Washington, DC.

   "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 203 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

   "Proceeding" has the meaning specified in Section 1002.

   "Public Offering" means an underwritten public offering of Common Stock which, if offered primarily in the United States, is registered under the Securities Act of 1933, as amended.

   "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Security.

   "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Security.





                                     1-B-6

   "Security" means this Security.

   "Securities" means the Security and all other Securities constituting one of the Company's 14 1/2% Senior Subordinated Discount Notes due 2005.

   "Security Register" has the meaning specified in Section 202.

   "Securities Payment" has the meaning specified in Section 1002.

   "Senior Debt" means the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, or other amount of, or fees, costs and expenses incurred in connection with, (i) Debt for money borrowed of the Company, whether Incurred on or prior to March 1, 1996 or thereafter incurred, other than the Securities, (ii) Debt of the Company evidenced by bonds, debentures, notes or other similar instruments, including Debt Incurred in connection with the acquisition of property, assets or businesses, (iii) matured and unmatured reimbursement or other obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company, (iv) obligations of the Company under Interest Rate Protection Agreements or Currency Protection Agreements, (v) Capital Lease Obligations of the Company, (vi) guarantees by the Company of Debt for money borrowed and (vii) amendments, modifications and Refinancings of any such Debt; provided, however, the following does not constitute Senior Debt: (A) any Debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Securities, (B) any Debt which is represented by Disqualified Stock, (C) any Debt of the Company owed to a Subsidiary, (D) any Debt which is subordinated in right of payment in respect to any other Debt of the Company, or (E) any obligations of the Company under the Space System Contract, the Operations and Maintenance Contract or the Terrestrial Network Development Contract.

   "Space System Contract" means the IRIDIUM Space System Contract between the Company and Motorola, dated as of July 29, 1993, as amended from time to time.

   "Stated Maturity", when used with respect to any Debt or any instalment of principal thereof or interest thereon, means the date specified in such Debt as the fixed date on which the principal of such Debt or such instalment of principal or interest is deemed payable.

   "Subordinated Debt" means Debt of the Company that is subordinated in right of payment to Securities.

   "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and





                                     1-B-7
one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

   "Terrestrial Network Development Contract" means the Terrestrial Network Development Contract between the Company and Motorola, entered into in June 1995, as amended from time to time.

   "U.S. Government Obligation" has the meaning specified in Section 303.

   "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

   "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency with respect to the Company. With respect to the Company, Voting Stock means the Company's Common Stock, and any other class of Common Stock having comparable voting rights on all matters other than the election of directors.


SECTION 102.  Acts of Holders; Record Dates.

   Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Securities to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.

   The ownership of Securities shall be proved by the Security Register.

   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Security.

   The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Securities to be given, made or taken by Holders of Securities, provided that the





                                     1-B-8

Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to each Holder of Securities.

   With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company in writing, and to each Holder of Securities, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.


SECTION 103.  Notice to Holders; Waiver.

   Where this Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Company,





                                     1-B-9
but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION 104.  Effect of Headings.

   The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


SECTION 105.  Successors and Assigns.

   All covenants and agreements in this Security by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 106.  Separability Clause.

   In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 107.  Benefits of Security.

   Nothing in this Security, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Security.


SECTION 108.  Governing Law.

   This Security shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflict of laws.


SECTION 109.  Legal Holidays.

   In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Security) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.





                                     1-B-10

SECTION 110.  No Recourse Against Others.

   A manager, officer, employee, consultant, contractor or member, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 201.  Denominations.

   The Securities are issuable only in registered form without coupons and only in integral multiples of $1,000.


SECTION 202.  Registration, Registration of Transfer and Exchange.

   The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.

   All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange.

   Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

   If the Securities are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption and ending at the close of business on the day of such mailing, or
(B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.





                                     1-B-11

SECTION 203.  Mutilated, Destroyed, Lost and Stolen Securities.

   If any mutilated Security is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as it may require to save it harmless, then, in the absence of notice to the Company that such Security has been acquired by a bona fide purchaser, the Company shall execute, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

   Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 204.  Persons Deemed Owners.

   Prior to due presentment of a Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, nor any agent of the Company shall be affected by notice to the contrary.


SECTION 205.  Computation of Interest.

  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.





                                     1-B-12

                                 ARTICLE THREE

                                   DEFEASANCE


SECTION 301.  Company's Option to Effect Defeasance.

   The Company may elect, at its option at any time, to have Section 302 apply to the Securities upon compliance with the conditions set forth below in this Article.


SECTION 302.  Defeasance and Discharge.

   Upon the Company's exercise of its option to have this Section applied to the Securities, the Company shall be deemed to have been discharged from any and all of its obligations, and the provisions of Article Ten shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 303 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under this Security, subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of the Holder of this Security to receive, solely from the trust fund described in Section 303 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 202, 203, 802 and 803 and (3) this Article.


SECTION 303.  Conditions to Defeasance.

   The following shall be the conditions to the application of Section 302 to the Securities:

      (1) The Company shall irrevocably have deposited or caused to be deposited in trust with a trustee (who shall agree to comply with the provisions of this Article applicable to it) as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Holders, to pay and discharge, and which shall be applied by such trustee to pay and discharge, the principal of (premium, if any) and each installment of interest, if any, on the Securities on the respective Stated Maturities, in accordance with the terms of this Security. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct





                                     1-B-13
   obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

      (2) In the event of an election to have Section 302 apply to the Securities, the Company shall have delivered to the Holders an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the IRS a ruling or (B) since March 1, 1996, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

      (3) At the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing, (B) no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (C) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

      (4) No event which is, or after notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(7) and (8), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).





                                     1-B-14

      (5) Such Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

      (6) Such Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such act or exempt from registration thereunder.

      (7) The Company shall have delivered to the Holders an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance have been complied with.


SECTION 304. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

   Subject to the provisions of the last paragraph of Section 803, all money and U.S. Government Obligations (including the proceeds thereof) deposited with a trustee (solely for purposes of this Section and Section 305, such trustee is referred to as the "Trustee") pursuant to Section 303 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article Ten.

   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 303 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

   Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or U.S. Government Obligations held by it as provided in Section 303 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance with respect to such Securities.





                                     1-B-15

SECTION 305.  Reinstatement.

   If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Security from which the Company has been discharged or released pursuant to
Section 302 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 304 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.





                                     1-B-16

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


SECTION 401.  Satisfaction and Discharge.

   This Security shall, upon the written election by the Company, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), when:

      (1) either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 203 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 803) have been cancelled; or (B) all such Securities not theretofore cancelled (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements for the giving of notice of redemption in the name, and at the expense, of the Company, and the Company, in the case of
   (i), (ii) or (iii), has irrevocably deposited or caused to be deposited with a trustee, as trust funds in trust for the purpose of such redemption, money in an amount sufficient to pay and discharge the entire Debt on the Securities not theretofore cancelled, including principal of, premium, if any, and accrued interest, if any, on such Securities at such Maturity, Stated Maturity or Redemption Date;

      (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

      (3) the Company has delivered to the Holder of this Security an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Security have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Security or any other material agreement to which the Company or any Subsidiary is a party.





                                     1-B-17

                                  ARTICLE FIVE

                                    REMEDIES


SECTION 501.  Events of Default.

   "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Ten or other subordination provisions applicable to Securities or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) failure to pay principal of (or premium, if any, on) any Security when due, continued for two Business Days; or

      (2) failure to pay any interest on any Security when due, continued for 30 days; or

      (3) failure to perform any covenant or agreement of the Company under this Security (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given notice to the Company by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (4) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default has resulted in the acceleration of the payment of the principal amount of such Debt or constitutes the failure to pay the principal amount of such Debt when due;

      (5) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

      (6) termination by Motorola of the Space System Contract prior to delivery thereunder by Motorola of the Space System (as defined therein), provided that such termination has not been contested by the Company in accordance with the Space System Contract or by appropriate proceedings and, if such termination is so contested, within 180 days of such notice, such termination has not been withdrawn or declared ineffective by any court or mediator having jurisdiction;





                                     1-B-18

      (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of the property of the Company or any Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

      (8) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such peti tion or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of formal action by the Company or any Subsidiary in furtherance of any such action.


SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

   If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8)) occurs and is continuing, then in every such case the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the Accreted Value of all the Securities to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such specified amount shall become immediately due and payable; provided, however, that so long as any secured Senior Debt remains outstanding, if any such Event of Default shall have occurred and be continuing, any such acceleration shall not be effective until the earlier of (a) five Business Days following a notice of acceleration given to the Company and to the holders of the secured Senior Debt and only if upon such fifth Business Day such Event of Default shall be continuing or (b) the acceleration of any secured Senior Debt. If an Event of Default specified in Section 501(7) or 501(8) occurs, the Accreted Value of all the Securities will ipso facto become





                                     1-B-19
immediately due and payable without any declaration or other act on the part of any Holder.

   At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited in trust a sum sufficient to pay: (A) all overdue interest on all Securities, and (B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate set forth in the first paragraph of this Security; and (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived.

   No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.  Waiver of Past Defaults.

   The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Security.

   Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 504.  Waiver of Usury, Stay or Extension Laws.

   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Security; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder or Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.





                                     1-B-20

SECTION 505.  Limitation on Suits.

   No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to rights created under the Securities (other than any right to institute such a proceeding to enforce the Company's obligation to pay principal (and premium, if any) and interest on such Holder's Securities and such Holder's rights under Sections 202 and 203), or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the Holders of not less than 25% in principal amount of the Outstanding Securities shall have joined in such proceedings or consented to the institution thereof.


                                  ARTICLE SIX

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 601.  Mergers, Consolidation and Certain Sales of Assets.

   The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person (other than a Subsidiary) to consolidate with or merge into the Company, (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, (iii) permit any of its Subsidiaries to enter into any transaction or transactions described in clause
(i) or (ii) above, if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all the properties and assets of the Company and its Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless:

      (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a written agreement all of the Company's obligations under this Security; and

      (2) immediately before and after giving effect to such transaction and treating any Debt which becomes a direct obligation of the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing.





                                     1-B-21

SECTION 602.  Successor Substituted.

   Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 601, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Security.


                                 ARTICLE SEVEN

                                   AMENDMENTS


SECTION 701.  Amendments With Consent of Holders.

   With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, the Company may amend the terms of the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Securities or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby,

      (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount of the principal of a Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

      (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Security or certain defaults hereunder and their consequences), or

      (3) modify any of the provisions of this Section or Section 503 except to increase any such percentage or to provide that certain other provisions of this Security cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.





                                     1-B-22

                                 ARTICLE EIGHT

                                   COVENANTS


SECTION 801.  Payment of Principal, Premium and Interest.

   The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and any interest on the Securities in accordance with the terms of the Securities.


SECTION 802.  Maintenance of Office or Agency.

   The Company will maintain in either Place of Payment an office or agency where Secu rities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities may be served. The Company will give prompt written notice to the Holders of the location, and any change in the location, of such office or agency.

   The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities for such purposes. The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 803.  Money for Securities Payments to Be Held in Trust.

   If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or any interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

   Any money then held by the Company in trust for the payment of the principal of (and premium, if any) or any interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Company as trustee thereof, shall thereupon cease.





                                     1-B-23

SECTION 804.  Existence.

   Subject to Article Six, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 805.  Payment of Taxes and Other Claims.

   The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


                                  ARTICLE NINE

                            REDEMPTION OF SECURITIES


SECTION 901.  Optional Redemption.

   The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice mailed to each Holder of the Securities to be redeemed at his or her address appearing in the Security Register, at any time on or after March 1, 2001, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
If redeemed during the 12-month period beginning March 1 of the years indicated,





                                     1-B-24

                                                       Redemption
              Year                                         Price
              ----                                     -------------
              2001                                     107.5%

              2002                                     105.0%

              2003                                     102.5%

              2004 and thereafter                      100.0%


together in the case of any such redemption with accrued interest to but excluding the Redemption Date.

   Notwithstanding the limitations on redemption in the preceding paragraph, in the event that on or prior to March 1, 1999 the Company completes a Public Offering of its Common Stock, up to one-third of the Outstanding Securities will also be subject to redemption, at the option of the Company, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at his address appearing in the Security Register, in amounts of $1,000 or any integral multiple thereof at a Redemption Price equal to 107.5% of their Accreted Value. Notice of redemption will be mailed not later than 90 days after the date of consummation of the Public Offering. The aggregate Redemption Price shall not exceed the gross proceeds to the Company in the Public Offering.

   Notwithstanding the limitations on redemption in the first paragraph of this
Section 901, in the event that the Company consummates a Major Bank Financing on or prior to March 1, 2001, the Outstanding Securities will also be subject to redemption in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at his address appearing in the Security Register, in amounts of $1,000 or any integral multiple thereof at a Redemption Price equal to 107.5% of their Accreted Value. Notice of redemption will be mailed not later than 90 days after the date of the initial extension of credit under the Major Bank Financing.


SECTION 902.  Selection of Securities to Be Redeemed.

   If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Company, from all Holders pro rata on the basis of the aggregate principal amount of all Outstanding Securities held by such Holders.

   For all purposes of this Security, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.





                                     1-B-25

SECTION 903.  Notice of Redemption.

   Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

   All notices of redemption shall state:

      (1)  the Redemption Date,

      (2)  the Redemption Price,

      (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed,

      (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

      (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price.


SECTION 904.  Deposit of Redemption Price.

   Prior to any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 905.  Securities Payable on Redemption Date.

   Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall not bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date.





                                     1-B-26

   If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the first paragraph of this Security.


SECTION 906.  Securities Redeemed in Part.

   Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES


SECTION 1001.  Securities Subordinate to Senior Debt.

   The Company covenants and agrees, and each Holder of a Security, by his acceptance hereof or thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Articles Three and Four), the payment of the principal of (and premium, if any on) and any interest on the Securities, and any other obligations of the Company in respect of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents or in any other form acceptable to the holders of Designated Senior Debt, of all Senior Debt that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, Incurred or assumed shall be deemed to have acquired and continued to hold, or shall have continued to hold, Senior Debt in reliance upon the covenants and provisions contained in this Security.


SECTION 1002.  Payment Over of Proceeds Upon Dissolution, Etc.

   In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event,





                                     1-B-27
if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents or in any form acceptable to the holders of Designated Senior Debt, of all amounts due or to become due thereon before the Holders of the Securities will be entitled to receive any payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of the principal of, premium, if any, or interest on such Securities and any other obligations in respect of such Securities (including any obligation to repurchase such Securities, but excluding any payments previously made pursuant to Article Three ("Defeasance and Satisfaction Payments")) (all such payments, distributions, purchases and acquisitions herein (other than payments and distributions of Permitted Junior Interests as hereinafter defined) referred to, individually and collectively, as a "Securities Payment").

   In the event that, notwithstanding the foregoing provisions of this Section, the Holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or in any form acceptable to the holders of Designated Senior Debt, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

   For purposes of this Article only, the words "any payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of interests or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other entity or corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article (such stock or subordinated securities are referred to herein as "Permitted Junior Interests"). The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Six shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Six.





                                     1-B-28

SECTION 1003.  No Payment When Senior Debt in Default.

   In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment may be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Debt that is the subject of such Senior Payment Default shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of such Designated Senior Debt, after which the Company shall resume making any and all required Securities Payments, including any missed payments. "Senior Payment Default" means any default beyond the applicable grace period in the payment of principal of, premium, if any, or interest, or any other obligation in respect of Designated Senior Debt when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

   In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company of written notice of such Senior Nonmonetary Default from a holder of Designated Senior Debt (or a trustee, agent or other representative for such a holder duly authorized in writing) which is the subject of such Senior Nonmonetary Default, no Securities Payment, may be made for a period (the "Payment Blockage Period") commencing on the date of receipt of such notice and ending on the earlier of
(i) the date on which such Senior Nonmonetary Default (and all other Senior Nonmonetary Defaults that have occurred and of which the Company is aware) has been cured or waived or ceases to exist and any acceleration of Designated Senior Debt shall have been rescinded or annulled or all Designated Senior Debt that is the subject of such Senior Nonmonetary Default has been discharged or paid in full, in cash or cash equivalents or in any other form acceptable to the holders of such Designated Senior Debt; (ii) the 179th day after the date of such receipt of such notice; and (iii) the date on which such Payment Blockage Period (and all other Senior Nonmonetary Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company from a representative of the holders of at least a majority of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and
(iii), the Company will promptly resume making any and all required Securities Payments in respect of such Securities, including any missed payments; provided, however, that no more than one Payment Blockage Period may be commenced with respect to such Securities during any 360-day period and there shall be a period of at least 181 days in each 360-day period when no Payment Blockage Period is in effect; provided further, that no Senior Nonmonetary Default which existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by holders of Designated Senior Debt or their representatives, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means a default with respect to Designated Senior Debt, other than a Senior Payment Default, which the giving of notice or the passage of time, or both, gives the holders of the Designated Senior Debt (or a trustee or agent on behalf of the holders





                                     1-B-29
thereof) the right to declare the Debt under such Designated Senior Debt due and payable prior to the date on which it matures or is subject to scheduled repayment.

   In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to any Holder prohibited by the foregoing provisions of this Section, then and in such event such Securities Payment shall be paid over and delivered forthwith to the holders of Designated Senior Debt or their representatives or as a court of competent jurisdiction shall determine.

   The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1002 would be applicable.


SECTION 1004.  Payment Permitted If No Default.

   Nothing contained in this Article or elsewhere in this Security shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 1002 or under the conditions described in Section 1003, from making Securities Payments.


SECTION 1005.  Subrogation to Rights of Holders of Senior Debt.

   Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Designated Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordi nated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and any interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

   If any payment or distribution to which the Holder of any Security would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holder of any Security shall be entitled to receive from





                                     1-B-30
the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts due or to become due on or in respect of Senior Debt in full.


SECTION 1006.  Provisions Solely to Define Relative Rights.

   The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Security is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and any interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.


SECTION 1007.  Company to Effectuate Subordination.

   Each Holder of this Security by his acceptance hereof authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article.


SECTION 1008.  No Waiver of Subordination Provisions.

   No right of any present or future holder of any Designated Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Security, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

   Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment





                                     1-B-31
or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article Five or to pursue any rights or remedies under this Security or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.


SECTION 1009.  Reliance on Judicial Order or Certificate of Liquidating Agent.

   Upon any payment or distribution of assets of the Company referred to in this Article, the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1010.  Defeasance of this Article Ten.

   The subordination provided by this Article Ten is expressly made subject to the provisions for defeasance in Article Three hereof and, anything herein to the contrary not withstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article Ten.





                                     1-B-32

   IN WITNESS WHEREOF, the Company has caused this Security to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.


                                          IRIDIUM, INC.

                                          By
                                            ----------------------------------

Attest:


------------------------------------





                                     1-B-33

                                                                     EXHIBIT 2-A
                                              Amendments to Outstanding Warrants


                                FORM OF WARRANT



NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE CLASS 1 MEMBERSHIP INTERESTS OF IRIDIUM LLC (THE "COMPANY") FOR WHICH THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE EXERCISABLE (THE "WARRANT SHARES") MAY BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS. ACCORDINGLY, THE HOLDER OF THIS WARRANT CERTIFICATE SHALL NOT BE ENTITLED TO TRANSFER OR EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF SUCH TRANSFER OR EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT RELATING TO THE WARRANTS OR THE WARRANT SHARES, AS THE CASE MAY BE, HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.



TRANSFER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE WARRANT SHARES IS ALSO RESTRICTED BY THE TERMS OF A LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JULY 1, 1996 BY AND AMONG THE PARTIES NAMED THEREIN (THE "LLC AGREEMENT"). A COPY OF THE LLC AGREEMENT IS ON FILE AND AVAILABLE FOR INSPECTION BY THE HOLDER OF THIS WARRANT CERTIFICATE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.


No. __________ Warrants


WARRANT TO PURCHASE CLASS 1 MEMBERSHIP INTERESTS


of


IRIDIUM LLC



This Warrant Certificate certifies that __________, or registered permitted assigns, is the registered holder of _____ warrants expiring March 1, 2006 to purchase an aggregate of ________ Class 1 Membership Interests in the Company (the "Common Interests"), of Iridium LLC, a delaware limited liability company (the "Company"). The Warrants evidenced hereby are part of a duly authorized issue of Warrants of the Company (the "Warrants") all evidenced by Warrant Certificates substantially similar to this Warrant Certificate. Each Warrant entitles the holder upon exercise to purchase from the Company at any time on or after March 1, 2001 and prior to 5:00 p.m. New York City time on March 1, 2006, .13877 Common Interests (each a "Warrant Share") upon surrender of this Warrant Certificate to the Warrant Agent, subject to the conditions set forth herein. The number of Warrant Shares purchasable upon exercise thereof are subject to adjustment upon the occurrence of certain events set forth herein. Exercise of a Warrant by a person other than the registered holder named above is subject to the approval of such person for admission as a Member of the company by the Members of the Company who may grant or withhold such consent in their absolute discretion.






                                     2-A-1

 SECTION 1. EXERCISE OF THE WARRANTS. Warrants may be exercised at any time on or after March 1, 2001 and prior to 5:00 p.m. New York City time on March 1, 2006 (the "Expiration Date"). The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment to the Company of the Exercise Price for each Warrant then exercised. Exercise of this Warrant by a person other than the registered holder named in the preamble of this warrant is subject to the approval of such person for admission as a member of the company by the members of the company who may grant or withhold such consent in their absolute discretion. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, the Company shall issue to the holder hereof or his permitted assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No cash dividend shall be paid to a holder of Warrants Shares issuable upon the exercise of Warrants unless such holder was, as of the record date for the declaration of such dividend, the record holder of such Warrant Shares.


   No Warrant may be exercised after the Expiration Date, and to the extent not exercised by such time, such Warrants shall become void. The Company shall give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants; provided, however, that if the Company fails to give such notice, the Warrants shall still terminate and become void on the Expiration Date.

   SECTION 3. REGISTRATION OF TRANSFER AND EXCHANGE. The Company and its agents may deem and treat the registered holder(s) of this Warrant Certificate as the absolute owner(s) hereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for all purposes, and neither the Company nor its agents shall be affected by any notice to the contrary.

   References herein to "Warrant holder(s)" or "holders of the Warrant Certificates" means in each case registered holders of Warrant Certificates.

   Subject to the restrictions on transfer referred to in the Legend on page 1 of this Warrant Certificate, Warrant Certificates, when surrendered at the office maintained by the Company for such purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be presented for exchange or registration of transfer without payment of any service charge (except for stamp or any other governmental tax or charge that may be imposed in connection with any such transfer or exchange), for another Warrant Certificate or Warrant Certificates representing a like tenor executed by the Company in the aggregate a like number of Warrants.

   Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in any form satisfactory to the Company, duly executed by the Warrant holder or his attorney duly authorized in writing (with, in the case of transfer and if requested by the Company, such signature guaranteed by an eligible guarantor institution).

   All Warrant Certificates issued upon any registration of transfer or exchange of Warrant certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Certificate, as the Warrant Certificates surrendered for such registration of transfer





                                     2-A-2
or exchange, except for the limitation on right of exercise set forth in the third sentence of Section 1.


   SECTION 4. RETIREMENT OF WARRANTS. The Company may purchase Warrants. Any Warrants purchased by the Company may be retired by cancellation of such Warrants and appropriate notation thereof in the Company's register.


   SECTION 5. PAYMENT OF TAXES. The Company will pay all taxes and other governmental charges attributable to the initial issuance of Common Interests upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any such taxes or charges which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Common Interests in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such taxes or charges or shall have established to the satisfaction of the Company that such taxes or charges have been paid.



   SECTION 6. MUTILATED OR MISSING WARRANT CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction for such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.



   SECTION 7. RESERVATIONS OF WARRANT SHARES. The Company (i) shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class 1 Membership Interests, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Common Interests which would then be deliverable upon the exercise of all outstanding Warrants if all such outstanding Warrants were then exercisable and (ii) shall not take any action which results in any adjustment of the Exercise Rate if the total number of Warrant Shares would exceed the total number of Common Interests then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.



   The transfer agent for the Common Interests (which may be the Company if it is acting as transfer agent) (the "Transfer Agent") and every subsequent transfer agent for any interests of the Company issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized interests as shall be required for such purpose.



   The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price and issuance, be duly and validly issued,






                                     2-A-3
free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.


      SECTION 8. ADJUSTMENT OF WARRANT SHARES ISSUABLE. The Warrants represented by this Warrant Certificate will initially be exercisable by the holder thereof to purchase .13877 Common Interests at $.01 per interest. The number of Warrant Shares that may be purchased upon the exercise of each Warrant (the "Exercise Rate") will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. For purposes of this Section 8, "Common Interests" means the Common Interests and any other interests in the Company for which the Warrants may be exercised and where, as a result of this definition, the term refers to more than one class of interests, the adjustment provisions of this Section 8 shall be equitably adjusted to achieve as nearly as practicable the intended result as evidenced by the text of such adjustment provisions.



   (a)   Adjustments for Change in Common Interests.


   If at any time after March 1, 1996 the Company:


      (1) pays a dividend or makes a distribution on its Common Interests in Common Interests;



      (2) subdivides its outstanding Common Interests into a greater number of Common Interests;



      (3) combines its outstanding Common Interests into a smaller number of common Interests;



      (4) pays a dividend or makes a distribution on its Common interests other than Common Interests; or



      (5) issues by reclassification of its Common Interests any of its other interests;



then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of, or interests in, the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.


   The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.


   If after an adjustment and upon exercise of a Warrant the holder may receive two or more classes of interests in the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes.






                                     2-A-4

Notwithstanding any other provision hereof, the Exercise Price with respect to the issuance of any Warrant Share shall not be less than $.01 per share. After such allocation, the exercise privilege and the Exercise Rate with respect to each class of interests shall thereafter be subject to adjustment on terms comparable to those applicable to Common Interests in this Section 8.


   Such adjustment shall be made successively whenever any event listed above occurs.

   (b)   Adjustment for Rights Issue.


   If the Company distributes any rights, options or warrants to all holders of its Common Interests entitling them for a period expiring within 60 days after the record date mentioned below to purchase Common Interests or securities convertible into, or exchangeable or exercisable for, Common Interests at a price per interest less than the Current Market Value (as defined in subsection
(d)) per interest as of the Time of Determination (as defined in subsection
(d)), the Exercise Rate shall be adjusted in accordance with the formula:


      E'  =  E  x       O+N
                      --------------
                                         N x P
                                     O   -----
                                       +   M

where:

 E' =    the adjusted Exercise Rate.

 E  =    the current Exercise Rate.


 O  =    the number of Common Interests outstanding on the record date.



 N  =    the number of additional Common Interests offered.



 P  =    the offering price per additional Common Interests.



 M =     the Current Market Value per interest (as defined in Subsection (d)).



   The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this subsection (b) applies. To the extent that Common Interests are not delivered after the expiration of such rights or warrants, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Interests actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of holders entitled to receive such rights or warrants had not been so fixed.






                                     2-A-5

   No adjustment shall be made under this subsection (b) if the application of the formula stated above in this subsection (b) would result in a value of E' that is lower than the value of E.

   (c)   Adjustment for Other Distributions.


   If the Company distributes to all holders of its Common Interests any of its assets, debt securities or any rights, options or warrants to purchase debt securities, assets or other interests in or securities of the Company (including securities or cash, but excluding (1) distributions of Common Interests or interests referred to in subsection (a) and distributions of rights, warrants or options referred to in subsection (b) and (2) cash dividends or other cash distributions that are paid out of current or accumulated earnings), the Exercise Rate shall be adjusted in accordance with the formula:


      E'  =  E  x    M
                    ---
                    M-F

where:

 E' =    the adjusted Exercise Rate.

 E  =    the current Exercise Rate.


 M = the Current Market Value per Common Interest on the record date for the determination of holders entitled to receive the distribution.



 F  =    the fair market value (as determined by the Board of Directors whose determination shall be conclusive) of the assets, securities, interests, rights or warrants applicable to one Common Interest as of the Time of Determination for the determination of holders entitled to receive the distribution.



   The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of holders entitled to receive the distribution.



   The Company shall give the Warrant holders at least 10 days notice of a record date for any dividend payment or other distribution on the Common Interests.


   (d)   Current Market Value; Time of Determination.


   "Current Market Value" per Common Interest or any other Interest or security at any date means, on any date of determination the average of the Closing Prices of the Common Interests (or such interest or security) for the 20 consecutive Business Days selected by the Board of Directors commencing no more than 30 Business Days before and ending no later than the day before the day in question; provided that, in the case of clause (c), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Interests (or such interest or security) entitled to






                                     2-A-6
receive such dividend or distribution (or, if earlier, the date on which the Common Interests (or such interest or security) go "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Business Days, the period shall be such lesser number of Business Days but, in any event, not less than five Business Days.



   "Closing Price" means, for each Business Day, the last reported sale price regular way on the principal national securities exchange on which the Common Interests (or such other Interest OR security) are listed or admitted for trading, or, if the Common Interests (or such other interest or security) are not so listed or admitted for trading on a national securities exchange, on the NASDAQ National Market System or, if the Common Interests (or such other interest or security) are not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Interests (or such other interest or security) are not traded in the over-the-counter market, the Fair Market Value per Common Interest (or such other Interest or security) as determined by the Board of Directors whose determination shall be conclusive.



   "Time of Determination") means the time and date of the earlier of (i) the determination of holders entitled to receive rights, warrants, or options or a distribution, in each case, to which subsection (b) or (c) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or distribution on such national or regional exchange or market on which the Common Interests are then listed or quoted.


   (e)   When De Minimis Adjustment May Be Deferred.

   No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate; provided, however, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.


   All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a interest, as the case may be.


   (f)   When No Adjustment Required.

   To the extent the Warrants become convertible into cash pursuant to subsection (j), no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

   (g)   Notice of Adjustment.

   Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 11 hereof.

   (h)   Voluntary Increase or Reduction.





                                     2-A-7

   The Company from time to time may increase the Exercise Rate by any amount for any period of time if the period is at least 20 days and if the increase or decrease, as the case may be, is irrevocable during the period.

   Whenever the Exercise Rate is increased the Company shall mail to registered Warrant holders a notice of the increase or decrease, as the case may be. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate, takes effect. The Notice shall state the increased Exercise Rate, and the period it will be in effect.

   An increase in the Exercise Rate, does not change or adjust the Exercise Rate, as the case may be, otherwise in effect, or as used for calculations, for purposes of subsections (a), (b), and (c) of this Section 8.

   (i)   Notice of Certain Transactions.

   If: (1) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to subsections (a), (b) or (c) of this Section 8 or (2) the Company takes any action that would require a Supplemental Agreement pursuant to subsection (j) of this Section 11, the Company shall mail to registered Warrant holders a notice stating the proposed record date for a dividend or distribution or the expected effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 20 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

   (j)   Consolidation, Merger or Reorganization of the Company.


   If the Company consolidates or mergers with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, interests, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction and assuming such holder, as a holder of Common Interests of the Company, failed to exercise its rights of election, if any, as to the kind or amount of securities, interests, cash and other assets receivable upon such consolidation, merger, transfer or lease (provided that if the kind or amount of securities, interests, cash and other assets receivable upon such consolidation, merger, sale, transfer or lease is not the same for each Common Interest of the Company held immediately prior to such consolidation, merger, transfer or lease by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall have not been exercised ("non-electing interest"), then for the purpose of this
Section 8 the kind and amount of securities, cash and other assets receivable upon such consolidation, merger, sale or transfer by each non-electing interest shall be deemed to be the kind and amount so receivable per interest by a plurality of the non-electing interests). Concurrently with the consummation of such transaction, the entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a Supplemental Agreement (as defined in Section 13 so providing and further providing for adjustments in the future which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8.






                                     2-A-8

   If the issuer of securities deliverable upon exercise of Warrants under the Supplemental Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the Supplemental Agreement.


   Notwithstanding the first paragraph of this subsection (j), in the case of any merger, reverse stock split, or other transaction in which the publicly held Common Interests, if any, shall be converted into the right to receive a consideration consisting solely of cash, (A) the Warrants shall terminate and
(B) each holder of a Warrant, without having to take any other action than the surrendering of such Warrant to the Company, shall receive an amount equal to the amount (if any) by which the price per interest payable to, or which would be received by, any public holder of Common Interests in connection with such transaction exceeds the Exercise Price effective at that time.


   If this subsection (j) applies, subsections (a), (b) and (c) of this Section 8 shall not apply.

   (k)   When Issuance or Payment May Be Deferred.


   In any case in which this Section 8 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other interests in the Company, if any, issuable upon such exercise over and above the Warrant Shares and other interests in the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional interest pursuant to
Section 10 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.



   (l)   Form of Warrants.


   Irrespective of any adjustments in the Exercise Rate or kind of interests or other assets purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of interests or other assets as are stated in the Warrant Certificates as initially issued.


   SECTION 9. NO DILUTION OR IMPAIRMENT. If any event shall occur as to which the provisions of Section 8 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in a way that is contrary to the manifest and essential intent and principles of Section 8, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company, which shall give their opinion upon the adjustment, if any, on a basis consistent with the manifest and essential intent





                                     2-A-9
and principles established in Section 8, necessary to preserve, without dilution, the purchase rights, represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and the Warrant holders and shall make the adjustment described therein.


   SECTION 10. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Common Interests on the exercise of Warrants, although it may do so in its sole discretion. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Common Interests purchasable on exercise of the Warrants so presented. If any fraction of a Common Interest would, except for the provisions of this Section 10, be issuable upon the exercise of any such Warrants (or specified portion thereof), the Company shall pay to the Warrant holder an amount in cash equal to the Current Market Value per Common Interest, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.


   SECTION 11. NOTICES TO WARRANT HOLDERS; RIGHTS OF WARRANT HOLDERS. Upon any adjustment of the Exercise Rate pursuant to Section 8, the Company shall promptly thereafter cause to be given to each of the registered holders of the Warrant certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

   In case:


      (a) the Company shall authorize the issuance to all holders of Common Interests of rights, options or warrants to subscribe for or purchase Common Interests or of any other subscription rights or warrants and other than issuances in exchange for equivalent consideration; or



      (b) the Company shall authorize the distribution to all holders of Common Interests of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Interests or distributions referred to in subsection (a) or Section 8 hereof) and other than distributions in exchange for equivalent consideration; or



      (c) of any consolidation or merger to which the Company is a party and for which approval of any holders of shares of or interests in the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Interests issuable upon exercise of the Warrants (other than as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for Common Interests; or


      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or





                                     2-A-10

      (e) the Company proposes to take any action (other than actions of the character described in Section 8(a)) which would require an adjustment of the Exercise Rate pursuant to Section 8;


then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at the address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Interests to be entitled to receive any such rights, options, warrants or distributions are to be determined, or (ii) the initial or record expiration date set forth in any tender offer or exchange offer for Common Interests, or (iii) the date on which any such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Interests shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any issuance, right, option, warrant, distribution, tender offer, exchange offer, consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up, or the vote upon any action.



   Nothing contained in this Warrant Certificate shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice of meetings of members or the election of directors of the Company or any other matter, or any other rights of members of the Company, including any right to receive dividends. In addition, the holders of Warrant Certificates shall have no preemptive rights and shall not be entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs in respect of Common Interests issuable upon exercise hereof.


   SECTION 12. NOTICES TO THE COMPANY. Any notice or demand authorized by this Warrant Certificate to be given or made by the holder of any Warrant Certificate to the Company shall be sufficiently given or made when deposited in the mail, first class or registered, postage prepaid, addressed, as follows:


      Iridium, Inc.
      1401 H Street NW - 8th floor
      Washington, DC 20005
      Attention:  General Counsel


   with a copy to:

      Sullivan & Cromwell
      125 Broad Street
      New York, New York 10004
      Attention: John P. Mead
;or to such other addressee or at such other address or location as may be notified by the Company to the holders of Warrant Certificates from time to time.





                                     2-A-11

   SECTION 13. SUPPLEMENTS AND AMENDMENTS. The Company by entering into a supplemental agreement (a "Supplemental Agreement") signed by the Company may amend the terms of this Warrant Certificate; provided that any amendment which would adversely affect the interests of the holders of Warrants must be approved by holders of a majority of the then outstanding Warrants. A copy of any Supplemental Agreement shall be mailed by the Company to each Warrant holder within 30 days of its effective date. The consent of each Warrant holder affected shall be required for any amendment pursuant to which the Exercise Rate would be decreased (other than in connection with a waiver of any provisions of Section 8 or 10 hereof).

   SECTION 14. GOVERNING LAW. This Warrant Certificate and the Warrants shall be governed and construed in accordance with the laws of the State of New York.





                                     2-A-12

   IN WITNESS WHEREOF, Iridium LLC has caused this Warrant Certificate to be signed by a duly authorized officer of the Company and has caused its seal to be affixed hereunto or imprinted hereon.



Dated:                      IRIDIUM LLC




                        By:
                           -------------------------
                            Name:
                            Title:


Attested by:                         (seal)



-------------------------

Name:  F. Thomas Tuttle

Title: General Counsel





                                     2-A-13

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise of Warrant)


   The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Class 1 Membership Interests ("Common Shares") and hereby tenders payment for such Common Interests to the order of Iridium LLC in the amount of $_____ in accordance with the terms hereof.



   The undersigned requests that a certificate for such Common Interests be registered in the name of __________________, whose address is
_____________________________________ and that such shares be delivered to
_____________________________________________ whose address is
__________________________________________.



   If said number of Common Interests is less than all of the Common Interests purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Interests be registered in the name of _________________________, whose address is
____________________________, and that such Warrant Certificate be delivered to
__________________________, whose address is _______________________
_______________.



_________________________(1) (Signature)

Date: ________________

   Signature Guaranteed by:


   _______________________
   Name:
   Title:                 (1)




(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and, at the option of the Company, must be guaranteed by an "eligible guarantor institution" which meets the requirements of the Company (which requirements may include membership or participation in STAMP or such other "signature guaranty program" as may be determined by the Company in addition to, or in substitution for, STAMP).









                                     2-A-14

                                                                     EXHIBIT 2-B
                                                                 Form of Warrant

                                FORM OF WARRANT

NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE CLASS 1 MEMBERSHIP INTERESTS OF IRIDIUM LLC (THE "COMPANY") FOR WHICH THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE EXERCISABLE (THE "WARRANT SHARES") MAY BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS. ACCORDINGLY, THE HOLDER OF THIS WARRANT CERTIFICATE SHALL NOT BE ENTITLED TO TRANSFER OR EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF SUCH TRANSFER OR EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE ACT RELATING TO THE WARRANTS OR THE WARRANT SHARES, AS THE CASE MAY BE, HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

TRANSFER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE WARRANT SHARES IS ALSO RESTRICTED BY THE TERMS OF A LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JULY 1, 1996 BY AND AMONG THE PARTIES NAMED THEREIN (THE "LLC AGREEMENT"). A COPY OF THE LLC AGREEMENT IS ON FILE AND AVAILABLE FOR INSPECTION BY THE HOLDER OF THIS WARRANT CERTIFICATE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.


No. __________ Warrants
WARRANT TO PURCHASE CLASS 1 MEMBERSHIP INTERESTS

of

IRIDIUM LLC


This Warrant Certificate certifies that __________, or registered permitted assigns, is the registered holder of _____ warrants expiring March 1, 2006 to purchase an aggregate of ____________ Class 1 Membership Interests in the Company (the "Common Shares"), of Iridium LLC, a Delaware limited liability company (the "Company"). The Warrants evidenced hereby are part of a duly authorized issue of Warrants of the Company (the "Warrants") all evidenced by Warrant Certificates substantially similar to this Warrant Certificate. Each Warrant entitles the holder upon exercise to purchase from the Company at any time on or after March 1, 2001 and prior to 5:00 p.m. New York City time on March 1, 2006, .13877 Common Interests (each a "Warrant Share") upon surrender of this Warrant Certificate to the Warrant Agent, subject to the conditions set forth herein. The number of Warrant Shares purchasable upon exercise thereof are subject to adjustment upon the occurrence of certain events set forth herein. Exercise of a Warrant by a person other than the registered holder named above is subject to the approval of such person for admission as a Member of the Company by the Members of the Company who may grant or withhold such consent in their absolute discretion.



SECTION 1. EXERCISE OF THE WARRANTS. Warrants may be exercised at any time on or after March 1, 2001 and prior to 5:00 p.m. New York City time on March 1, 2006 (the "Expiration Date"). The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment to the Company of the Exercise Price fo each Warrant





                                     2-B-1
then exercised. Exercise of this Warrant by a person other than the registered holder named in the preamble of this Warrant is subject to the approval of such person for admission as a Member of the Company by the Members of the Company who may grant or withhold such consent in their absolute discretion. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, the Company shall issue to the holder hereof or his permitted assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No cash dividend shall be paid to a holder of Warrants Shares issuable upon the exercise of Warrants unless such holder was, as of the record date for the declaration of such dividend, the record holder of such Warrant Shares.

   No Warrant may be exercised after the Expiration Date, and to the extent not exercised by such time, such Warrants shall become void. The Company shall give notice of expiration not less than 90 nor more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants; provided, however, that if the Company fails to give such notice, the Warrants shall still terminate and become void on the Expiration Date.

   SECTION 3. REGISTRATION OF TRANSFER AND EXCHANGE. The Company and its agents may deem and treat the registered holder(s) of this Warrant Certificate as the absolute owner(s) hereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for all purposes, and neither the Company nor its agents shall be affected by any notice to the contrary.

   References herein to "Warrant holder(s)" or "holders of the Warrant Certificates" means in each case registered holders of Warrant Certificates.

   Subject to the restrictions on transfer referred to in the Legend on page 1 of this Warrant Certificate, Warrant Certificates, when surrendered at the office maintained by the Company for such purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be presented for exchange or registration of transfer without payment of any service charge (except for stamp or any other governmental tax or charge that may be imposed in connection with any such transfer or exchange), for another Warrant Certificate or Warrant Certificates representing a like tenor executed by the Company in the aggregate a like number of Warrants.

   Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in any form satisfactory to the Company, duly executed by the Warrant holder or his attorney duly authorized in writing (with, in the case of transfer and if requested by the Company, such signature guaranteed by an eligible guarantor institution).

   All Warrant Certificates issued upon any registration of transfer or exchange of Warrant certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Certificate, as the Warrant Certificates surrendered for such registration of transfer or exchange, except for the limitation on right of exercise set forth in the third sentence of Section 1.

   SECTION 4. RETIREMENT OF WARRANTS. The Company may purchase Warrants. Any Warrants purchased by the Company may be retired by cancellation of such Warrants and appropriate notation thereof in the Company's register.





                                     2-B-2

   SECTION 5. PAYMENT OF TAXES. The Company will pay all taxes and other governmental charges attributable to the initial issuance of Common Interests upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any such taxes or charges which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Common Interests in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such taxes or charges or shall have established to the satisfaction of the Company that such taxes or charges have been paid.

   SECTION 6. MUTILATED OR MISSING WARRANT CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction for such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

   SECTION 7. RESERVATIONS OF WARRANT SHARES. The Company (i) shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class 1 Membership Interests, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Common Interests which would then be deliverable upon the exercise of all outstanding Warrants if all such outstanding Warrants were then exercisable and (ii) shall not take any action which results in any adjustment of the Exercise Rate if the total number of Warrant Shares would exceed the total number of Common Interests then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.


   The transfer agent for the Common Interests (which may be the Company if it is acting as transfer agent) (the "Transfer Agent") and every subsequent transfer agent for any interests of the Company issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized interests as shall be required for such purpose.

   The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price and issuance, be duly and validly issued, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

      SECTION 8. ADJUSTMENT OF WARRANT SHARES ISSUABLE. The Warrants represented by this Warrant Certificate will initially be exercisable by the holder thereof to purchase .13877 Common Interests at $.01 per interest. The number of Warrant Shares that may be purchased upon the exercise of each Warrant (the "Exercise Rate") will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. For purposes of this Section 8, "Common Interests" means the Common Interests and any other interests in the Company for which the Warrants





                                     2-B-3
may be exercised and where, as a result of this definition, the term refers to more than one class of interests, the adjustment provisions of this Section 8 shall be equitably adjusted to achieve as nearly as practicable the intended result as evidenced by the text of such adjustment provisions.

   (a)   Adjustments for Change in Common Interests.

   If at any time after March 1, 1996 the Company:

      (1) pays a dividend or makes a distribution on its Common Interests in Common Interests;

      (2) subdivides its outstanding Common Interests into a greater number of Common Interests;

      (3) combines its outstanding Common Interests into a smaller number of Common Interests;

      (4) pays a dividend or makes a distribution on its Common Interests in interests other than Common Interests; or

      (5) issues by reclassification of its Common Interests any of its other interests;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of, or interests in, the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

   The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

   If after an adjustment and upon exercise of a Warrant the holder may receive two or more classes of interests in the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes. Notwithstanding any other provision hereof, the Exercise Price with respect to the issuance of any Warrant Share shall not be less than $.01 per share. After such allocation, the exercise privilege and the Exercise Rate with respect to each class of interests shall thereafter be subject to adjustment on terms comparable to those applicable to Common Interests in this Section 8.

   Such adjustment shall be made successively whenever any event listed above occurs.

   (b)   Adjustment for Rights Issue.

   If the Company distributes any rights, options or warrants to all holders of its Common Interests entitling them for a period expiring within 60 days after the record date mentioned below to purchase Common Interests or securities convertible into, or exchangeable or exercisable for, Common Interests at a price per interest less than the Current Market Value (as defined in subsection
(d)) per interest as of the Time of Determination (as defined in subsection
(d)), the Exercise Rate shall be adjusted in accordance with the formula:





                                     2-B-4

      E'  =  E  x   O+N
                  -------
                                N x P
                         O    --------
                             +   M

where:

 E' =    the adjusted Exercise Rate.

 E  =    the current Exercise Rate.

 O  =    the number of Common Interests outstanding on the record date.

 N  =    the number of additional Common Interests offered.

 P  =    the offering price per additional Common Interests.

 M  =    the Current Market Value per interest (as defined in Subsection (d)).

   The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this subsection (b) applies. To the extent that Common Interests are not delivered after the expiration of such rights or warrants, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Interests actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of holders entitled to receive such rights or warrants had not been so fixed.

   No adjustment shall be made under this subsection (b) if the application of the formula stated above in this subsection (b) would result in a value of E' that is lower than the value of E.

   (c)   Adjustment for Other Distributions.

   If the Company distributes to all holders of its Common Interests any of its assets, debt securities or any rights, options or warrants to purchase debt securities, assets or other interests in or securities of the Company (including securities or cash, but excluding (1) distributions of Class 1 Membership Interests or interests referred to in subsection (a) and distributions of rights, warrants or options referred to in subsection (b) and
(2) cash dividends or other cash distributions that are paid out of current or accumulated earnings), the Exercise Rate shall be adjusted in accordance with the formula:

      E'  =  E  x    M
                   -----
                    M-F

where:





                                     2-B-5

 E' =    the adjusted Exercise Rate.

 E  =    the current Exercise Rate.

 M  =    the Current Market Value per Common Interest on the record date for the determination of holders entitled to receive the distribution.

 F  =    the fair market value (as determined by the Board of Directors whose determination shall be conclusive) of the assets, securities, interests, rights or warrants applicable to one Common Interest as of the Time of Determination for the determination of holders entitled to receive the distribution.

   The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of holders entitled to receive the distribution.

   The Company shall give the Warrant holders at least 10 days notice of a record date for any dividend payment or other distribution on the Common Interests.

   (d)   Current Market Value; Time of Determination.

   "Current Market Value" per Common Interest or any other interest or security at any date means, on any date of determination the average of the Closing Prices of the Common Interests (or such interest or security) for the 20 consecutive Business Days selected by the Board of Directors commencing no more than 30 Business Days before and ending no later than the day before the day in question; provided that, in the case of clause (c), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Interests (or such interest or security) entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Interests (or such interest or security) go "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Business Days, the period shall be such lesser number of Business Days but, in any event, not less than five Business Days.

   "Closing Price" means, for each Business Day, the last reported sale price regular way on the principal national securities exchange on which the Common Interests (or such other interest or security) are listed or admitted for trading, or, if the Common Interests (or such other interest or security) are not so listed or admitted for trading on a national securities exchange, on the NASDAQ National Market System or, if the Common Interests (or such other interest or security) are not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Interests (or such other interest or security) are not traded in the over-the-counter market, the Fair Market Value per Common Interest (or such other interest or security) as determined by the Board of Directors whose determination shall be conclusive.

   "Time of Determination") means the time and date of the earlier of (i) the determination of holders entitled to receive rights, warrants, or options or a distribution, in each case, to which subsection (b) or





                                     2-B-6

(c) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or distribution on such national or regional exchange or market on which the Common Interests are then listed or quoted.

   (e)   When De Minimis Adjustment May Be Deferred.

   No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate; provided, however, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

   All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a interest, as the case may be.

   (f)   When No Adjustment Required.

   To the extent the Warrants become convertible into cash pursuant to subsection (j), no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

   (g)   Notice of Adjustment.

   Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 11 hereof.

   (h)   Voluntary Increase or Reduction.

   The Company from time to time may increase the Exercise Rate by any amount for any period of time if the period is at least 20 days and if the increase or decrease, as the case may be, is irrevocable during the period.

   Whenever the Exercise Rate is increased the Company shall mail to registered Warrant holders a notice of the increase or decrease, as the case may be. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate, takes effect. The Notice shall state the increased Exercise Rate, and the period it will be in effect.

   An increase in the Exercise Rate, does not change or adjust the Exercise Rate, as the case may be, otherwise in effect, or as used for calculations, for purposes of subsections (a), (b), and (c) of this Section 8.

   (i)   Notice of Certain Transactions.

   If: (1) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to subsections (a), (b) or (c) of this Section 8 or (2) the Company takes any action that would require a Supplemental Agreement pursuant to subsection (j) of this Section 11, the Company shall mail to registered Warrant holders a notice stating the proposed record date for a dividend or distribution or the expected effective date of a subdivision, combination, reclassification, consolidation, merger,





                                     2-B-7
transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 20 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

   (j)   Consolidation, Merger or Reorganization of the Company.

   If the Company consolidates or mergers with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, interests, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction and assuming such holder, as a holder of Common Interests of the Company, failed to exercise its rights of election, if any, as to the kind or amount of securities, interests, cash and other assets receivable upon such consolidation, merger, transfer or lease (provided that if the kind or amount of securities, interests, cash and other assets receivable upon such consolidation, merger, sale, transfer or lease is not the same for each Common Interest of the Company held immediately prior to such consolidation, merger, transfer or lease by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall have not been exercised ("non-electing interest"), then for the purpose of this
Section 8 the kind and amount of securities, cash and other assets receivable upon such consolidation, merger, sale or transfer by each non-electing interest shall be deemed to be the kind and amount so receivable per interest by a plurality of the non-electing interests). Concurrently with the consummation of such transaction, the entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a Supplemental Agreement (as defined in Section 13 so providing and further providing for adjustments in the future which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8.

   If the issuer of securities deliverable upon exercise of Warrants under the Supplemental Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the Supplemental Agreement.

   Notwithstanding the first paragraph of this subsection (j), in the case of any merger, reverse stock split, or other transaction in which the publicly held Common Interests, if any, shall be converted into the right to receive a consideration consisting solely of cash, (A) the Warrants shall terminate and
(B) each holder of a Warrant, without having to take any other action than the surrendering of such Warrant to the Company, shall receive an amount equal to the amount (if any) by which the price per interest payable to, or which would be received by, any public holder of Common Interests in connection with such transaction exceeds the Exercise Price effective at that time.

   If this subsection (j) applies, subsections (a), (b) and (c) of this Section 8 shall not apply.

   (k)   When Issuance or Payment May Be Deferred.

   In any case in which this Section 8 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other interests in the Company, if any, issuable upon such exercise over and above the





                                     2-B-8

Warrant Shares and other interests in the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional interest pursuant to Section 10 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.


   (l)   Form of Warrants.

   Irrespective of any adjustments in the Exercise Rate or kind of interests or other assets purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of interests or other assets as are stated in the Warrant Certificates as initially issued.

   SECTION 9. NO DILUTION OR IMPAIRMENT. If any event shall occur as to which the provisions of Section 8 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in a way that is contrary to the manifest and essential intent and principles of Section 8, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its managers, officers, employees, affiliates or stockholders are) a promoter, manager or officer of the Company, which shall give their opinion upon the adjustment, if any, on a basis consistent with the manifest and essential intent and principles established in Section 8, necessary to preserve, without dilution, the purchase rights, represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and the Warrant holders and shall make the adjustment described therein.

   SECTION 10. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Common Interests on the exercise of Warrants, although it may do so in its sole discretion. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Common Interests purchasable on exercise of the Warrants so presented. If any fraction of a Common Interest would, except for the provisions of this Section 10, be issuable upon the exercise of any such Warrants (or specified portion thereof), the Company shall pay to the Warrant holder an amount in cash equal to the Current Market Value per Common Interest, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

   SECTION 11. NOTICES TO WARRANT HOLDERS; RIGHTS OF WARRANT HOLDERS. Upon any adjustment of the Exercise Rate pursuant to Section 8, the Company shall promptly thereafter cause to be given to each of the registered holders of the Warrant certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.





                                     2-B-9

   In case:

      (a) the Company shall authorize the issuance to all holders of Common Interests of rights, options or warrants to subscribe for or purchase Common Interests or of any other subscription rights or warrants and other than issuances in exchange for equivalent consideration; or

      (b) the Company shall authorize the distribution to all holders of Common Interests of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Interests or distributions referred to in subsection (a) or Section 8 hereof) and other than distributions in exchange for equivalent consideration; or

      (c) of any consolidation or merger to which the Company is a party and for which approval of any holders of shares of or interests in the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Interests issuable upon exercise of the Warrants (other than as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for Common Interests; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

      (e) the Company proposes to take any action (other than actions of the character described in Section 8(a)) which would require an adjustment of the Exercise Rate pursuant to Section 8;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at the address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Interests to be entitled to receive any such rights, options, warrants or distributions are to be determined, or (ii) the initial or record expiration date set forth in any tender offer or exchange offer for Common Interests, or (iii) the date on which any such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Interests shall be entitled to exchange such interests for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any issuance, right, option, warrant, distribution, tender offer, exchange offer, consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up, or the vote upon any action.

   Nothing contained in this Warrant Certificate shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice of meetings of Members or the election of directors of the Company or any other matter, or any other rights of Members of the Company, including any right to receive dividends. In addition, the holders of Warrant Certificates shall have no preemptive rights and shall not be entitled to share in the assets of the Company in the event of the liquidation,





                                     2-B-10
dissolution or winding up of the Company's affairs in respect of Common Interests issuable upon exercise hereof.

   SECTION 12. NOTICES TO THE COMPANY. Any notice or demand authorized by this Warrant Certificate to be given or made by the holder of any Warrant Certificate to the Company shall be sufficiently given or made when deposited in the mail, first class or registered, postage prepaid, addressed, as follows:

      Iridium, Inc.
      1401 H Street NW - 8th floor
      Washington, DC 20005
      Attention: F. Thomas Tuttle, Esq.

   with a copy to:

      Sullivan & Cromwell
      125 Broad Street
      New York, New York 10004
      Attention: John P. Mead
;or to such other addressee or at such other address or location as may be notified by the Company to the holders of Warrant Certificates from time to time.

   SECTION 13. SUPPLEMENTS AND AMENDMENTS. The Company by entering into a supplemental agreement (a "Supplemental Agreement") signed by the Company may amend the terms of this Warrant Certificate; provided that any amendment which would adversely affect the interests of the holders of Warrants must be approved by holders of a majority of the then outstanding Warrants. A copy of any Supplemental Agreement shall be mailed by the Company to each Warrant holder within 30 days of its effective date. The consent of each Warrant holder affected shall be required for any amendment pursuant to which the Exercise Rate would be decreased (other than in connection with a waiver of any provisions of Section 8 or 10 hereof).

   SECTION 14. GOVERNING LAW. This Warrant Certificate and the Warrants shall be governed and construed in accordance with the laws of the State of New York.





                                     2-B-11

   IN WITNESS WHEREOF, Iridium LLC has caused this Warrant Certificate to be signed by a duly authorized officer of the Company and has caused its seal to be affixed hereunto or imprinted hereon.

Dated:                      IRIDIUM LLC



                       By:
                          ---------------------------
                            Name:
                            Title:


Attested by:                         (seal)



--------------------------
Name:  F. Thomas Tuttle
Title: General Counsel





                                     2-B-12

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise of Warrant)

   The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ Class 1 Membership Interests ("Common Shares") and hereby tenders payment for such Common Shares to the order of Iridium LLC in the amount of $_____ in accordance with the terms hereof.

   The undersigned requests that a certificate for such Common Shares be registered in the name of __________________, whose address is
_____________________________________ and that such Common Shares be delivered to _____________________________________________ whose address is
__________________________________________.

   If said number of Common Shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of _________________________, whose address is
____________________________, and that such Warrant Certificate be delivered to
__________________________, whose address is _______________________
_______________.


                                                                    (1)
                                              ----------------------
                                                     (Signature)

Date:
     -------------------------

   Signature Guaranteed by:


   ---------------------------
   Name:
   Title:                 (1)



(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and, at the option of the Company, must be guaranteed by an "eligible guarantor institution" which meets the requirements of the Company (which requirements may include membership or participation in STAMP or such other "signature guaranty program" as may be determined by the Company in addition to, or in substitution for, STAMP).





                                     2-B-13

                                                                     EXHIBIT 3-A
                                                  Amendments to Motorola Warrant


                                MOTOROLA WARRANT


Date of Issuance: July 29, 1993                             Certificate No. W-1



      For value received, Iridium LLC, a Delaware limited liability company (the "Company"), hereby grants to Motorola, Inc., a Delaware corporation ("Motorola") the right to purchase from the Company membership interests denominated as Series M Class 2 Interests ("Series M Class 2 Interests") representing 2.5% of the Class 1 Interests Deemed Outstanding at the Exercise Time (as hereinafter defined) at a price per interest of $1,000 (as adjusted from time to time in accordance herewith, the "Exercise Price"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of interests and securities purchasable pursuant to the rights granted hereunder and the purchase price for such Interests and securities are subject to adjustment pursuant to the provisions contained in this Warrant.


      This Warrant is subject to the following provisions:

                 Section 1.         Exercise of Warrant.

                 1A.      Exercise Period.  Motorola may exercise, in whole but
not in part, the purchase rights represented by this Warrant at any time and from time to time during the period commencing on the third anniversary of the Closing Date through and including July 29, 2006 (the "Exercise Period"). The Company shall give Motorola written notice of the expiration of the Exercise Period at least 60 days but not more than 90 days prior to the expiration of the Exercise Period.

                 1B.      Exercise Procedure.

                 (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                 (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by Motorola;

                 (b)      this Warrant; and


                 (c) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Series M Class 2 Interests being purchased upon such exercise (the "Aggregate Exercise Price").



                 (ii) Certificates for Series M Class 2 Interests purchased upon exercise of this Warrant shall be delivered by the Company to Motorola within five business days after the date of the Exercise Time.






                                     3-A-1

                 (iii) The Series M Class 2 Interests issuable upon the exercise of this Warrant shall be deemed to have been issued to Motorola at the Exercise Time, and Motorola shall be deemed for all purposes to have become the record holder of such Series M Class 2 Interests at the Exercise Time.



                 (iv) The issuance of certificates for Series M Class 2 Interests upon exercise of this Warrant shall be made without charge to Motorola for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Series M Class 2 Interests. Each Series M Class 2 Interest issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.



                 (v) The Company shall not close its books against the transfer of this Warrant or of any Series M Class 2 Interest issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.


                 (vi) The Company shall assist and cooperate with Motorola in making any governmental filings or obtaining any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                 (vii) Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of this Warrant may, at the election of Motorola, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.


                 (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Series M Class 2 Interests solely for the purpose of issuance upon the exercise of this Warrant, such number of Series M Class 2 Interests issuable upon the exercise of this Warrant. All Series M Class 2 Interests which are so issuable shall, when issued, be duly and validly issued and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Series M Class 2 Interests may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Series M Class 2 Interests may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).


                 1C.      Exercise Agreement.  Upon any exercise of this
Warrant, the Exercise Agreement shall be substantially in the form set forth in
Exhibit 1 hereto. Such Exercise Agreement shall be dated the actual date of execution thereof.





                                     3-A-2

                 Section 2. Adjustment of Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.


                 2A.      Subdivision or Combination of Series M Class 2
Interests. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Series M Class 2 Interests into a greater number of interests, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Series M Class 2 Interests into a smaller number of interests, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.



                 2B.      Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Series M Class 2 Interests are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series M Class 2 Interests are referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to Motorola) to insure that Motorola shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the Series M Class 2 Interests immediately theretofore acquirable and receivable upon the exercise of this Warrant, such interests, interests of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Series M Class 2 Interests immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to Motorola) with respect to Motorola's rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to Motorola) the obligation to deliver to each such holder such interests, interests of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.


                 2C.      Certain Events.  If any event occurs of the type
contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price so as to protect the rights of Motorola as the holder of this Warrant; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2.

                 2D.      Notices.

                 (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to Motorola, setting forth in reasonable detail and certifying the calculation of such adjustment.





                                     3-A-3

                 (ii) The Company shall give written notice to Motorola at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Series M Class 2 Interests or the Class 1 Interests, (B) with respect to any pro rata subscription offer to holders of Series M Class 2 Interests or Class 1 Interests or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.


                 (iii) The Company shall also give written notice to Motorola at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.


                 Section 3. Liquidating Dividends. If the Company declares or pays a dividend or distribution upon the Series M Class 2 Interests or Class 1 Interests payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend or distribution payable in Class 1 Interests (a "Liquidating Dividend"), then the Company shall pay to Motorola at the time of payment thereof the Liquidating Dividend which would have been paid to Motorola on the Series M Class 2 Interests or Class 1 Interests, as the case may be, had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Series M Class 2 Interests or Class 1 Interests, as the case may be, entitled to such dividends or distributions are to be determined.



                 Section 4. Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase interests, stock, warrants, securities or other property pro rata to the record holders of any class of Interests (the "Purchase Rights"), then Motorola shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Motorola could have acquired if Motorola had held the number of Series M Class 2 Interests acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Series M Class 2 Interests are to be determined for the grant, issue or sale of such Purchase Rights.


                 Section 5. Definitions. The following terms have meanings set forth below:


                 "Closing Date" means  July 29, 1993.



                 "Class 1 Interests" means, collectively, the membership interests in the Company denominated as Class 1 Interests, and any other class of membership interests in the Company hereafter authorized which is not limited to a fixed sum or percentage in respect to the rights of holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the






                                     3-A-4

Company. The Series A, Series B, Series C and Series M Class 2 Interests are not Class 1 Interests.



                 "Class 1 Interests Deemed Outstanding" means, at any given time, the number of Class 1 Interests actually outstanding at such time, plus the number of Class 1 Interests for which the Company has received commitments to purchase, regardless of whether there are any unfulfilled conditions precedent to such commitments, plus the number of Class 1 Interests issuable upon exercise of any rights or options to subscribe for or to purchase Class 1 Interests or any interests, stock or other securities convertible into or exchangeable for Class 1 Interests regardless of whether such rights or options are actually exercisable at such time, plus the number of Class 1 Interests issuable upon conversion or exchange of any interests or securities convertible into or exchangeable for Class 1 Interests regardless of whether such interests or securities are actually convertible or exchangeable at such time, but excluding any Class 1 Interests issuable upon exercise of this Warrant.


                 "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.


                 "Series M Class 2 Interests Interests" means the membership interests in the Company denominated as Series M Class 2 Interests.



                 Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle Motorola to any voting rights or other rights as a member in the Company. No provision hereof, in the absence of affirmative action by Motorola to purchase Series M Class 2 Interests, and no enumeration herein of the rights or privileges of Motorola shall give rise to any liability of Motorola for the Exercise Price of Series M Class 2 Interests acquirable by exercise hereof or as a member in the Company.


                 Section 7. Warrant Not Transferable. This Warrant is not transferable, in whole or in part.

                 Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Motorola shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a Motorola indemnity agreement reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                 Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the





                                     3-A-5

U.S. Mail (i) to the Company, at its principal executive offices and (ii) to Motorola, at such holder's address as it appears in the records of the Company (unless otherwise indicated by Motorola).

                 Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Motorola.

                 Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.
The construction, validity and interpretation of this Warrant shall be governed by the internal law, and not the conflicts law, of the State of Delaware.

                            *     *     *     *    *


                 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its seal and to be dated the Date of Issuance hereof.



                                           IRIDIUM LLC



                                           By:
                                              ------------------------


                                           Its:
                                              ------------------------


[SEAL]



Attest:


---------------------------





                                     3-A-6

                                                                       EXHIBIT 1

                               EXERCISE AGREEMENT


To:                                                     Dated:




                 The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-1), hereby agrees to subscribe for the purchase of all of the Series M Class 2 Interests covered by such Warrant and makes payment herewith in full therefor at the price per interest provided by such Warrant.



                                     MOTOROLA, INC.


                                     By:
                                        ------------------------------


                                     Its:
                                         -----------------------------
                                                                EXHIBIT 1





                                     3-A-7

                                                                     EXHIBIT 3-B
                                                        Form of Motorola Warrant


                                MOTOROLA WARRANT


Date of Issuance: July 29, 1993                            Certificate No. W-1


                 For value received, Iridium LLC, a Delaware limited liability company (the "Company"), hereby grants to Motorola, Inc., a Delaware corporation ("Motorola") the right to purchase from the Company membership interests denominated as Series M Class 2 Interests ("Series M Class 2 Interests") representing 2.5% of the Class 1 Interests Deemed Outstanding at the Exercise Time (as hereinafter defined) at a price per interest of $1,000 (as adjusted from time to time in accordance herewith, the "Exercise Price"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of interests and securities purchasable pursuant to the rights granted hereunder and the purchase price for such interests and securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                 This Warrant is subject to the following provisions:

                 Section 1.         Exercise of Warrant.

                 1A.      Exercise Period.  Motorola may exercise, in whole but
not in part, the purchase rights represented by this Warrant at any time and from time to time during the period commencing on the third anniversary of the Closing Date through and including July 29, 2006 (the "Exercise Period"). The Company shall give Motorola written notice of the expiration of the Exercise Period at least 60 days but not more than 90 days prior to the expiration of the Exercise Period.

                 1B.      Exercise Procedure.

                 (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                 (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by Motorola;

                 (b)      this Warrant; and

                 (c) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Series M Class 2 Interests being purchased upon such exercise (the "Aggregate Exercise Price").

                 (ii) Certificates for Series M Class 2 Interests purchased upon exercise of this Warrant shall be delivered by the Company to Motorola within five business days after the date of the Exercise Time.





                                     3-B-1

                 (iii) The Series M Class 2 Interests issuable upon the exercise of this Warrant shall be deemed to have been issued to Motorola at the Exercise Time, and Motorola shall be deemed for all purposes to have become the record holder of such Series M Class 2 Interests at the Exercise Time.

                 (iv) The issuance of certificates for Series M Class 2 Interests upon exercise of this Warrant shall be made without charge to Motorola for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Series M Class 2 Interests. Each Series M Class 2 Interest issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                 (v) The Company shall not close its books against the transfer of this Warrant or of any Series M Class 2 Interest issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                 (vi) The Company shall assist and cooperate with Motorola in making any governmental filings or obtaining any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                 (vii) Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of this Warrant may, at the election of Motorola, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                 (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Series M Class 2 Interests solely for the purpose of issuance upon the exercise of this Warrant, such number of Series M Class 2 Interests issuable upon the exercise of this Warrant. All Series M Class 2 Interests which are so issuable shall, when issued, be duly and validly issued and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Series M Class 2 Interests may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Series M Class 2 Interests may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                 1C.      Exercise Agreement.  Upon any exercise of this
Warrant, the Exercise Agreement shall be substantially in the form set forth in
Exhibit 1 hereto. Such Exercise Agreement shall be dated the actual date of execution thereof.

                 Section 2. Adjustment of Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

                 2A.      Subdivision or Combination of Series M Class 2
Interests. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more





                                     3-B-2
classes of its outstanding Series M Class 2 Interests into a greater number of interests, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Series M Class 2 Interests into a smaller number of interests, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                 2B.      Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Series M Class 2 Interests are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series M Class 2 Interests are referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to Motorola) to insure that Motorola shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the Series M Class 2 Interests immediately theretofore acquirable and receivable upon the exercise of this Warrant, such interests, interests of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Series M Class 2 Interests immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to Motorola) with respect to Motorola's rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to Motorola) the obligation to deliver to each such holder such interests, interests of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                 2C.      Certain Events.  If any event occurs of the type
contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price so as to protect the rights of Motorola as the holder of this Warrant; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2.

                 2D.      Notices.

                 (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to Motorola, setting forth in reasonable detail and certifying the calculation of such adjustment.

                 (ii) The Company shall give written notice to Motorola at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Series M Class 2 Interests or the Class 1 Interests, (B) with respect to any pro rata subscription offer to holders of Series M Class 2 Interests or Class 1 Interests or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.





                                     3-B-3

                 (iii) The Company shall also give written notice to Motorola at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

                 Section 3. Liquidating Dividends. If the Company declares or pays a dividend or distribution upon the Series M Class 2 Interests or Class 1 Interests payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend or distribution payable in Class 1 Interests (a "Liquidating Dividend"), then the Company shall pay to Motorola at the time of payment thereof the Liquidating Dividend which would have been paid to Motorola on the Series M Class 2 Interests or Class 1 Interests, as the case may be, had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Series M Class 2 Interests or Class 1 Interests, as the case may be, entitled to such dividends or distributions are to be determined.

                 Section 4. Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase interests, stock, warrants, securities or other property pro rata to the record holders of any class of Interests (the "Purchase Rights"), then Motorola shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Motorola could have acquired if Motorola had held the number of Series M Class 2 Interests acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Series M Class 2 are to be determined for the grant, issue or sale of such Purchase Rights.

                 Section 5. Definitions. The following terms have meanings set forth below:

                 "Closing Date" means July 29, 1993.

                 "Class 1 Interests" means, collectively, the membership interests in the Company denominated as Class 1 Interests, and any other class of membership interests in the Company hereafter authorized which is not limited to a fixed sum or percentage in respect to the rights of holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company. The Series M, Series A, Series B, Series C and Series M Class 2 Interests are not Clas 1 Interests.

                 "Class 1 Interests Deemed Outstanding" means, at any given time, the number of Class 1 Interests actually outstanding at such time, plus the number of Class 1 Interests for which the Company has received commitments to purchase, regardless of whether there are any unfulfilled conditions precedent to such commitments, plus the number of Class 1 Interests issuable upon exercise of any rights or options to subscribe for or to purchase Class 1 Interests or any interests, stock or other securities convertible into or exchangeable for Class 1 Interests regardless of whether such rights or options are actually exercisable at such time, plus the number of Class 1 Interests issuable upon conversion or exchange of any interests or securities convertible into or exchangeable for Class 1 Interests regardless of whether such interests or securities are actually convertible or exchangeable at such time, but excluding any Class 1 Interests issuable upon exercise of this Warrant.





                                     3-B-4

                 "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "Series M Class 2 Interests" means the membership interests in the Company denominated as Series M Class 2 Interests.

                 Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle Motorola to any voting rights or other rights as a member in the Company. No provision hereof, in the absence of affirmative action by Motorola to purchase Series M Class 2 Interests, and no enumeration herein of the rights or privileges of Motorola shall give rise to any liability of Motorola for the Exercise Price of Series M Class 2 Interests acquirable by exercise hereof or as a member in the Company.

                 Section 7. Warrant Not Transferable. This Warrant is not transferable, in whole or in part.

                 Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Motorola shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a Motorola indemnity agreement reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                 Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to Motorola, at such holder's address as it appears in the records of the Company (unless otherwise indicated by Motorola).

                 Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Motorola.

                 Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.
The construction, validity and interpretation of this Warrant shall be governed by the internal law, and not the conflicts law, of the State of Delaware.

                            *     *     *     *    *





                                     3-B-5

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its seal and to be dated the Date of Issuance hereof.

                                             IRIDIUM LLC


                                             By:
                                                ------------------------


                                             Its:
                                                 -----------------------


[SEAL]


Attest:


--------------------------





                                     3-B-6

                                                                       EXHIBIT 1

                               EXERCISE AGREEMENT


To:                                                        Dated:



                 The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-1), hereby agrees to subscribe for the purchase of all of the Series M Class 2 Interests covered by such Warrant and makes payment herewith in full therefor at the price per interest provided by such Warrant.


                                             MOTOROLA, INC.


                                             By:
                                                ------------------------


                                             Its:
                                                 -----------------------





                                     3-B-7

                               TABLE OF CONTENTS

                                                                                               Page

                                                             ARTICLE I
                                                        GENERAL PROVISIONS

Section 1.01     Formation and Name ....................................................          1
Section 1.02     Place of Business and Office:
                 Registered Agent ......................................................          2
Section 1.03     Purpose of LLC ........................................................          2
Section 1.04     Fiscal Year ...........................................................          2
Section 1.05     Directors:  Number, Appointment, ......................................
                 Removal, Qualifications, Etc. .........................................          2
Section 1.06     Members  ..............................................................          3
Section 1.07     Liability of Members and Directors  ...................................          7
Section 1.08     Certain Duties and Liabilities of
                 Members and Directors .................................................          8
Section 1.09     Reliance by Third Parties .............................................          9
Section 1.10     Organizational Expenses ...............................................          9
Section 1.11     Seal of LLC ...........................................................          9
Section 1.12     Ratification and Authorization
                 of Certain Actions ....................................................          9

                                                     ARTICLE II

                                          MANAGEMENT AND OPERATIONS OF LLC

Section 2.01     Power and Authority of Members ........................................          9
Section 2.02     Power and Authority of Directors.......................................          9
Section 2.03     Directors:  Meetings, Committees, and Delegation.......................         10
Section 2.04     Compensation of the Directors .........................................         15
Section 2.05     Officers ..............................................................         15
Section 2.06     Interested Directors ..................................................         19
Section 2.07     Books and Records .....................................................         20
Section 2.08     Indemnification .......................................................         20


                                                    ARTICLE III

                                CAPITAL CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

Section 3.01     Form of Contribution ..................................................         24
Section 3.02     Contributions by the Class 1 Members  .................................         24
Section 3.03     Contributions with Respect to
                 the Class 2 Members ...................................................         25
Section 3.04     Allocation of Distributions ...........................................         25
Section 3.05     Allocation of Tax Items ...............................................         25

Section 3.06     Withholding ...........................................................         26
Section 3.07     Distributions  ........................................................         26
Section 3.08     Limitations on Distributions ..........................................         27
Section 3.09     Interests as Personal Property ........................................         28
Section 3.10     Tax Matters Partner ...................................................         28


                                                     ARTICLE IV

                                           INTERESTS AND OTHER SECURITIES

Section 4.01     Class 1 Interests and Class 2
                 Interests .............................................................         30
Section 4.02     Reserve Capital Call ..................................................         32
Section 4.03     Class 1 Interests .....................................................         33
Section 4.04     Series M Class 2 Interests ............................................         34
Section 4.05     Series A Class 2 Interests ............................................         44
Section 4.06     Series B Class 2 Interests ............................................         62
Section 4.07     Series C Class 2 Interests ............................................         63
Section 4.08     Issuance of Interests Upon the
                 Admission of Additional Members .......................................         65
Section 4.09     Fractional Interests ..................................................         65
Section 4.10     Certificates for Interests ............................................         65


                                                     ARTICLE V

                                             DISSOLUTION AND WINDING-UP

Section 5.01     Dissolution ...........................................................         66
Section 5.02     Resignation of Members ................................................         67
Section 5.03     Winding-Up  ...........................................................         67


                                                     ARTICLE VI

                                                     TRANSFERS

Section 6.01     Notice to LLC and to Other Holders ....................................         68
Section 6.02     Right to Reject Transfer; First Refusal Rights ........................         68
Section 6.03     No Transfers Above 45%  ...............................................         70
Section 6.04     Obligations of Transferees and
                 Transferors ...........................................................         70
Section 6.05     Certain Motorola Transfer Restrictions ................................         70
Section 6.06     Inapplicability of Article ............................................         71
Section 6.07     Substituted Members ...................................................         71

                                                                                                Page
                                                                                                ----

                                                            ARTICLE VII

                                                  ADMISSION OF ADDITIONAL MEMBERS

Section 7.01     Admission of Additional Members .......................................         72
Section 7.02     Preemptive Rights  ....................................................         72


                                                           ARTICLE VIII

                                          GATEWAY RIGHTS AND SPECTRUM ACCESS OBLIGATIONS

Section 8.01     Gateway Rights and Service Provider
                 Rights ................................................................         74
Section 8.02     Obligations Relating to Spectrum
                 Access  ...............................................................         76


                                                            ARTICLE IX

                                          AMENDMENT AND TERMINATION OF VARIOUS AGREEMENTS

Section 9.01     Termination of Stock Purchase
                 Agreements ............................................................         77
Section 9.02     Amendments to Outstanding Notes and Warrants ..........................         77
Section 9.03     Amendments to Gateway Authorization ...................................
                 Agreements ............................................................         77
Section 9.04     Amendments to Contracts with Motorola .................................         77
Section 9.05     Amendments to Motorola Warrant  .......................................         78


                                                             ARTICLE X

                                            MERGER AND APPRAISAL RIGHTS; SALE OF ASSETS

Section 10.01    Authority..............................................................         78
Section 10.02    Procedure for Merger or Consolidation .................................         78
Section 10.03    Approval by Class 1 Members of ........................................
                 Merger or Consolidation ...............................................         79
Section 10.04    Certificate of Merger or Consolidation ................................         80
Section 10.05    Effect of Merger or Consolidation .....................................         80
Section 10.06    Appraisal Rights ......................................................         81
Section 10.07    Sale of Substantially All Assets  .....................................         85

                                                                                              Page
                                                                                              ----

                                                            ARTICLE XI

                                                           MISCELLANEOUS

Section 11.01    Amendments to the Agreement ...........................................         85
Section 11.02    Governing Law; Severability ...........................................         87
Section 11.03    Remedies ..............................................................         88
Section 11.04    Jurisdiction and Service of Process;
                 Arbitration ...........................................................         90
Section 11.05    Power of Attorney and
                 Other Authorizations  .................................................         91
Section 11.06    Actions of Members ....................................................         91
Section 11.07    Notices ...............................................................         92
Section 11.08    Counterparts ..........................................................         92



                                                            ARTICLE XII

                                                        CERTAIN DEFINITIONS


ANNEX A          DIRECTORS .............................................................        A-1
ANNEX B          INTERESTS .............................................................        B-1
ANNEX C          PURCHASER ACKNOWLEDGEMENTS AND AGREEMENTS .............................        C-1
ANNEX D          RESERVE CAPITAL CALL COMMITMENTS ......................................        D-1
ANNEX E          GATEWAY SERVICE TERRITORY ALLOCATION
                 SCHEDULE ..............................................................        E-1


EXHIBIT 1-A      Amendments to Outstanding Notes .......................................      1-A-1
EXHIBIT 1-B      Form of Note ..........................................................      1-B-1
EXHIBIT 2-A      Amendments to Outstanding Warrants ....................................      2-A-1
EXHIBIT 2-B      Form of Warrant .......................................................      2-B-1
EXHIBIT 3-A      Amendments to Motorola Warrant ........................................      3-A-1
EXHIBIT 3-B      Form of Motorola Warrant ..............................................      3-B-1